CALCULATION OF REGISTRATION FEES

Title of each Class of Securities Offered	Aggregate Offering Price	Amount of Registration Fee(1)
5.625% Perpetual Subordinated Contingent Convertible Securities (Callable January 2020 and Every Five Years Thereafter)	$1,500,000,000	$193,200
6.375% Perpetual Subordinated Contingent Convertible Securities (Callable September 2024 and Every Five Years Thereafter)	$2,250,000,000	$289,800

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

1

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-180288

PROSPECTUS SUPPLEMENT

(To prospectus dated July 31, 2014)

HSBC HOLDINGS PLC

$1,500,000,000 5.625% Perpetual Subordinated Contingent Convertible Securities (Callable January 2020 and Every Five Years Thereafter)

$2,250,000,000 6.375% Perpetual Subordinated Contingent Convertible Securities (Callable September 2024 and Every Five Years Thereafter)

We are offering $1,500,000,000 principal amount of 5.625% Perpetual Subordinated Contingent Convertible Securities (Callable January 2020 and Every Five Years Thereafter) (such series of securities, the “2020 Securities”) and $2,250,000,000 principal amount of 6.375% Perpetual Subordinated Contingent Convertible Securities (Callable September 2024 and Every Five Years Thereafter) (such series of securities, the “2024 Securities”). The Securities (as defined below) will be issued pursuant to an indenture dated August 1, 2014, as supplemented and amended by a first supplemental indenture with respect to the 2020 Securities and a second supplemental indenture with respect to the 2024 Securities, both of which are expected to be entered into on September 17, 2014. The “Securities” means either the 2020 Securities or the 2024 Securities, as applicable.

The interest rate on the 2020 Securities per annum will be equal to (i) 5.625%, from (and including) the issue date to (but excluding) January 17, 2020 (such date and each fifth anniversary date thereafter, a “2020 Securities Reset Date”) and (ii) the sum of 3.626% and the applicable Mid-Market Swap Rate on the relevant Reset Determination Date, from (and including) each 2020 Securities Reset Date to (but excluding) the immediately following 2020 Securities Reset Date. Subject to cancellation as described further below, we will pay interest on the 2020 Securities, if any, in arrears on January 17 and July 17 of each year, beginning on January 17, 2015.

The interest rate on the 2024 Securities per annum will be equal to (i) 6.375%, from (and including) the issue date to (but excluding) September 17, 2024 (such date and each fifth anniversary date thereafter, a “2024 Securities Reset Date”) and (ii) the sum of 3.705% and the applicable Mid-Market Swap Rate on the relevant Reset Determination Date, from (and including) each 2024 Securities Reset Date to (but excluding) the immediately following 2024 Securities Reset Date. Subject to cancellation as described further below, we will pay interest on the 2024 Securities, if any, in arrears on March 17 and September 17 of each year, beginning on March 17, 2015.

The interest rate following any Reset Date (as defined below) may be less than the interest rate that applies immediately prior to such Reset Date, including the initial interest rate of 5.625% for the 2020 Securities or 6.375% for the 2024 Securities. Moreover, interest will be due and payable on an interest payment date only to the extent it is not cancelled or deemed to have been cancelled in accordance with the terms of the Securities. We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. The terms of the Securities also provide for circumstances under which we will be restricted from making an interest payment (in whole or in part) on an interest payment date, and the interest payable in respect of any such interest payment date will be deemed to have been cancelled (in whole or in part). A “Reset Date” means either a 2020 Securities Reset Date or a 2024 Securities Reset Date, as applicable.

The Securities are perpetual and have no fixed maturity or fixed redemption date. As a result, you may not receive any payments with respect to the Securities as we are not required to pay the principal amount of the Securities at any time prior to a Winding-up Event and we will have the sole and absolute discretion at all times and for any reason to cancel in whole any interest payment.

We may redeem the Securities in whole (but not in part) at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (excluding any cancelled or deemed to have been cancelled interest) on any Reset Date or upon the occurrence of certain tax and UK regulatory events as described in this prospectus supplement under “Description of the Securities—Redemption—Special Event Redemption.” Any redemption of the Securities is subject to the restrictions described in this prospectus supplement under “Description of the Securities—Redemption—Redemption Conditions.”

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following either (i) the Ordinary Reporting Date, if a Capital Adequacy Trigger Event has occurred as of a Quarterly Financial Period End Date, or (ii) the Extraordinary Calculation Date, if a Capital Adequacy Trigger Event has occurred as of such date), at which point all of our obligations under the Securities will be released irrevocably and automatically in consideration of our issuance of Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, and under no circumstances will such released obligations be reinstated. On the Settlement Date, we expect the Conversion Shares Depository to deliver to the securityholders either (i) Conversion Shares (based on the Conversion Price) or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration (consisting of the pro rata share of cash proceeds from the sale of any Conversion Shares pursuant to the Conversion Shares Offer (based on the Conversion Shares Offer Price) and the pro rata share of any Conversion Shares not sold pursuant to the Conversion Shares Offer (based on the Conversion Price)). The realizable value of any Conversion Shares received by a securityholder following an Automatic Conversion may be significantly less than the initial Conversion Price of $4.35578 and/or the US dollar equivalent of the initial Conversion Shares Offer Price of £2.70, and the securityholders could lose all or part of their investment in the Securities as a result of the Automatic Conversion.

By its acquisition of the Securities, among other things, each securityholder (including each beneficial owner) will (i) acknowledge and agree that interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), (ii) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares

Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer and (iii) agree that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described in this prospectus supplement, no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released.

By its acquisition of the Securities, each securityholder (including each beneficial owner) also will acknowledge, agree to be bound by and consent to the exercise of any UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into our or another person’s shares or other securities or other obligations, including by means of an amendment or modification to the terms of the Indenture or of the Securities to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each securityholder also will acknowledge and agree that the rights of such securityholder are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

For these purposes, a “UK bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions, banks, banking companies, investment firms and their parent undertakings incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the HSBC Group, including but not limited to the UK Banking Act 2009, as the same may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 or otherwise), and any laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions, banks, banking companies, investment firms and their parent undertakings, pursuant to which obligations of a credit institution, bank, banking company, investment firm, its parent undertaking or any of its affiliates can be cancelled, written down and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power).

By its acquisition of the Securities, each securityholder (including each beneficial owner), to the extent permitted by the Trust Indenture Act of 1939, as amended, will waive any and all claims, in law and/or in equity, against The Bank of New York Mellon, London Branch, as trustee, for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities.

Application has been made to The Irish Stock Exchange plc (the “Irish Stock Exchange”) for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. Admission to the Official List and trading on the Global Exchange Market is expected to begin within 30 days of the initial delivery of the Securities.

Investing in the Securities involves certain risks. See “Risk Factors” beginning on Page S-19.

Unless otherwise defined, terms that are defined in “Description of the Securities” beginning on page S-43 have the same meaning when used on this cover page.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

	Per 2020 Security	Total	Per 2024 Security	Total
Public Offering Price(1)	100.0%	$1,500,000,000	100.0%	$2,250,000,000
Underwriting Discount	1.0%	$15,000,000	1.0%	$22,500,000
Proceeds to us (before expenses)	99.0%	$1,485,000,000	99.0%	$2,227,500,000

(1)	Plus accrued interest, if any, from September 17, 2014.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of these Securities after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

The underwriters expect to deliver the Securities to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. on or about September 17, 2014.

Sole Structuring Adviser and Book-Running Manager

HSBC

The date of this prospectus supplement is September 10, 2014.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate on other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In connection with the issue of the Securities, HSBC Securities (USA) Inc. or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on HSBC Securities (USA) Inc. or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

The Securities may not be a suitable investment for all investors and you must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Securities in light of your own circumstances. In particular, each potential investor should:

•	have sufficient knowledge and experience to make a meaningful evaluation of the Securities, the merits and risks of investing in the Securities and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus;

•	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Securities and the impact such investment will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Securities, including where the currency for principal or interest payments (US dollars) is different from the currency in which such potential investor’s financial activities are principally denominated;

•	understand thoroughly the terms of the Securities, such as the provisions regarding the cancellation of interest, Automatic Conversion upon a Capital Adequacy Trigger Event and the UK bail-in power, and be familiar with the behavior of any relevant indices and financial markets and the potential impact on the Securities of the cancellation of interest, Automatic Conversion upon a Capital Adequacy Trigger Event and/or the exercise of the UK bail-in power; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

You should not invest in the Securities unless you have the knowledge and expertise (either alone or with a financial adviser) to evaluate how the Securities will perform under changing conditions, the resulting effects on the value of the Securities due to the likelihood of our cancelling interest, the occurrence of a Capital Adequacy Trigger Event and corresponding Automatic Conversion or an exercise of the UK bail-in power and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement has been prepared on the basis that any offer of Securities in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State from the requirement to produce a prospectus for offers of Securities. Accordingly any person making or intending to make an offer in that Relevant Member State of Securities which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those Securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of Securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The Securities are not intended to be sold and should not be sold to “retail clients” (as defined in the Markets in Financial Instruments Directive 2004/39/EC and/or in the United Kingdom Financial Conduct Authority’s Conduct of Business Sourcebook (“COBS”), in each case, as amended from time to time) other than, where the limited exemptions permitted by COBS 4.14.2 apply. By making or accepting an offer to purchase any Securities from us or any underwriter, each prospective investor represents, warrants and undertakes to us and each of the relevant underwriters that (a) it is not a retail client (as described above) other than a retail client falling within the exceptions in section 4.14.2 of COBS; and (b) it will not sell or offer the Securities to retail clients (as described above) or do anything (including the distribution of this prospectus supplement or the accompanying prospectus) that would or might (i) result in the buying of the Securities or the holding of a beneficial interest in the Securities by a retail client, in each case other than as permitted by COBS; or (ii) result in a breach by us, the underwriters or any other person of COBS. References to COBS in this paragraph will be deemed to include the amendments to COBS as contemplated by the Temporary Marketing Restriction (Contingent Convertible Securities) Instrument 2014 as if such instrument, which will come into force on October 1, 2014 was currently in force.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

As used in this prospectus supplement and the accompanying prospectus, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “HSBC” mean HSBC Holdings together with its subsidiary undertakings.

As used in this prospectus supplement, (i) the “Securities” means either the 2020 Securities or the 2024 Securities, as applicable, and (ii) a “Reset Date” means either a 2020 Securities Reset Date or a 2024 Securities Reset Date, as applicable.

Presentation of Financial Information

The consolidated financial statements of HSBC Group have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. At December 31, 2013, there were no unendorsed standards effective for the year ended December 31, 2013 affecting our consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2013 were prepared in accordance with IFRSs as issued by the IASB. At June 30, 2014, there were no unendorsed standards effective for the six-month period ended June 30, 2014 affecting our interim consolidated financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs as issued by the IASB in terms of their application to HSBC.

We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

With the exception of the capital ratios presented under “HSBC Holdings plc,” the financial information presented in this document has been prepared in accordance with IFRSs as issued by the IASB and as endorsed by the EU. See “Where You Can Find More Information About Us.”

Currency

In this prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the Member States of the EU that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling” “pounds sterling” or “£” are to the lawful currency of the United Kingdom, (iv) “BRL” are to the lawful currency of the Federative Republic of Brazil and (v) “CAD” are to the lawful currency of Canada.

LIMITATIONS ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus supplement and the accompanying prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on February 28, 2014 and our Interim Report for the six-month period ended June 30, 2014 furnished under cover of Form 6-K to the SEC on August 7, 2014.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC an amendment to the registration statement (the “Registration Statement”) on Form F-3 (No. 333-180288) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to us or the Securities, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, we file with the SEC annual reports and special reports, proxy statements and other information. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus our Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on February 28, 2014 and our Interim Report for the six-month period ended June 30, 2014 furnished under cover of Form 6-K to the SEC on August 7, 2014.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K furnished by us after the date of this prospectus supplement will also be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square London E14 5HQ England

Tel: +44-20-7991-8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York, 10018

Attn: Company Secretary

Tel: +1-212-525-5000

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined in “Description of the Securities” included in this prospectus supplement beginning on page S-43 have the same meaning when used in this summary.

Issuer	HSBC Holdings plc.

Securities Offered	5.625% Perpetual Subordinated Contingent Convertible Securities (Callable January 2020 and Every Five Years Thereafter) in an aggregate principal amount of $1,500,000,000 (such series of securities, the “2020 Securities”).

6.375% Perpetual Subordinated Contingent Convertible Securities (Callable September 2024 and Every Five Years Thereafter) in an aggregate principal amount of $2,250,000,000 (such series of securities, the “2024 Securities”).

Issue Date	September 17, 2014.

Interest	Interest on the 2020 Securities will be a rate per annum equal to (i) 5.625%, from (and including) the issue date to (but excluding) January 17, 2020 and (ii) the sum of 3.626% and the applicable Mid-Market Swap Rate on the relevant Reset Determination Date, from (and including) each 2020 Securities Reset Date to (but excluding) the immediately following 2020 Securities Reset Date.

Interest on the 2024 Securities will be a rate per annum equal to (i) 6.375%, from (and including) the issue date to (but excluding) September 17, 2024 and (ii) the sum of 3.705% and the applicable Mid-Market Swap Rate on the relevant Reset Determination Date, from (and including) each 2024 Securities Reset Date to (but excluding) the immediately following 2024 Securities Reset Date.

Reset Date	With respect to the 2020 Securities, January 17, 2020 and each fifth anniversary date thereafter (each such date, a “2020 Securities Reset Date”).

With respect to the 2024 Securities, September 17, 2024 and each fifth anniversary date thereafter (each such date, a “2024 Securities Reset Date”).

Each period from (and including) a Reset Date to (but excluding) the following Reset Date shall be a “Reset Period.”

Reset Determination Date	The second business day immediately preceding a Reset Date (each, a “Reset Determination Date”).

Mid-Market Swap Rate	Means the rate for US dollar swaps with a five-year term commencing on the relevant Reset Date which appears on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) (the “relevant screen page”) as at approximately 11:00 a.m. (New York time) on the relevant Reset Determination Date, all as determined by the calculation agent (the “Mid-Market Swap Rate”).

If no such rate appears on the relevant screen page for such five-year term, then the Mid-Market Swap Rate will be determined through the use of straight-line interpolation by reference to two rates, one of which will be determined in accordance with the above provisions, but as if the relevant Reset Period were the period of time for which rates are available next shorter than the length of the actual Reset Period and the other of which will be determined in accordance with the above provisions, but as if the relevant Reset Period were the period of time for which rates are available next longer than the length of the actual Reset Period.

If on any Reset Determination Date the relevant screen page is not available or the Mid-Market Swap Rate does not appear on the relevant screen page, the calculation agent will request the principal office in New York of four major banks in the swap, money, securities or other market most closely connected with the relevant Mid-Market Swap Rate (as selected by us on the advice of an investment bank of international repute) (the “Reference Banks”) to provide it with its Mid-Market Swap Rate Quotation as at approximately 11:00 a.m. (New York time) on the relevant Reset Determination Date. If two or more of the Reference Banks provide the calculation agent with Mid-Market Swap Rate Quotations, the interest rate for the relevant Reset Period will be the sum of 3.626%, with respect to the 2020 Securities, or 3.705%, with respect to the 2024 Securities, and the arithmetic mean (rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards)) of the relevant Mid-Market Swap Rate Quotations, as determined by the calculation agent. If only one or none of the Reference Banks provides the calculation agent with a Mid-Market Swap Rate Quotation, the interest will be determined to be the rate of interest as at the last preceding Reset Date or, in the case of the initial Reset Determination Date, 5.625%, with respect to the 2020 Securities, or 6.375%, with respect to the 2024 Securities.

Interest Payment Dates	Interest on the 2020 Securities, if any, will be payable in arrears on January 17 and July 17 of each year, beginning on January 17, 2015.

Interest on the 2024 Securities, if any, will be payable in arrears on March 17 and September 17 of each year, beginning on March 17, 2015.

Discretionary Interest Payments	We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date.

Restriction on Interest Payments	Except to the extent permitted in the following paragraph in respect of partial interest payments, we will not make an interest payment on any interest payment date (and such interest payment will therefore be deemed to have been cancelled and thus will not be due and payable on such interest payment date) if:

(a)	we have an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by us since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by us (and not cancelled or deemed to have been cancelled) on such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition is not satisfied in respect of such interest payment.

We may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph. For the avoidance of doubt, the portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled and thus will not be due and payable on such interest payment date.

“Distributable Items” means the amount of our profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Securities and any Parity Securities and Junior Securities less any losses brought forward, profits which are non-distributable pursuant to the Companies Act 2006 (UK) (the “Companies Act”) or other provisions of English law from time to time applicable to us or our Memorandum and Articles of Association (our “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law from time to time applicable to us or our Articles of Association, those losses and reserves being determined on the basis of our individual accounts and not on the basis of our consolidated accounts.

“Junior Securities” means, in respect of the Securities, (i) any of our ordinary shares or our other securities that rank, or are expressed to rank, junior to the Securities in our winding-up or administration as described under “Description of the Securities—Subordination” and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by us that ranks, or is expressed to rank, junior to the Securities in our winding-up or administration as described under “Description of the Securities—Subordination” and/or (iii) any

of our capital instruments that qualify as common equity Tier 1 instruments under the Capital Instruments Regulations.

“Parity Securities” means, (i) the most senior ranking class or classes of preference shares in our capital from time to time and any other of our securities ranking, or expressed to rank, pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “Description of the Securities—Subordination,” and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by us which ranks or is expressed to rank pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “Description of the Securities—Subordination.”

“Solvency Condition” means the condition that, other than in the event of our winding-up or administration, as described in “Description of the Securities—Subordination,” or with respect to the payment of the cash proceeds from any Conversion Shares Offer Consideration, as described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer,” payments in respect of, or arising from, the Securities will be conditional (x) upon our being solvent at the time of payment by us, and (y) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that we could make such payment and still be solvent immediately thereafter. For purposes of determining whether the Solvency Condition is met, we will be considered to be solvent at a particular point in time if (x) we are able to pay our debts owed to Senior Creditors as they fall due and (y) the Balance Sheet Condition has been met.

Notice of Interest Cancellation	If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the securityholders through the Depository Trust Company (“DTC”) (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) and to the trustee and the paying agent directly on or prior to the relevant interest payment date. If practicable, we will endeavor to do so at least five business days prior to the relevant interest payment date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the securityholders any rights as a result of such failure.

Agreement to Interest Cancellation	By its acquisition of the Securities, each securityholder (including each beneficial owner) will acknowledge and agree that:

(a)

interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), including as a result of our having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture (as defined below) and the Securities will not constitute a default in payment or otherwise under the terms of the Indenture or the Securities.

Optional Redemption	The Securities will not be redeemable at the option of the securityholders at any time.

The 2020 Securities and the 2024 Securities may be redeemed in whole (but not in part) at our option in our sole discretion on any 2020 Securities Reset Date or 2024 Securities Reset Date, respectively, at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). Any redemption of the Securities is subject to the restrictions described under “Description of the Securities— Redemption—Redemption Conditions.”

Special Event Redemption	The Securities may be redeemed in whole (but not in part) at our option upon the occurrence of a Tax Event or a Regulatory Event. See “Description of the Securities—Redemption—Special Event Redemption.” In each case, the redemption price will be equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “Description of the Securities—Interest—Interest Cancellation”). Any redemption of the Securities is subject to the restrictions described under “Description of the Securities—Redemption—Redemption Conditions.”

Notice of Redemption	Any redemption of the Securities will be subject to our giving prior notice to the securityholders as described under “Description of the Securities—Redemption—Notice of Redemption.”

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if either (x) the Solvency Condition is not satisfied in respect of the relevant redemption amount on the applicable redemption date, (y) a Capital Adequacy Trigger Event occurs prior to the applicable redemption date (in which case, an Automatic Conversion will occur as described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event”) or (z) the relevant UK resolution authority exercises its UK bail-in power prior to the applicable redemption date.

Capital Adequacy Trigger Event	A “Capital Adequacy Trigger Event” will occur if the end-point CET1 Ratio as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.0% on such date.

“end-point CET1 Ratio” means, as at any date, the ratio of CET1 Capital to the Risk Weighted Assets, in each case as of such date, expressed as a percentage.

“CET1 Capital” means, as of any date, the sum, expressed in US dollars, of all amounts that constitute common equity Tier 1 capital of the HSBC Group as of such date, less any deductions from common equity Tier 1 capital required to be made as of such date, in each case as calculated by us on a consolidated basis and without applying the transitional provisions set out in Part Ten of the CRR in accordance with the Relevant Rules applicable to us as at such date (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “common equity Tier 1 capital” will have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Relevant Rules then applicable to the HSBC Group or by the Relevant Regulator.

“Risk Weighted Assets” means, as of any date, the aggregate amount, expressed in US dollars, of the risk weighted assets of the HSBC Group as of such date, as calculated by us on a consolidated basis and without applying the transitional provisions set out in Part Ten of the CRR in accordance with the Relevant Rules applicable to us as at such date (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by us in accordance with the Relevant Rules.

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Extraordinary Calculation Date” means any business day (other than a Quarterly Financial Period End Date) on which the end-point CET1 Ratio is calculated upon the instruction of the Relevant Regulator or at our discretion.

Automatic Conversion upon a Capital Adequacy Trigger Event

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following either (i) the Ordinary Reporting Date, if a Capital Adequacy Trigger Event has occurred as of a Quarterly Financial Period End Date, or (ii) the Extraordinary Calculation Date, if a Capital Adequacy Trigger Event has occurred as of such date), as described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—

Automatic Conversion Procedure,” at which point all of our obligations under the Securities will be irrevocably and automatically released in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the date on which the Automatic Conversion will take place, or has taken place, as applicable (such date, the “Conversion Date”), and under no circumstances will such released obligations be reinstated.

After a Capital Adequacy Trigger Event, subject to the conditions described under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure,” we expect the Conversion Shares Depository to deliver to the securityholders on the Settlement Date either (i) Conversion Shares or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration.

The Securities will not be convertible into Conversion Shares at the option of the securityholders at any time.

“Conversion Shares” means our ordinary shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion, which ordinary shares will be in such number as is determined by dividing the aggregate principal amount of the Securities outstanding immediately prior to the Conversion Date by the Conversion Price rounded down, if necessary, to the nearest whole number of ordinary shares. The “Conversion Price” is fixed initially at $4.35578 and is subject to certain anti-dilution adjustments as described under “Description of the Securities—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price.” On the issue date, the Conversion Shares Offer Price and the Conversion Price will be equal (based on an exchange rate of £1.00 = $1.61325).

“Conversion Shares Offer” means, our election, at our sole and absolute discretion, that the Conversion Shares Depository make an offer of all or some of the Conversion Shares issued in connection with the 2020 Securities or the 2024 Securities, as applicable, to all or some of our ordinary shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price, subject to the conditions described further under “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure.”

“Conversion Shares Offer Price” is fixed initially at £2.70 and is subject to certain anti-dilution adjustments as described under “Description of the Securities—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price.” On the issue date, the Conversion Shares Offer Price and the Conversion Price will be equal (based on an exchange rate of £1.00 = $1.61325).

“Conversion Shares Offer Consideration” means in respect of each Security (i) if all the Conversion Shares are sold in the Conversion

Shares Offer, the pro rata share of the cash proceeds from such sale attributable to such Security converted from sterling (or any such other currency in which our ordinary shares are denominated) into US dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata cash component and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares, and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer.

Agreement with respect to a Capital Adequacy Trigger Event

By its acquisition of the Securities, each securityholder (including each beneficial owner) will (i) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agree that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “Description of the Securities—Subordination,” no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released, (iii) acknowledge that events in, and related to, clause (i) may occur without any further action on the part of such securityholder, the trustee or the paying agent, (iv) authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such securityholder, the trustee or the paying agent and (v) waive, to the extent permitted by the Trust Indenture Act of 1939, as amended, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Agreement with respect to a Conversion Shares Offer	If we elect, in our sole and absolute discretion, that a Conversion Shares Offer be conducted, by its acquisition of the Securities, each securityholder (including each beneficial owner) will: (i) consent to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, notwithstanding that such Conversion Shares are held by the Conversion Shares Depository on behalf of the securityholders and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agree that (x) we, the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) neither we, the trustee, the paying agent, the Conversion Shares Depository nor the Conversion Shares Offer Agent, if any, will, to the extent permitted by applicable law, incur any liability to the securityholders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the securityholders’ entitlement to any Conversion Shares Offer Consideration).

Agreement with respect to the Exercise of UK Bail-in Power	By its acquisition of the Securities, each securityholder (including each beneficial owner) will acknowledge, agree to be bound by and consent to the exercise of any UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into our or another person’s shares or other securities or other obligations, including by means of an amendment or modification to the terms of the Indenture or of the Securities to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each securityholder also will acknowledge and agree that the rights of such securityholder are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

For these purposes, a “UK bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions, banks, banking companies, investment firms and their parent undertakings incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the HSBC Group, including but not limited to the UK Banking Act 2009, as the same may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 or otherwise), and any laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of an EU directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions, banks, banking companies, investment firms and their parent undertakings, pursuant to which obligations of a credit institution, bank, banking company, investment firm, its parent undertaking or any of its affiliates can be cancelled, written down and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power).

Repayment of Principal and Payment of Interest after Exercise of UK Bail-in Power	No repayment of the principal amount of the Securities or payment of interest on the Securities will become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the EU applicable to HSBC.

Payment of Additional Amounts	We will pay additional amounts in respect of the Securities described under “Description of the Securities—Additional Amounts.”

Subordination	The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The Securities will be subordinated to the claims of Senior Creditors.

“Senior Creditors” means our creditors (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated to the claims of our unsubordinated creditors but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of our other creditors, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the securityholders in a winding-up occurring prior to a Capital Adequacy Trigger Event. For the avoidance of doubt, holders of any of our existing or future Tier 2 capital instruments will be Senior Creditors. For the avoidance of doubt, as of the issue date, the 2020 Securities and the 2024 Securities will rank pari passu with one another (and therefore the

2020 Securities and the 2024 Securities will constitute Parity Securities with respect to the other series).

Form of Securities	The Securities will be issued in the form of one or more global securities registered in the name of the nominee for, and deposited with, DTC.

Trading through DTC, Clearstream, Luxembourg and Euroclear	Initial settlement for the Securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme, in Luxembourg (“Clearstream, Luxembourg”) customers and/or Euroclear Bank S.A./N.V. (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Listing	Application has been made to The Irish Stock Exchange plc (the “Irish Stock Exchange”) for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange.

Sinking Fund	There will be no sinking fund for the Securities.

Trustee	We will issue the Securities under an indenture dated August 1, 2014, as supplemented and amended by a first supplemental indenture with respect to the 2020 Securities, and a second supplemental indenture, with respect to the 2024 Securities, both of which are expected to be entered into on September 17, 2014, in each case with The Bank of New York Mellon, London Branch, as trustee (the indenture, together with the first supplemental indenture or the second supplemental indenture, as applicable, the “Indenture”).

Paying Agent	HSBC Bank USA, National Association, or its successor appointed by us pursuant to the Indenture.

Calculation Agent	HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on September 17, 2014.

Use of Proceeds	We will use the net proceeds from the sale of the Securities for general corporate purposes and to further strengthen our capital base pursuant to requirements under CRD IV.

Conflicts of Interest	HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings, and, as such, the offering is being conducted in compliance with the FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority (“FINRA”).

Minimum Denominations	The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Business Day	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in New York City, New York.

Governing Law and Jurisdiction	The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that (i) the subordination provisions of the Indenture and of the Securities (see “Description of the Securities—Subordination”) and (ii) the consent to the exercise of any UK bail-in power (see “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power”) (but, for the avoidance of doubt, no other provisions of the Securities or the Indenture, including the rights, duties, immunities and indemnities of the trustee thereunder) will be governed by, and construed in accordance with, the laws of England and Wales. Any legal proceedings arising out of, or based upon, the Indenture or the Securities may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

RISK FACTORS

An investment in the Securities involves significant risk. Accordingly, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus before you decide to invest in the Securities. Terms which are defined in “Description of the Securities” included in this prospectus supplement beginning on page S-43 have the same meaning when used in this section.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in our Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on February 28, 2014, including the section entitled “Risk Factors” on pages 134a-134n, and our Interim Report for the six-month period ended June 30, 2014 furnished under cover of Form 6-K to the SEC on August 7, 2014, each of which is incorporated by reference in this prospectus supplement, the section entitled “Risk Factors” on page 5 of the accompanying prospectus and/or similar disclosure in subsequent filings incorporated by reference in this prospectus supplement.

Risks Relating to the Securities

The Securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the Securities prior to a Winding-up Event.

The Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Moreover, you do not have the right to cause the Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Securities prior to a Winding-up Event (as described under “Description of the Securities—Default and Remedies”). Accordingly, we are under no obligation to repay or redeem (in whole or in part) the principal amount of the Securities at any time prior to such Winding-up Event and, as a result, you may not receive any payments of principal on the Securities.

Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time.

Interest will be due and payable only on an interest payment date to the extent it is not cancelled or deemed to have been cancelled in accordance with the terms of the Securities. Although we may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, we may do so only to the extent that such partial interest payment may be made without breaching the restriction described below. Moreover, any portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled.

We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If we do not make an interest payment in respect of the Securities on the relevant interest payment date (or if we elect to make a payment of a portion, but not all, of such interest payment), such non-payment will evidence the exercise of our discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) will not be due and payable. Moreover, notwithstanding such cancellation or that the Securities rank senior to our ordinary shares, we may use funds that could have been applied to make such cancelled interest payments to pay dividends on our ordinary or preference shares or to meet our other obligations as they become due, including on any Parity Securities (such as any other series of contingent convertible securities we may issue under the Indenture). It is the current intention of our board of directors to take into account the relative ranking in our capital structure of our ordinary shares and outstanding additional Tier 1 securities whenever exercising its discretion to declare dividends on the former or to cancel interest on the latter. However, our board of directors may depart from this policy at any time in its sole discretion.

In addition, we will not make an interest payment on any interest payment date, and such interest payment will therefore be deemed to have been cancelled (and thus will not be due and payable on such interest payment date), if:

•	we have an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by us since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by us (and not cancelled or deemed to have been cancelled) on such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

•	the Solvency Condition (as described under “Description of the Securities—Subordination”) is not satisfied in respect of such interest payment.

Interest will not be due and will not accumulate or be payable at any time after cancellation or deemed cancellation, and you will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. Furthermore, no cancellation or deemed cancellation of interest in accordance with the terms of the Indenture will constitute a default in payment or otherwise under the terms of the Securities. Although we will endeavor to provide notice of cancellation or deemed cancellation at least five business days prior to the relevant interest payment date, we will only do so if practicable and failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest.

CRD IV both introduces capital requirements that will restrict us from making interest payments on the Securities in certain circumstances and provides the PRA with the power to restrict us from making such interest payments, in which case we will cancel such interest payments, and you may not be able to anticipate whether we will cancel such interest payments.

CRD IV introduces capital buffer requirements that are in addition to the Pillar 1 requirements and Pillar 2A guidance and are required to be met with common equity Tier 1 capital. The five new capital buffers include: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical buffer, (iii) the global systemically important institutions buffer, (iv) the buffer for other systemically important institutions and (v) the systemic risk buffer. Some or all of these buffers may be applicable to the HSBC Group as determined by the Prudential Regulation Authority (the “PRA”). See pages 187 to 189 in our Interim Report on Form 6-K for the six-month period ended June 30, 2014, which is incorporated by reference in this prospectus supplement.

Under Article 141 of the CRD, EU Member States must require that institutions that fail to meet the combined buffer requirement (broadly, the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution), the systemic risk buffer, the global systemically important institutions buffer and the other systemically important institution buffer, in each case as applicable to the institution) will be subject to restricted “discretionary payments” (which are defined broadly by CRD IV as payments or distributions relating to common equity Tier 1, variable remuneration and payments on Additional Tier 1 instruments (such as the Securities)). Since these requirements apply to institutions on a consolidated basis, the PRA can indirectly impose these restrictions on us.

The restrictions for failing to meet the combined buffer requirement will be scaled according to the extent of the breach of the combined buffer requirement and calculated as a percentage of the profits of the institution since the last distribution of profits or discretionary payment. Such calculation will result in a maximum distributable amount in each relevant period. As an example, the scaling is such that in the bottom quartile of the combined buffer requirement, no discretionary payments will be permitted to be paid. As a consequence, in the event of breach of the combined buffer requirement it may be necessary to reduce discretionary payments in whole or in part, including potentially exercising our discretion to cancel (in whole or in part) interest payments in respect of the Securities.

In addition, the PRA has the power under section 55M of the Financial Services and Markets Act 2000 (the “FSMA”) (implementing Article 104 of CRD IV) to impose requirements on us, the effect of which will be to restrict or prohibit payments of interest by us to you, which is most likely to materialize if at any time we are failing, or are expected to fail, to meet our capital requirements. If the PRA exercises its discretion, we will exercise our discretion to cancel (in whole or in part, as required by the PRA) interest payments in respect of the Securities.

Moreover, the HSBC Group’s capital requirements, including Pillar 2A guidance, by their nature, are calculated by reference to a number of factors, any one or combination of which may not be easily observable or capable of calculation by you. As a result, you may not be able to anticipate whether we will need to reduce discretionary payments, including by cancelling interest payments (in whole or in part) in respect of the Securities, which may affect the value of your investment in the Securities.

As a holding company, the level of our Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict our ability to make interest payments on the Securities.

As a holding company, the level of our Distributable Items is affected by a number of factors, principally our ability to receive funds, directly or indirectly, from our operating subsidiaries in a manner that creates Distributable Items for us. Consequently, our future Distributable Items, and therefore our ability to make interest payments (see “—Risks Relating to the Securities—Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time”), are a function of our existing Distributable Items, our future operating profits, our distributions and our ability to distribute or dividend profits from our operating subsidiaries up the HSBC Group structure to us. In addition, our Distributable Items may also be adversely affected by the servicing of more senior instruments.

The ability of our subsidiaries to pay dividends and our ability to receive distributions from our investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws. These factors could limit the payment of dividends and distributions to us by our subsidiaries, and to the extent that we are dependent on the receipt of such dividends and distributions, as opposed to other sources of income, such as interest and other payments from our subsidiaries, this could in time restrict our ability to fund other operations or to maintain or increase our Distributable Items.

The level of our Distributable Items may be further affected by changes to regulation or the requirements and expectations of applicable regulatory authorities. In particular, local capital or ring fencing requirements outside the United Kingdom could adversely affect our Distributable Items in the future, such as, for example, the implementation of section 165 of the Dodd-Frank Act and potential requirements for capitalizing intermediate holding companies in the United States.

Further, our Distributable Items may be adversely affected by the performance of the HSBC Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the HSBC Group operates and other factors outside of our control. See “—Risks Relating to HSBC’s Business.”

The Securities may trade with accrued interest even though interest may not be paid on the relevant interest payment date.

The Securities may trade, and/or the prices for the Securities may appear, on the Global Exchange Market of the Irish Stock Exchange and in other trading systems with accrued interest. However, if a payment of interest on any interest payment date is cancelled or deemed to have been cancelled (in each case, in whole or in part) and thus is not due and payable (see “—Risks Relating to the Securities—Interest on the Securities will be due and payable on an interest payment date only if it is not cancelled or deemed to have been cancelled, and we may cancel interest (in whole or in part), in our absolute and sole discretion, at any time”), you will not be entitled to that interest payment (in whole or in part, as applicable) on the relevant interest payment date. This may affect your ability to sell your Securities in the secondary market and, as a result, the value of your investment in the Securities.

The interest rate on the Securities will reset on each Reset Date.

The interest rate on the 2020 Securities will initially be 5.625% per annum from (and including) the issue date to (but excluding) January 17, 2020, the initial 2020 Securities Reset Date, and the interest rate on the 2024 Securities will initially be 6.375% per annum from (and including) the issue date to (but excluding) September 17, 2024, the initial 2024 Securities Reset Date. However, in each case, the interest rate will be reset every five years on each 2020 Securities Reset Date or 2024 Securities Reset Date, as applicable, such that the applicable per annum interest rate will be equal to the sum of 3.626%, with respect to the 2020 Securities, or 3.705%, with respect to the 2024 Securities, and the applicable Mid-Market Swap Rate on the relevant Reset Determination Date. As a result, the interest rate following any 2020 Securities Reset Date or 2024 Securities Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such 2020 Securities Reset Date or 2024 Securities Reset Date, respectively, which would affect the amount of any interest payments under the 2020 Securities and 2024 Securities, as applicable, and, by extension, could affect their market value.

We may redeem the Securities for certain tax or regulatory reasons or on any Reset Date.

We may redeem the Securities in whole (but not in part) upon the occurrence of a Tax Event or a Regulatory Event, as more particularly described under “Description of the Securities—Redemption—Special Event Redemption.” Certain of such events may occur at any time after the issue date and it is therefore possible that we would be able to redeem the Securities at any time after the issue date. A Tax Event will include, among other things, a change in law (or in its application or official interpretation) after the issue date whereby the Securities would no longer be treated as loan relationships for UK tax purposes or the Securities (or any part thereof) would become treated as a derivative or an embedded derivative for UK tax purposes.

Moreover, we may redeem the 2020 Securities and the 2024 Securities in whole (but not in part) on any 2020 Securities Reset Date or 2024 Securities Reset Date, respectively, as more particularly described under “Description of the Securities—Redemption—Optional Redemption.”

Our optional redemption on any 2020 Securities Reset Date or 2024 Securities Reset Date may limit the market value of the Securities to the redemption price during the period shortly before the 2020 Securities Reset Date or 2024 Securities Reset Date, as applicable. Moreover, if we redeem the 2020 Securities or 2024 Securities, as applicable, in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the Securities may be subject to conditions imposed by the Relevant Regulator, regardless of whether such redemption would be favorable to you.

The Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities due to the deterioration in the realizable value of any Conversion Shares.

A Capital Adequacy Trigger Event will occur if the end-point CET1 Ratio, as of certain specified dates, falls below 7.0%. See “—Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable.”

Upon the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion will occur on the Conversion Date. Following an Automatic Conversion, you will receive only (i) the Conversion Shares (based on the Conversion Price) or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration, which will comprise Conversion Shares (based on the Conversion Price) and/or cash (based on the Conversion Shares Offer Price) depending on the results of the Conversion Shares Offer. See “Description of the Securities—Automatic Conversion Upon Capital Adequacy Trigger Event” and “—Risks Relating to the Securities—You may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.” The Automatic Conversion will be irrevocable and, following the occurrence of an Automatic Conversion, you will not be entitled to any compensation in the event of any improvement in the end-point CET1 Ratio after the Conversion Date.

“Conversion Shares” are our ordinary shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion. Because a Capital Adequacy Trigger Event will only occur at a time when the end-point CET1 Ratio has deteriorated significantly, a Capital Adequacy Trigger Event may be accompanied by a deterioration in the market price of our ordinary shares, which may be expected to continue after the occurrence of a Capital Adequacy Trigger Event. In addition, there may be a delay in your receiving your Conversion Shares following a Capital Adequacy Trigger Event (in particular if we elect that a Conversion Shares Offer be conducted), during which time the market price of our ordinary shares may further decline. Therefore, the realizable value of any Conversion Shares received may be significantly less than (x) the sterling (or any other currency in which our ordinary shares may trade) equivalent of the Conversion Price and/or (y) the Conversion Shares Offer Price. As a result, you may lose all or part of the value of your investment in the Securities following an Automatic Conversion. See also “—Risks Relating to the Securities—You will bear the risk of depreciation of sterling against the US dollar.”

You will have limited rights after a Capital Adequacy Trigger Event and the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with terms of the Securities) will constitute an irrevocable and automatic release of all of our obligations in respect of the Securities.

Following an Automatic Conversion, we will be obligated to issue the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), which will hold the Conversion Shares on your behalf. If we do not deliver the Conversion Shares to the Conversion Shares Depositary following a Capital Adequacy Trigger Event, the only claims you will have against us will be for specific performance to have such Conversion Shares issued and delivered. Moreover, you will not have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on, or in respect of, the Securities, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the principal amount of the Securities will equal zero at all times thereafter and any interest will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable, including any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date.

Once the Conversion Shares are delivered to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), all of our obligations under the Securities will be irrevocably and automatically released in consideration of such issuance to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities), and under no circumstances will such released obligations be reinstated. With effect from the Conversion Date, you will have recourse only to the Conversion Shares Depository for the delivery to you of Conversion Shares or, if we elect that a Conversion Shares Offer be made, of any Conversion Shares Offer Consideration to which you are entitled.

In addition, we have not yet appointed a Conversion Shares Depository and we may not be able to appoint a Conversion Shares Depository if an Automatic Conversion occurs. In such case, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to you directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to you. Such arrangements may be disadvantageous to, and more restrictive on, you, such as involving a longer period of time before you receive your Conversion Shares or Conversion Shares Offer Consideration, as applicable, than would be the case under the arrangements expected to be entered into with a Conversion Shares Depository. Nevertheless, such issuance also will irrevocably and automatically release all of our obligations under the Securities as if the Conversion Shares had been issued to the Conversion Shares Depository.

You will bear the risk of changes in the end-point CET1 Ratio.

The value of your Securities is expected to be affected by changes in the end-point CET1 Ratio. Any indication that the end-point CET1 Ratio is moving towards the level of a Capital Adequacy Trigger Event may have an adverse effect on the value of your Securities. Moreover, we currently only publicly report the end-point CET1 Ratio quarterly as of the period end, and therefore, there may be no prior warning of adverse changes in our end-point CET1 Ratio. Any unexpected change in the end-point CET1 Ratio that we report or anticipate in our quarterly reports or otherwise, or that is anticipated by the market, may lead to an immediate and significant decrease in the value of your Securities. See “—Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable” for a description of factors that may increase the risk of occurrence of a Capital Adequacy Trigger Event, including the implementation of CRD IV requirements in the United Kingdom after the date hereof.

The circumstances surrounding or triggering an Automatic Conversion are unpredictable.

The occurrence of a Capital Adequacy Trigger Event is inherently unpredictable and depends on a number of factors, including those discussed in greater detail in the following paragraphs, any of which may be outside our control.

A Capital Adequacy Trigger Event could occur on any date on which the end-point CET1 Ratio is calculated and is below 7.0%. Although we currently publicly report the end-point CET1 Ratio only as of each quarterly period end, the PRA, as part of its supervisory activity, may instruct us to calculate such ratio as of any date, including if we are subject to recovery and resolution actions by the relevant UK resolution authority. Moreover, we might otherwise determine to calculate such ratio in our own discretion. Accordingly, a Capital Adequacy Trigger Event could occur on any date.

Separately, changes in the end-point CET1 Ratio may be caused by changes in the amount of CET1 Capital and/or Risk Weighted Assets (each of which will be calculated by us and will be binding on the trustee, the paying agent and you). Accordingly, the end-point CET1 Ratio could be affected by one or more factors, including changes to our business and our future earnings, dividend payments, regulatory changes (including changes to definitions, interpretations and calculations of regulatory capital ratios and their components, including CET1 Capital and Risk Weighted Assets, as described further below), actions that we are required to take at the discretion of the Relevant Regulator, accounting rule changes (as described further below), the HSBC Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those it may seek to exit, and foreign currency movements (due to changes in foreign exchange rates resulting in changes to the US dollar equivalent value of foreign currency denominated capital resources and Risk Weighted Assets).

The actual impact of CRD IV on capital ratios may be material as the CRD IV requirements adopted in the United Kingdom may change, whether as a result of further changes to CRD IV agreed by EU legislators, binding regulatory technical standards adopted or to be developed by the European Banking Authority (the “EBA”) or changes to the way in which the Relevant Regulator interprets and applies these requirements to UK banks (including with respect individual model approvals granted under the predecessors to CRD IV). The PRA’s supervisory statements SS 3/13 (released on November 29, 2013) and PS 7/13 (released on December 19, 2013) set out the PRA’s expectations in relation to capital and leverage ratios and the quality of capital, respectively. Nonetheless, if the PRA rules, guidance or expectations in relation to capital or leverage were to be amended in the future in a manner other than as set out in the statements, and depending on the content of final binding regulatory technical standards developed by the EBA, it could be materially more difficult for the HSBC Group to maintain compliance with prudential requirements. Any such changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the HSBC Group’s capital and may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the HSBC Group) and changing the HSBC Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the HSBC Group’s capital position.

Applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, may affect the calculation of the end-point CET1 Ratio. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, are not yet in force as of the relevant calculation date, the Relevant Regulator could require us to reflect such changes in any particular calculation of the end-point CET1 Ratio.

Because of the inherent uncertainty regarding whether a Capital Adequacy Trigger Event will occur, it will be difficult to predict when, if at all, an Automatic Conversion may occur. Accordingly, the trading behavior of the Securities, including prices, volatility and liquidity, may be affected by any threat of a Capital Adequacy Trigger Event and, as a result, the Securities are not necessarily expected to follow the trading behavior associated with other types of securities, including our debt securities. As a result, you may not be able to sell your Securities easily, or at all, or at prices that will provide them with a yield comparable to other types of subordinated securities. In addition, the risk of an Automatic Conversion could lead to a decline in the price of our ordinary shares, which could have a material adverse effect on the market value of the Conversion Shares you receive.

The end-point CET1 Ratio will be affected by our business decisions and, in making such decisions, our and your interests may not be aligned.

As discussed in “—Risks Relating to the Securities—The circumstances surrounding or triggering an Automatic Conversion are unpredictable,” the end-point CET1 Ratio could be affected by a number of factors, including the HSBC Group’s decisions relating to its businesses and operations, as well as the management of its capital position. The HSBC Group will have no obligation to consider your interests in connection with such decisions, including in respect of its capital management. Such decisions could cause you to lose all or part of the value of your investment in the Securities due to their effect on the end-point CET1 Ratio, and you will not have any claim against us or any other member of the HSBC Group relating to such decisions, regardless of whether they result in the occurrence of a Capital Adequacy Trigger Event.

A Capital Adequacy Trigger Event may be triggered even when our common equity Tier 1 ratio as calculated by applying the Transitional Provisions is above 7.0%, which could cause you to lose all or part of the value of your investment in the Securities.

Under CRD IV, we are required to calculate our consolidated capital resources for regulatory purposes on the basis of “common equity Tier 1 capital” instead of “core Tier 1 capital” (as we have historically calculated and published). We also are required to calculate our risk weighted assets, which represent our assets adjusted for their associated risk, on a different basis than we did prior to CRD IV. CRD IV sets out a minimum pace of introduction of these enhanced capital requirements and applies transitional provisions as set out in Part Ten of the CRR (the “Transitional Provisions”). The Transitional Provisions are designed to implement certain CRD IV requirements in stages over a prescribed period; however, each of the EU Member States has the discretion to accelerate that minimum pace of transition.

In the United Kingdom, the PRA has confirmed that it will accelerate the introduction of certain of the enhanced capital requirements under CRD IV. In accordance with the PRA’s rules and supervisory statements published on December 19, 2013, the PRA will require the HSBC Group to meet certain capital targets within certain prescribed timeframes, without regard to any Transitional Provisions. Accordingly, for the purposes of the Securities, we will calculate the CET1 Capital and Risk Weighted Assets without applying the Transitional Provisions and will instead calculate the end-point CET1 Ratio on a so-called “fully loaded” basis, which is a more stringent basis than currently applicable under the CRD IV regime and will lead to the end-point CET1 Ratio being lower than it would be were we to calculate the common equity Tier 1 ratio applying the Transitional Provisions to our calculation of CET1 Capital and Risk Weighted Assets. As a result, a Capital Adequacy Trigger Event may be triggered (because the end-point CET1 Ratio is less than 7.0%) even when our common equity Tier 1 ratio as calculated by applying the Transitional Provisions is above 7.0%, which could cause you to lose all or part of the value of your investment in the Securities. See “—Risks Relating to the Securities—The Securities may be subject to an Automatic Conversion and upon the occurrence of such an event you could lose all or part of the value of your investment in the Securities due to the deterioration in the realizable value of any Conversion Shares.”

Upon the occurrence of a Capital Adequacy Trigger Event, your rights will be subordinated further.

Upon the occurrence of a Capital Adequacy Trigger Event, you will rank as a holder of our ordinary shares (or beneficial owner of our ordinary shares as evidenced by the Securities). Accordingly, you will be subordinated further on a winding-up or administration due to the change in your status from being the holder of a debt instrument ranking pari passu with holders of our most senior class of preference shares (and therefore ahead of holders of our ordinary shares). Even if other creditors with claims that rank pari passu with the Securities, or junior to the Securities but senior to our ordinary shares, are paid in full, following a Capital Adequacy Trigger Event, you will have no rights to the repayment of the principal amount of the Securities or the payment of interest on the Securities that is not due or payable. As a result, upon the occurrence of a Capital Adequacy Trigger Event, you may lose all or part of your investment in the Securities irrespective of whether we have sufficient assets available to settle in winding-up proceedings or otherwise what would have been your claims as a securityholder, the claims of other creditors subordinated to the same extent as the Securities and the claims of other creditors subordinated to a greater extent than the Securities but senior to our ordinary shares.

You may receive Conversion Shares Offer Consideration instead of Conversion Shares upon a Capital Adequacy Trigger Event and would not know the composition of any Conversion Shares Offer Consideration until the end of the Conversion Shares Offer Period.

We may elect, in our sole and absolute discretion, that the Conversion Shares Depository conduct a Conversion Shares Offer. If all of the Conversion Shares are sold in the Conversion Shares Offer, you will be entitled to receive, in respect of each Security, the pro rata share of the cash proceeds from the sale of the Conversion Shares attributable to such Security converted from sterling into US dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”). If some but not all of the Conversion Shares are sold in the Conversion Shares Offer, you will be entitled to receive, in respect of each Security, (a) the pro rata cash component and (b) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares (the “pro rata Conversion Shares component”). If no Conversion Shares are sold in a Conversion Shares Offer, you will be entitled to receive, in respect of each Security, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares.

Any pro rata cash component will be subject to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer. Moreover, no interest or other compensation is payable in respect of the period elapsed from the Conversion Date to the date of delivery of any pro rata cash component or Conversion Shares.

Furthermore, neither the occurrence of a Capital Adequacy Trigger Event nor, following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by us to undertake a Conversion Shares Offer, will preclude us from undertaking a rights issue or other equity issuance at any time on such terms as we deem appropriate, at our sole discretion, including—for the avoidance of doubt—the offer of our ordinary shares at or below the Conversion Shares Offer Price. Additionally, there can be no assurance that the Conversion Shares Offer would be conducted on an SEC-registered basis.

In addition, we or the Conversion Shares Depository will provide notice of the results of any Conversion Shares Offer only at the end of the Conversion Shares Offer Period (which may be as many as 40 business days following the delivery of the Conversion Shares Offer Notice). Accordingly, you would not know the composition of the Conversion Shares Offer Consideration to which you may be entitled until the end of the Conversion Shares Offer Period.

Following an Automatic Conversion, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing your right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), and your rights will be limited accordingly.

Following an Automatic Conversion (and thus the issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date), the Securities will remain in existence until the applicable Cancellation Date (at which point the Securities will be cancelled) for the sole purpose of evidencing your right to receive Conversion Shares or the Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities). If we have been unable to appoint a Conversion Shares Depository, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the securityholders directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to you. See also “—Risks Relating to the Securities—Issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with terms of the Securities) will constitute an irrevocable and automatic release of all of our obligations in respect of the Securities.” Moreover, the Securities may cease to be admitted to the Irish Stock Exchange’s Official List and to be traded on the Global Exchange Market (the exchange regulated market of the Irish Stock Exchange) after the Suspension Date.

Although we currently expect that beneficial interests in the Securities will be transferrable between the Conversion Date and the Suspension Date, there is no guarantee that this will be the case. Even if the Securities are transferable following the Automatic Conversion, there is no guarantee that an active trading market will exist for the Securities, and the Securities may cease to be admitted to the Irish Stock Exchange’s Official List and to be traded on the Global Exchange Market before the Suspension Date. Accordingly, the price received for the sale of any beneficial interest in a Security during this period may not reflect the market price of such Security or the Conversion Shares. Furthermore, transfers of beneficial interests in the Securities may be restricted following the Conversion Date. For example, if the clearance and settlement of transactions in the Securities is suspended by DTC at an earlier time than currently expected, it may not be possible to transfer beneficial interests in the Securities in DTC and trading in the Securities may cease.

In addition, we have been advised by DTC that it will suspend all clearance and settlement of transactions in the Securities on the Suspension Date. As a result, you will not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that you may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

Moreover, although you will become a beneficial owner of your pro rata share of Conversion Shares upon the issuance of such Conversion Shares to the Conversion Shares Depository and the Conversion Shares will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), you will not be able to sell or otherwise transfer any Conversion Shares until such time as they are delivered to you and registered in your name.

You must submit an Automatic Conversion Settlement Notice and may need an account with a clearing system in order to receive delivery of the Conversion Shares or any Conversion Shares Offer Consideration, as applicable, and you will be required to provide further documentation if such Automatic Conversion Settlement Notice is delivered after the Notice Cut-off Date.

In order to obtain delivery of the relevant Conversion Shares or any Conversion Shares Offer Consideration, as applicable, you (or your nominee, custodian or other representative) must deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) to the Conversion Shares Depository. The Automatic Conversion Settlement Notice must contain certain information, including your CREST or other clearing system account details (assuming the Conversion Shares are a participating security in a clearing system). Accordingly, in such cases, you (or your nominee, custodian or other representative) must have an account with the relevant clearing system in order to receive the Conversion Shares or pro rata Conversion Shares component, as applicable. Moreover, the Conversion Shares Depository will determine, in its sole and absolute discretion, whether your Automatic Conversion Settlement Notice has been properly completed and delivered, and such determination will be conclusive and binding on you. If you fail to properly complete and deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) the Conversion Shares Depository will be entitled to treat such Automatic Conversion Settlement Notice as null and void.

Although the Conversion Shares Depository will continue to hold the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, if you fail to properly complete and deliver an Automatic Conversion Settlement Notice on or before the Notice Cut-off Date, the relevant Securities will be cancelled on the Final Cancellation Date (which will be a date at most 15 business days after the Notice Cut-off Date). Moreover, after the Notice Cut-off Date you will continue to be required to provide an Automatic Conversion Settlement Notice, as well as evidence of your entitlement to the relevant Conversion Shares or the Conversion Shares Offer Consideration, as applicable. Such evidence must be satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order for you to receive delivery of such Conversion Shares or Conversion Shares Offer Consideration, as applicable.

We will have no liability to you for any loss resulting from your failure to receive any Conversion Shares or Conversion Shares Offer Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly submit an Automatic Conversion Settlement Notice (and the relevant Securities, if held in definitive form) on a timely basis or at all.

You will have limited remedies.

The remedies under the Securities are more limited than those typically available to our unsubordinated creditors.

There is no right of acceleration in the case of non-payment of principal or interest on the Securities or of our failure to perform any of our obligations under or in respect of the Securities. Payment of the principal amount of the Securities will be accelerated only in the event of certain events of a winding-up or administration involving us that constitute a Winding-up Event before the occurrence of a Capital Adequacy Trigger Event. Under the terms of the Indenture, a Winding-up Event will result if (x) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 calendar days of the making of such order, (y) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (x) or (y) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (z) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

The sole remedy against us available for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the Securities is, subject to certain conditions and to the provisions set forth in “Description of the Securities—Default and Remedies—No Other Remedies,” for the trustee, in accordance with the Indenture, to institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration.

Although the trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the Securities or the Indenture (other than any of our payment obligations under, or arising from, the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”), the sole and exclusive remedy that the trustee (acting on your behalf) and/or you may seek under the Securities and the Indenture is specific performance under the laws of the State of New York. Moreover, to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), the trustee (acting on your behalf) and/or you may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration. As such, we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings for a breach of any Performance Obligation, except where you prove any Monetary Judgment in our winding up or administration.

Furthermore, by your acquisition of the Securities, you will acknowledge and agree that (i) the sole and exclusive remedy that you and/or the trustee (acting on your behalf) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York, (ii) you will not (and waive any right to) seek, and will not (and waive any right to) direct the trustee (acting on your behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation, (iii) you will not (and waive any right to) enforce, and will not be entitled to enforce (and waive any such entitlement), or otherwise claim (and waive any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration and (iv) to the extent permitted by the Trust Indenture Act, you will waive any and all claims, in law and/or in equity, against the Trustee for, and agree not to initiate a suit, against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in connection with your right to enforce a Performance Obligation in accordance with the terms of the Indenture.

You will bear the risk of depreciation of sterling against the US dollar.

The Conversion Price is fixed at $4.35578 per Conversion Share, subject to certain anti-dilution adjustments (see “Description of the Securities—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price”). Our ordinary shares trade primarily in sterling, as well as in Hong Kong dollars. The US dollar value of our ordinary shares may fluctuate depending on the exchange rate between the US dollar and sterling (or any other currency in which our ordinary shares may trade). For example, if sterling (or any other currency in which our ordinary shares may trade) depreciates relative to the US dollar, the US dollar value of our ordinary shares will decrease. Because the Conversion Price is denominated in US dollars, depreciation of sterling (or any other currency in which our ordinary shares may trade) against the US dollar may result in the US dollar value of any

Conversion Shares you receive following an Automatic Conversion being significantly less than the price implied by the Conversion Price.

If a Conversion Shares Offer is made, the Conversion Shares Offer Price will be in sterling and the cash consideration received for any Conversion Shares sold in such Conversion Shares Offer initially will be denominated in sterling. Such sterling cash consideration will be converted into US dollars at the Prevailing Rate as of the date on which the cash proceeds are delivered to you (less the pro rata share of any foreign exchange transaction costs). Accordingly, a decline in the value of sterling relative to the US dollar between the issue date and the date on which the cash proceeds are converted into US dollars will result in your receiving an amount of cash proceeds in US dollars that is less than if the Conversion Shares had been sold at the Conversion Price.

In addition, following a Capital Adequacy Trigger Event there may be a delay in your receiving your Conversion Shares (in particular if we elect that a Conversion Shares Offer be conducted) and/or a delay in converting the sterling cash consideration into US dollars after the Conversion Shares Offer, during which time the exchange rate of sterling against the US dollar may further decline.

No interest or other compensation is payable in the event of a loss by you due to foreign currency conversions.

As a result, the realizable value in US dollars of the Conversion Shares upon a Capital Adequacy Trigger Event could be substantially lower than that implied by the US dollar price paid for the Securities at the time of their purchase.

You do not have anti-dilution protection in all circumstances.

The number of Conversion Shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date will equal the quotient obtained by dividing the (i) aggregate principal amount of the Securities then outstanding immediately prior to the Automatic Conversion on the Conversion Date by (ii) the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. The Conversion Price is fixed at the time of issue of the Securities at $4.35578 per Conversion Share. Although the Conversion Price will be adjusted in certain instances, including if there is a consolidation, reclassification or subdivision of our ordinary shares, an issuance of ordinary shares in certain circumstances by way of capitalization of profits or reserves, certain issues of rights for our ordinary shares, an Extraordinary Dividend or a Qualifying Takeover Event, adjustments are not required for every corporate or other event that may affect the market price of the Conversion Shares and an Independent Financial Adviser may make modifications as it determines to be appropriate. See “Description of the Securities—Anti-Dilution” and “Description of the Securities—Qualifying Takeover Event.” The adjustment events that are included are less extensive than those often included in the terms of convertible securities. Moreover, there will be no adjustment to the Conversion Price if a Takeover Event occurs that is not a Qualifying Takeover Event (because the Acquirer is not an Approved Entity or the New Conversion Condition is not satisfied). As a result, the Conversion Price or the New Conversion Price, as applicable, may not reflect the market price of our ordinary shares or the Approved Entity Shares, respectively, which could be significantly lower than the Conversion Price or the New Conversion Price, respectively. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price or New Conversion Price, as applicable, is made may adversely affect the value of the Securities.

If a Takeover Event occurs, the Securities may be convertible into shares in an entity other than us or into unlisted shares.

If a Takeover Event is a Qualifying Takeover Event (because the Acquirer is an Approved Entity and the New Conversion Condition is satisfied), then following an Automatic Conversion the Securities will become convertible or exchangeable into the Approved Entity Shares at the New Conversion Price as described under

“Description of the Securities—Anti-Dilution” and “Description of the Securities—Qualifying Takeover Event.” There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and, accordingly, a Qualifying Takeover Event may have an adverse effect on the value of the Securities.

In addition, we and the Acquirer have certain discretion in determining whether a Qualifying Takeover Event has occurred as it requires the New Conversion Condition to be satisfied. The New Conversion Condition will be satisfied only if we and the Acquirer enter into arrangements to our satisfaction for delivery of the Approved Entity Shares upon an Automatic Conversion. If we are unable to enter into such arrangements within seven days following the occurrence of a Takeover Event, the New Conversion Condition would not be satisfied.

If our ordinary shares become delisted following a non-Qualifying Takeover Event or otherwise, the Securities will be convertible into unlisted ordinary shares upon an Automatic Conversion. Unlisted shares may be more illiquid than listed shares, and therefore, may have little or no resale value. In addition, where a non-Qualifying Takeover Event occurs because the Acquirer is a Governmental Entity (and therefore not an Approved Entity), the Securities will not be convertible into, or exchangeable for, any securities or other instruments of such Governmental Entity or any other person or entity (other than us). Accordingly, a Takeover Event that is not a Qualifying Takeover Event is likely to have an adverse effect on the value of the Securities.

Prior to the Conversion Date, you will not be entitled to any rights with respect to our ordinary shares, but will be subject to all changes made with respect to our ordinary shares.

The exercise of voting rights and rights related thereto with respect to our ordinary shares will be possible only after delivery of the Conversion Shares following the Conversion Date and the registration of the person entitled to such Conversion Shares in our share register as an ordinary shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, our Articles of Association.

Under the terms of the Securities, you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

By your acquisition of the Securities, you (including each beneficial owner) will acknowledge, agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into our or another person’s shares or other securities or other obligations, including by means of an amendment or modification to the terms of the Indenture or of the Securities to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. You also will acknowledge and agree that your rights are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority. For more information, see “Description of the Securities—Agreement with Respect to the Exercise of UK Bail-in Power.”

As used in this prospectus supplement, the UK bail-in power includes any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions, banks, banking companies, investment firms and their parent undertakings incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the HSBC Group. Certain relevant laws and draft and proposed legislation and certain associated risks are described in more detail herein.

The Securities are the subject of the UK bail-in power, which may result in your Securities being written down to zero or converted into other securities, including unlisted equity securities.

The Securities may be subject to UK bail-in powers that are proposed to be implemented under existing or future legislative and regulatory proposals, including measures implementing the BRRD (as defined under “Description of the Securities—Redemption—Definitions”).

The stated aim of the BRRD is to provide supervisory authorities, including the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses. The BRRD entered into force on July 2, 2014, with the exception of Article 124 (which relates to requirements on firms concerning recovery and resolution plans), which will enter into force on January 1, 2015. EU Member States must adopt and publish implementing legislation and regulations by December 31, 2014 and apply their implementing legislation and regulations from January 1, 2015, with the provisions on the bail-in tool (as discussed below) required to be implemented before January 1, 2016. On December 18, 2013, the UK Financial Services (Banking Reform) Act 2013 became law in the United Kingdom and included amendments to the UK Banking Act 2009 (the “Banking Act”) to add a bail-in option. Her Majesty’s Treasury (“HM Treasury”) has indicated, however, that it intends to introduce the bail-in provisions in the United Kingdom on January 1, 2015, and that it will be amended to be consistent with the BRRD.

The BRRD includes both the power to write-down and convert capital instruments (the “capital instruments write-down and conversion power”) and a “bail-in” tool (among other resolution tools). The capital instruments write-down and conversion power may be exercised independently of, or in combination with, the exercise of a resolution tool and requires resolution authorities to cancel all or a portion of the principal amount of capital instruments and/or convert such capital instruments into common equity Tier 1 instruments when an institution is no longer viable. Resolution authorities will exercise the capital instruments write-down and conversion power in accordance with the priority of claims under normal insolvency proceedings such that common equity Tier 1 items will be written down before additional Tier 1 and Tier 2 instruments, successively, are written down or converted into common equity Tier 1 instruments. Although the bail-in tool includes a safeguard designed to leave a creditor in a position that is no worse than if an institution had entered insolvency immediately before the exercise of the bail-in tool, HM Treasury’s preliminary view of the BRRD is that such safeguard will not apply to the capital instruments write-down or conversion power. The point of non-viability for such purposes is the point at which the appropriate resolution authority determines that the institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments are written down or extraordinary public support is provided and without such support the appropriate authority determines that the institution would no longer be viable.

Similarly, where the conditions for resolution exist, the resolution authorities may use the bail-in tool (together with the write-down or conversion of capital instruments) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity. Resolution authorities must apply the bail-in tool in accordance with a specified preference order. In particular, the BRRD requires resolution authorities to write-down or convert additional Tier 1 instruments before applying the bail-in tool to Tier 2 instruments or subordinated debt that does not qualify as an additional Tier 1 or Tier 2 instrument (and only if the reduction of additional Tier 1 and Tier 2 instruments does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted).

In addition, the BRRD provides resolution authorities with broader powers to implement ancillary resolution measures in connection with the bail-in tool, including (without limitation) the replacement or substitution of the issuer as obligor in respect of debt instruments, modifications to the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinuing the listing and admission to trading of financial instruments.

As a result, when the BRRD is implemented, the Securities will be subject to the capital instruments write-down and conversion power and the bail-in tool and may be subject to a partial or full write-down or conversion to common equity Tier 1 instruments.

Moreover, to the extent the UK bail-in power is exercised pursuant to the BRRD, we do not expect any securities issued upon conversion of your Securities to meet the listing requirements of any securities exchange, and we expect our outstanding listed securities to be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of your Securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our ordinary shares listed on the London Stock Exchange or otherwise or any Securities listed on the Global Exchange Market of the Irish Stock Exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of your Securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Securities or securities into which the Securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, the Securities are not necessarily expected to follow the trading behavior associated with other types of securities. See also “—Risks Relating to the Securities—Other powers contemplated by the BRRD and the Banking Act may affect your rights under, and the value of your investment in, the Securities.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There is uncertainty as to what protections, if any, will be available to holders of securities (including the Securities) subject to the UK bail-in power and to the broader resolution powers of the relevant UK resolution authority. For example, there is uncertainty as to the extent, if any, that due process rights or procedures will be provided to holders of securities (including the Securities) subject to the UK bail-in power and to the broader resolution powers of the relevant UK resolution authority when the BRRD rules are implemented in the United Kingdom. Accordingly, you may have limited or circumscribed rights to challenge any decision of the relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the BRRD and the Banking Act may affect your rights under, and the value of your investment in, the Securities.

As well as the capital instruments write-down and conversion power and bail-in tool, the relevant UK resolution authority has the power to exercise other resolution tools under the BRRD, which include the power to (i) direct the sale of the firm or the whole or part of its business on commercial terms without requiring the consent of the shareholders or complying with the procedural requirements that would otherwise apply; (ii) transfer all or part of the business of the firm to a “bridge bank” (an entity created for such purpose that is wholly or partially in public control); and (iii) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down.

As the parent company of a UK bank, we are subject to a “Special Resolution Regime” under the Banking Act that gives wide powers in respect of UK banks and their parent and other group companies to HM Treasury, the Bank of England (the “BoE”), the PRA and the Financial Conduct Authority (the “FCA”) in circumstances where a UK bank has encountered or is likely to encounter financial difficulties. These powers include powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the Securities), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (c) commence certain new insolvency procedures in relation to a UK bank; and (d) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively. The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use the Special Resolution Regime powers effectively, potentially with retrospective effect.

The powers set out in the BRRD and the Banking Act could affect how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the BRRD or the Banking Act may affect your rights under the Securities, and the value of your Securities may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolutions tools under the BRRD and the Banking Act are uncertain, which may affect the value of your Securities.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the BRRD and the Banking Act, as well as the manner in which such powers would affect us and our securities (including the Securities) if such powers were exercised.

Although the exercise of the capital instruments write-down or conversion power and other resolution tools under the BRRD are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the UK resolution authority would consider in deciding whether to exercise such powers with respect to us or our securities (including the Securities). In particular, because the BRRD allows for the decision to exercise any UK bail-in power to involve the relevant UK resolution authority’s discretion, it will be difficult to predict when, if at all, the exercise of any UK bail-in power may occur that would result in a principal write-off or conversion to equity, despite existing guidance with respect to the exercise of the bail-in option under the Banking Act. As a result, you may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such powers and consequently its potential effect on us or the Securities.

In addition, although the Banking Act will need to change once the BRRD is implemented, the extent of such changes are currently unclear.

Accordingly, it is not yet possible to assess the full impact of the BRRD on us and there can be no assurance that, once it is implemented, the fact of its implementation or the taking of any actions currently contemplated in it would not adversely affect your rights, the price or value of your investment in the Securities and/or our ability to satisfy our obligations under the Securities.

Other changes in law may adversely affect your rights as a securityholder.

Changes in law after the date hereof may affect your rights as a securityholder as well as the market value of the Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Securities, which may have an adverse effect on an investment in the Securities.

Moreover, any change in law or regulation that would cause the Securities to cease to qualify as HSBC’s regulatory capital or to be reclassified as a lower quality form of HSBC’s regulatory capital (in each case, in whole) could trigger a Regulatory Event, and any change in law or regulation that results in our having to pay additional amounts to you could trigger a Tax Event, which may entitle us to redeem the Securities, in whole (but not in part) as more particularly described under “Description of the Securities—Redemption—Special Event Redemption.”

Such legislative and regulatory uncertainty could also affect your ability to accurately value the Securities and, therefore, affect the trading price of the Securities given the extent and impact on the Securities that one or more regulatory or legislative changes, including those described under “—Risks Relating to the Securities—The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolutions tools under the BRRD and the Banking Act are uncertain, which may affect the value of your Securities,” could have on the Securities.

We may issue securities senior to, or pari passu with, the Securities or the Conversion Shares.

There is no restriction on the amount of securities that we may issue that rank senior to, or pari passu with, the Securities or the Conversion Shares. In the event of our winding-up prior to a Capital Adequacy Trigger Event, the Securities will be subordinated to the claims of Senior Creditors (including those creditors holding any securities we may issue that rank senior to the Securities). See “Description of the Securities—Subordination.” After a Capital Adequacy Trigger Event, the Conversion Shares will be subordinated to the claims of our depositors and all our other creditors, other than claims which by their terms are, or are expressed to be, subordinated to or pari passu with our ordinary shares (including those creditors holding any securities we may issue that rank senior to our ordinary shares).

As a result, in the event of our winding-up, you may recover from the value of our assets to satisfy your claims only after our creditors that rank senior to the Securities or the Conversion Shares, as applicable, have been paid in full. In addition, the claims of pari passu creditors may reduce the amount recoverable by you. Therefore, you may lose all or some of your investment in the Securities in the event of our winding-up.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors.

Because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of, or pari passu with, such prior claims against the subsidiary.

As a result of your receiving Conversion Shares upon a Capital Adequacy Trigger Event, you are particularly exposed to changes in the market price of our ordinary shares.

Many investors in convertible or exchangeable securities seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Securities may look to sell our ordinary shares in anticipation of taking a position in, or during the term of, the Securities. This could drive down the price of our ordinary shares. Since the Securities will mandatorily convert into a fixed number of Conversion Shares upon a Capital Adequacy Trigger Event, the price of the Conversion Shares may be more volatile if we are trending toward a Capital Adequacy Trigger Event.

You may be subject to disclosure obligations and/or may need approval from our regulator under certain circumstances.

As you may receive Conversion Shares if a Capital Adequacy Trigger Event occurs, an investment in the Securities may result in your having to comply with certain disclosure and/or regulatory approval requirements pursuant to applicable laws and regulations following an Automatic Conversion. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, we (and the UK Financial Conduct Authority) must be notified by a person when the percentage of voting rights in us controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and every percentage point thereafter.

Furthermore, as Conversion Shares represent voting securities of a parent undertaking of a number of regulated group entities, under the laws of the United Kingdom, the United States and other jurisdictions, ownership of the Securities (or the Conversion Shares) above certain levels may require you to obtain regulatory approval or subject you to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Conversion Shares. Accordingly, you should consult your legal advisers as to the terms of the Securities, in respect of your existing shareholding and the level of holding you would have if you receive Conversion Shares following a Capital Adequacy Trigger Event.

The securities that we are offering constitute a new issue of securities by us and we cannot guarantee that an active public market for the securities will develop or be sustained.

The Securities being offered hereby will constitute a new issue of securities by us. Prior to our present issuance of Securities, there will have been no public market for the Securities. Although application has been made to the Irish Stock Exchange for the Securities to be admitted to the Official List and to trading on the Global Exchange Market (the exchange regulated market of the Irish Stock Exchange), there can be no assurance that an active public market for the Securities will develop and, if such a market were to develop, the underwriters are under no obligation to maintain such a market. The liquidity and the market prices for the Securities can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

Our credit ratings may not reflect all risks of an investment in the Securities, and changes to any credit rating assigned to us or the Securities may affect the market value of the Securities.

Our credit rating or those assigned to the Securities may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market value of, the Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time in its sole discretion.

As of the date hereof HSBC Holdings’ long-term rating outlook by Fitch was stable, and Moody’s and Standard & Poor’s (“S&P”) rating outlooks were negative. Among other things, Moody’s and S&P’s rating outlooks reflect the potential removal of government support (in whole or in part) as a factor in our rating due to the European resolution framework, including the BRRD and the UK bail-in power. In particular, based on S&P’s announcement in April 2014, we expect S&P to remove government support (at least in part) from our rating no later than January 2015, at which point we expect our rating to be lowered.

Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Securities may change the methodologies that they use for analyzing securities with features similar to the Securities. For example, S&P announced that it expects to publish revised criteria for determining credit ratings on bank hybrid capital instruments during the week of September 8, 2014 to reflect changes in the regulatory framework for such capital instruments, including the role of the UK bail-in power. S&P also announced that as a result it would consider downgrades of at least one notch for the majority of regulatory Tier 1 securities, which would include the Securities. Even though we do not expect to seek a credit rating on the Securities from S&P upon issuance, other rating agencies that assign ratings to the Securities may adopt methodology changes with similar effects on the Securities’ ratings.

Real or expected downgrades, suspensions or withdrawals of, or changes in the methodology used to determine, credit ratings assigned to us or the Securities could cause the liquidity or trading prices of the Securities to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to us or the Securities may adversely affect the market value of the Securities.

The Securities may be assigned a credit rating below investment grade in the future, in which case the Securities will be subject to the risks associated with non-investment grade securities.

The Securities are expected to be assigned a credit rating slightly above investment grade. However, rating agencies that are expected to assign ratings to the Securities may adopt methodology changes that may result in lowering the credit rating of the Securities to below investment grade. Moreover, after the issue date, we may seek a credit rating on the Securities from additional rating agencies, any of which may assign a credit rating to the Securities below investment grade, including due to methodology changes between the issue date and the date the credit rating is assigned. See “Our credit ratings may not reflect all risks of an investment in the Securities, and changes to any credit rating assigned to us or the Securities may affect the market value of the Securities.”

If the Securities are not considered to be investment grade securities, they will be subject to a higher risk of price volatility than more highly rated securities. Furthermore, increases in leverage or deteriorating outlooks for us or volatile markets could lead to a significant deterioration in market prices of below-investment grade rated securities.

You may not be entitled to receive US dollars in a winding-up.

If you are entitled to any recovery with respect to the Securities in any winding-up, you might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to you would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

You will be responsible for any taxes following an Automatic Conversion

Neither we nor any member of the HSBC Group will be liable for any taxes or duties (including, without limitation, any capital, stamp, issue and registration or transfer taxes or duties) arising on conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares following an Automatic Conversion. You must pay any taxes or duties (including, without limitation, any capital, stamp, issue and registration and/or transfer taxes or duties) arising on conversion in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depository on your behalf and you must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of your Securities or interest therein (except for any taxes or duties arising on delivery or transfer of Conversion Shares to a purchaser in any Conversion Shares Offer).

You may be subject to US tax upon adjustments (or failure to make adjustments) to the Conversion Price and the Conversion Shares Offer Price even though you do not receive a corresponding cash distribution.

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment in certain circumstances, as described under “Description of the Securities—Anti-Dilution.” If, as a result of adjustments (or failure to make adjustments), your proportionate interest in our assets or earnings were deemed to be increased for US federal income tax purposes, you may be treated as having received a taxable distribution for these purposes, without the receipt of any cash or property. See “Taxation—Material US Federal Income Tax Considerations” for a further discussion of these US federal tax implications.

HSBC HOLDINGS PLC

HSBC is one of the largest banking and financial services organizations in the world. As at June 30, 2014, we had total assets of US$2,754 billion and total shareholders’ equity of US$190 billion. For the six months ended June 30, 2014, our operating profit was US$11,060 million on total operating income of US$38,226 million. We are a strongly capitalized banking group with a CRD IV common equity tier 1 ratio (end-point basis) of 11.3% as at June 30, 2014.

Headquartered in London, HSBC operates through long-established businesses and has an international network of some 6,200 offices in 74 countries and territories in five geographical regions: Europe; Asia; the Middle East and North Africa; North America and Latin America. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Securities for general corporate purposes and to further strengthen our capital base pursuant to requirements under CRD IV.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of the HSBC Group as at June 30, 2014:

			Issued and Fully Paid
			US$m
		Called up Share Capital
		Ordinary shares (of nominal value US$0.50 each)	9,535
		Preference shares (of nominal value US$0.01 each)
US$	1,450m	6.20% non-cumulative dollar preference shares, Series A—aggregate redemption price	1,450

			Carrying Amount
			US$m
		Other Equity Instruments
US$	3,800m	8.00% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$	2,200m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133
			5,851

			Carrying Amount
			US$m
		Subordinated Liabilities
		Undated Subordinated Loan Capital of Subsidiary Undertakings
	US$750m	Undated floating rate primary capital notes	750
	US$500m	Undated floating rate primary capital notes	500
	US$400m	Primary capital undated floating rate notes	403
	US$400m	Primary capital undated floating rate notes (second series)	402
	US$400m	Primary capital undated floating rate notes (third series)	400
	US$300m	Undated floating rate primary capital notes, Series 3	300
			2,755

		Subordinated Loan Capital of HSBC Holdings plc
US$	2,500m	6.5% subordinated notes 2037	3,145
	€1,750m	6.0% subordinated notes 2019	2,892
	€1,600m	6.25% subordinated notes 2018	2,193
	€1,500m	3.375% callable subordinated notes 2024*	2,119
US$	2,000m	6.5% subordinated notes 2036	2,029
US$	2,000m	4.25% subordinated notes 2024*	2,005
	£900m	6.375% callable subordinated notes 2022	1,767
US$	1,500m	5.25% subordinated notes 2044*	1,531
	£900m	6.0% subordinated notes 2040	1,511
US$	1,500m	6.8% subordinated notes 2038	1,487
	£750m	7.0% subordinated notes 2038	1,327
	£650m	5.75% subordinated notes 2027	1,256
	£650m	6.75% subordinated notes 2028	1,100
	€700m	3.625% callable subordinated notes 2020	978
	US$488m	7.625% subordinated notes 2032	548
	US$222m	7.35% subordinated notes 2032	278
			26,166

	Subordinated Loan Capital of Subsidiary Undertakings
US$2,939m	6.676% senior subordinated notes 2021	2,184
US$1,250m	4.875% subordinated notes 2020	1,244
£700m	5.844% non-cumulative step-up perpetual preferred securities	1,194
US$1,000m	5.875% subordinated notes 2034	1,179
€750m	5.13% non-cumulative step-up perpetual preferred securities**	1,083
£600m	4.75% subordinated notes 2046	1,011
US$1,000m	5.911% trust preferred securities 2035	997
£500m	5.375% subordinated notes 2033	956
£500m	4.75% callable subordinated notes 2020	908
US$900m	10.176% non-cumulative step-up perpetual preferred securities, Series 2**	891
US$750m	5.625% subordinated notes 2035	884
£500m	8.208% non-cumulative step-up perpetual preferred securities**	852
US$750m	5.00% subordinated notes 2020	746
US$700m	7.00% subordinated notes 2039	696
€500m	Callable subordinated floating rate notes 2020	680
£350m	5.375% callable subordinated step-up notes 2030	662
£350m	5.00% callable subordinated notes 2023	643
£300m	5.862% non-cumulative step-up perpetual preferred securities	549
US$500m	6.00% subordinated notes 2017	511
£300m	6.5% subordinated notes 2023	510
US$300m	7.65% subordinated notes 2025	432
CAD400m	4.80% subordinated notes 2022	402
£225m	6.25% subordinated notes 2041	382
US$300m	Non-convertible subordinated obligations 2019	240
BRL500m	Subordinated floating rate certificates of deposit 2016	227
US$250m	7.20% subordinated notes 2097	216
US$200m	7.808% capital securities 2026	200
US$200m	8.38% capital securities 2027	200
	Other subordinated liabilities less than US$200m	2,822
		23,501

		Carrying Amount
		US$m
	Minority Interests
US$575m	6.36% non-cumulative preferred stock, Series B	559
US$518m	Floating rate non-cumulative preferred stock, Series F	518
US$374m	Floating rate non-cumulative preferred stock, Series G	374
US$374m	6.50% non-cumulative preferred stock, Series H	374
	Other preference shares issued by subsidiary undertakings less than US$200m	627
		2,452

		Carrying Amount
		US$m
	Senior Indebtedness of HSBC Holdings plc
US$2,500m	Fixed rate notes 2021	2,887
US$2,000m	Fixed rate notes 2022	2,156
€850m	Fixed rate notes 2016	1,241
£650m	Fixed rate notes 2024	1,104
US$900m	Fixed rate notes 2022	1,036
US$750m	Fixed rate notes 2042	975
		9,399

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.

(2)	HSBC Holdings has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8.00% perpetual subordinated capital securities, Series 2 are the only exchangeable bonds issued by HSBC Holdings.

(3)	Reserves include share premium, retained earnings, available-for-sale fair value reserve, cash flow hedging reserve, foreign exchange reserve and merger reserve.

(4)	On July 10, 2014, HSBC Holdings paid its first interim dividend for 2014 of US$0.10 per ordinary share. Ordinary shares with a value of US$284 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(5)	Since June 30, 2014, 51, 516, 519 ordinary shares of US$0.50 each have been issued as a result of the exercise of employee share options.

(6)	HSBC has prepared its consolidated financial statements in accordance with IFRSs. HSBC has adopted the “Amendment to IAS39: The Fair Value Option.” As a result, as at June 30, 2014, US$24,369 million of subordinated loan capital and US$8,295 million of senior indebtedness above are designated at fair value. The 3.375% callable subordinated notes 2024, 4.25% subordinated notes 2024 and 5.25% subordinated notes 2044 (* above) are measured at amortized cost in HSBC Holdings, where the interest rate risk is hedged using a fair value hedge, while it is measured at fair value in HSBC.

(7)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300 million 5.862% non-cumulative step-up perpetual preferred securities each benefit from a subordinated guarantee by HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (** above) each benefit from a subordinated guarantee by HSBC Holdings. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within HSBC.

(8)	As at June 30, 2014, HSBC had other indebtedness of US$2,493,051 million (including deposits by banks of US$92,764 million, customer accounts of US$1,415,705 million, trading liabilities of US$228,135 million, debt securities in issue of US$86,998 million, derivatives of US$263,494 million and other liabilities of US$405,955 million) and contingent liabilities and contractual commitments of US$730,262 million (comprising guarantees of US$87,800 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$626,729 million and other contingent liabilities and commitments of US$15,733 million).

(9)	The total carrying amount of the subordinated indebtedness of HSBC Holdings would increase by US$3,750 million, to reflect the sale of the 2020 Securities and the 2024 Securities, and €1,500 million, to reflect the sale of perpetual subordinated contingent convertible securities under our Programme for Issuance of Perpetual Subordinated Contingent Convertible Securities, and application of the proceeds therefrom.

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings’ subsidiary undertakings since June 30, 2014.

We have concurrently sold €1,500,000,000 aggregate principal amount of perpetual subordinated contingent convertible securities to be issued under our Programme for Issuance of Perpetual Subordinated Contingent Convertible Securities, which were sold only outside the United States to non-US persons (as defined in Regulation S under the Securities Act (“Regulation S”)) in offshore transactions in reliance on Regulation S.

The following exchange rates as at June 30, 2014 have been used in the table above: €1.00 =US$1.3664; £1.00 = US$1.70545; US$1.00 = CAD1.0677; US$1.00 = BRL2.19925.

DESCRIPTION OF THE SECURITIES

The following summary description of certain material terms and provisions of the Securities supplements the description of certain terms and provisions of the contingent convertible securities of any series set forth in the accompanying prospectus under the heading “Description of the Contingent Convertible Securities.” The terms described here, together with the relevant terms of contingent convertible securities contained in the accompanying prospectus, constitute a description of the material terms of the Securities. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

The Securities will constitute a series of contingent convertible securities issued under an indenture dated as of August 1, 2014 among us, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, the form of which is filed as an exhibit to the post-effective Amendment No. 2 to our registration statement on Form F-3, as supplemented and amended by a first supplemental indenture, with respect to the 2020 Securities, and a second supplemental indenture, with respect to the 2024 Securities, both of which are expected to be entered into on September 17, 2014 among us, the trustee, the paying agent and the calculation agent (the indenture, together with the first supplemental indenture or the second supplemental indenture, as applicable, the “Indenture”), the forms of which will be filed as exhibits to a report on Form 6-K on or about September 17, 2014, which will be incorporated by reference in our registration statement on Form F-3.

If you purchase the Securities, your rights will be determined by the Securities, the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), unless your Securities are converted to Conversion Shares after a Capital Adequacy Trigger Event as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” in which case your rights will be determined in accordance with the terms of our ordinary shares as described in the accompanying prospectus under “Description of Ordinary Shares.” You can read the Indenture and the form of Securities at the location listed under “Where You Can Find More Information About Us.”

The 2020 Securities and the 2024 Securities will be issued in an aggregate principal amount of $1,500,000,000 and $2,250,000,000, respectively, and will have no fixed maturity or fixed redemption date. The Securities will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Interest

General

Interest on the 2020 Securities will be a rate per annum equal to (i) 5.625%, from (and including) the issue date to (but excluding) January 17, 2020 and (ii) the sum of 3.626% and the applicable Mid-Market Swap Rate on the relevant Reset Determination Date, from (and including) each 2020 Securities Reset Date to (but excluding) the immediately following 2020 Securities Reset Date. The “2020 Securities Reset Dates” are January 17, 2020 and each fifth anniversary date thereafter.

Interest on the 2024 Securities will be a rate per annum equal to (i) 6.375%, from (and including) the issue date to (but excluding) September 17, 2024 and (ii) the sum of 3.705% and the applicable Mid-Market Swap Rate on the relevant Reset Determination Date, from (and including) each 2024 Securities Reset Date to (but excluding) the immediately following 2024 Securities Reset Date. The “2024 Securities Reset Dates” are September 17, 2024 and each fifth anniversary date thereafter.

A “Reset Date” means either a 2020 Securities Reset Date or a 2024 Securities Reset Date, as applicable, and a “Reset Determination Date” is the second business day immediately preceding a Reset Date. Each period from (and including) a Reset Date to (but excluding) the following Reset Date shall be a “Reset Period.”

A “Mid-Market Swap Rate” is the rate for US dollar swaps with a five-year term commencing on the relevant Reset Date which appears on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) (the “relevant screen page”) as at approximately 11:00 a.m. (New York time) on the relevant Reset Determination Date, all as determined by the calculation agent; provided, however, that if no such rate appears on the relevant screen page for such five-year term, then the Mid-Market Swap Rate will be determined through the use of straight-line interpolation by reference to two rates, one of which will be determined in accordance with the above provisions, but as if the relevant Reset Period were the period of time for which rates are available next shorter than the length of the actual Reset Period and the other of which will be determined in accordance with the above provisions, but as if the relevant Reset Period were the period of time for which rates are available next longer than the length of the actual Reset Period; provided further that if on any Reset Determination Date the relevant screen page is not available or the Mid-Market Swap Rate does not appear on the relevant screen page, the calculation agent will request the principal office in New York of four major banks in the swap, money, securities or other market most closely connected with the relevant Mid-Market Swap Rate (as selected by us on the advice of an investment bank of international repute) (the “Reference Banks”) to provide it with its Mid-Market Swap Rate Quotation as at approximately 11:00 a.m. (New York time) on the relevant Reset Determination Date. If two or more of the Reference Banks provide the calculation agent with Mid-Market Swap Rate Quotations, the interest rate for the relevant Reset Period will be the sum of 3.626%, with respect to the 2020 Securities, or 3.705%, with respect to the 2024 Securities, and the arithmetic mean (rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards)) of the relevant Mid-Market Swap Rate Quotations, as determined by the calculation agent. If only one or none of the Reference Banks provides the calculation agent with a Mid-Market Swap Rate Quotation, the interest will be determined to be the rate of interest as at the last preceding Reset Date or, in the case of the initial Reset Determination Date, 5.625%, with respect to the 2020 Securities, or 6.375%, with respect to the 2024 Securities.

A “Mid-Market Swap Rate Quotation” is a quotation (expressed as a percentage rate per annum) for the mean of the bid and offered rates for the fixed leg payable semi-annually (calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year) of a fixed-for-floating interest rate swap transaction in US dollars which transaction (i) has a five-year term commencing on the relevant Reset Date, (ii) is in an amount that is representative for a single transaction in the US dollar swap rate market at 11:00 a.m. (New York time) with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on six-month LIBOR (calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year).

All determinations and any calculations made by the calculation agent for the purposes of calculating the applicable Mid-Market Swap Rate will be conclusive and binding on the securityholders, us, the trustee and the paying agent, absent manifest error. The calculation agent will not be responsible to us, the securityholders or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the calculation agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

Subject to cancellation or deemed cancellation as described under “—Interest—Interest Cancellation,” interest on the 2020 Securities, if any, will be payable in arrears on January 17 and July 17 of each year, beginning on January 17, 2015, and interest on the 2024 Securities, if any, will be payable in arrears on March 17 and September 17 of each year, beginning on March 17, 2015. The regular record dates for the Securities will be the 15th calendar day preceding each interest payment date, whether or not a business day. Interest on the Securities will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

If any scheduled interest payment date is not a business day, we will pay interest on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we will pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

If any Reset Date is not a business day, the Reset Date will occur on the next succeeding business day (the “Adjusted Reset Date”). For the avoidance of doubt, if the Reset Date is not a business day and accordingly the Reset Date occurs on the Adjusted Reset Date, the equal semi-annual payment of interest (if any) on the next interest payment date will reflect interest for the entire interest period (including any portion of such interest period occurring between the originally scheduled Reset Date and the Adjusted Reset Date) at the interest rate determined based on the Adjusted Reset Date, and not at the interest rate that applied to the immediately preceding semi-annual interest period. In addition and for the avoidance of doubt, in connection with any optional redemption of the Securities as described under “—Redemption—Optional Redemption,” if the Reset Date is not a business day, as described above, we will pay interest (if any) together with the principal on the Adjusted Reset Date, but interest on that payment will not accrue during the period from and after the last interest payment date.

Interest Cancellation

Interest on the Securities will be due and payable on an interest payment date only to the extent it is not cancelled or deemed to have been cancelled (in each case, in whole or in part) in accordance with the provisions set forth below. Any interest cancelled or deemed to have been cancelled (in each case, in whole or in part) will not be due and will not accumulate or be payable at any time thereafter, and the securityholders will have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, any interest payments that have been cancelled or deemed to have been cancelled will not be payable if the Securities are redeemed as described under “—Redemption.”

Discretionary Interest Payments

Interest on the Securities will be due and payable at our sole discretion, and we will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any interest payment date. If we do not make an interest payment in respect of the Securities on the relevant interest payment date (or if we elect to make a payment of a portion, but not all, of such interest payment), such non-payment will evidence the exercise of our discretion to cancel such interest payment (or the portion of such interest payment not paid), and accordingly such interest payment (or the portion thereof not paid) will not be due and payable. For the avoidance of doubt, if we provide notice to cancel a portion, but not all, of an interest payment in respect of the Securities, and subsequently we do not make a payment of the remaining portion of such interest payment on the relevant interest payment date, such non-payment will evidence the exercise of our discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment will also not be due and payable.

The Securities will rank senior to our ordinary shares, as described under “—Subordination.” It is the current intention of our board of directors to take into account the relative ranking in our capital structure of our ordinary shares and outstanding additional Tier 1 securities whenever exercising its discretion to declare dividends on the former or to cancel interest on the latter. However, our board of directors may depart from this policy at any time in its sole discretion.

Restrictions on Interest Payments

Except to the extent permitted in the following paragraph in respect of partial interest payments, we will not make an interest payment on any interest payment date (and such interest payment will therefore be deemed to have been cancelled and thus will not be due and payable on such interest payment date) if:

(a)	we have an amount of Distributable Items on such interest payment date that is less than the sum of (i) all distributions or interest payments made or declared by us since the end of the last financial year and prior to such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities and (ii) all distributions or interest payments payable by us (and not cancelled or deemed to have been cancelled) on such interest payment date on or in respect of any Parity Securities, the Securities and any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition (as described under “—Subordination”) is not satisfied in respect of such interest payment.

We may, in our sole discretion, elect to make a partial interest payment on the Securities on any interest payment date, only to the extent that such partial interest payment may be made without breaching the restriction in the preceding paragraph. For the avoidance of doubt, the portion of interest not paid on the relevant interest payment date will be deemed to have been cancelled and thus will not be due and payable on such interest payment date.

Agreement to Interest Cancellation

By its acquisition of the Securities, each securityholder (including each beneficial owner) will acknowledge and agree that:

(a)	interest is payable solely at our discretion and no amount of interest will become due and payable in respect of the relevant interest period to the extent that it has been (x) cancelled (in whole or in part) by us at our sole discretion and/or (y) deemed to have been cancelled (in whole or in part), including as a result of our having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Securities will not constitute a default in payment or otherwise under the terms of the Indenture or the Securities.

Notice of Interest Cancellation

If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the securityholders through the Depository Trust Company (“DTC”) (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) and to the trustee and the paying agent directly on or prior to the relevant interest payment date. If practicable, we will endeavor to do so at least five business days prior to the relevant interest payment date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the securityholders any rights as a result of such failure.

Redemption

The Securities will not be redeemable at the option of the securityholders at any time.

The Securities will not be subject to any sinking fund or mandatory redemption.

Optional Redemption

The 2020 Securities and the 2024 Securities may be redeemed in whole (but not in part) at our option in our sole discretion on any 2020 Securities Reset Date or 2024 Securities Reset Date, respectively, at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest—Interest Cancellation”). Any redemption of the Securities is subject to the restrictions described under “—Redemption—Redemption Conditions.”

Special Event Redemption

We may redeem the Securities in whole (but not in part) in our sole discretion upon the occurrence of a Tax Event or a Regulatory Event (each, a “Special Event”), at a redemption price equal to 100% of their principal amount plus any accrued but unpaid interest to (but excluding) the date of redemption (which interest will exclude any interest that is cancelled or deemed to have been cancelled as described under “—Interest—Interest Cancellation”). Any redemption upon the occurrence of a Special Event will be subject to the conditions described under “—Redemption—Redemption Conditions.”

A “Tax Event” will be deemed to have occurred with respect to the Securities if at any time we determine that as a result of a change in, or amendment to, the laws of a taxing jurisdiction, including any treaty to which the relevant taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations on or after the issue date, including a decision of any court or tribunal that becomes effective on or after the issue date:

(a)	on a subsequent date for the payment of interest on the Securities we would be required to pay any additional amounts (as described under “—Additional Amounts”);

(b)	if we were to seek to redeem the Securities on a subsequent date (for which purpose no consideration will be given as to whether or not we would otherwise be entitled to redeem the Securities), we would be required to pay any additional amounts (as described under “—Additional Amounts”) (notwithstanding our having made such endeavors as we consider reasonable);

(c)	on a subsequent date for the payment of interest on the Securities, interest payments (or our funding costs as recognized in our accounts) under, or with respect to, the Securities are no longer fully deductible for UK corporation tax purposes;

(d)	the Securities would no longer be treated as loan relationships for UK tax purposes;

(e)	would, as a result of the Securities being in issue, result in our not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable UK tax purposes (whether under the group relief system current as at the issue date or any similar system or systems having like effect as may from time to time exist);

(f)	a future write-down of the principal amount of the Securities or conversion of the Securities into our ordinary shares would result in a UK tax liability, or the receipt of income or profit which would be subject to UK tax, which would not otherwise have been the case as at the issue date of the relevant Securities; or

(g)	the Securities or any part thereof become treated as a derivative or an embedded derivative for UK tax purposes.

Subject only to our obligation to use such endeavors as provided in paragraph (b), it will be sufficient for us to deliver to the trustee an officer’s certificate stating that a Tax Event has occurred and is continuing and setting out the details thereof, as well as any opinion or certificate of an independent legal adviser on which such officer’s certificate is based. For these purposes, the trustee and the paying agent will accept such officer’s certificate without further enquiry as sufficient evidence of the existence of such circumstances and such officer’s certificate will be conclusive and binding on the securityholders.

Following a change in law (or in its application or official interpretation) after the issue date, if the Securities would no longer be treated as loan relationships for UK tax purposes, the tax treatment of the

Securities (with respect to us) may be uncertain and any outstanding Securities may result in our incurrence of unanticipated additional costs. Moreover, following a change in law (or in its application or official interpretation) after the issue date, if the Securities (or any part thereof) would become treated as a derivative or an embedded derivative for UK tax purposes, we could be exposed to unanticipated income statement volatility, which may be taxable.

A “Regulatory Event” will be deemed to have occurred if we determine, at any time after the issue date, there is a change in the regulatory classification of the Securities that results or will result in either (i) their exclusion in whole from the HSBC Group’s regulatory capital; or (ii) reclassification in whole as a form of the HSBC Group’s regulatory capital that is lower than additional Tier 1 capital.

Redemption Conditions

Notwithstanding anything to the contrary in the Indenture or the Securities, we may only redeem the Securities if (x) we have obtained the Relevant Supervisory Consent, (y) prior to the fifth anniversary of the issue date, if the Relevant Rules so oblige, we have demonstrated to the satisfaction of the Relevant Regulator that the Special Event was not reasonably foreseeable at the issue date and (z) we have provided notice as described under “—Redemption—Notice of Redemption.”

Notice of Redemption

Any redemption of the Securities will be subject to our giving not less than 30 days’, nor more than 60 days’, prior notice to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities). Such notice will specify our election to redeem the Securities and the redemption date and will be irrevocable except in the limited circumstances described in the following paragraph.

A redemption notice will be automatically rescinded and will have no force and effect, and no redemption amount will be due and payable, if either (x) the Solvency Condition is not satisfied in respect of the relevant redemption amount on the applicable redemption date, (y) a Capital Adequacy Trigger Event occurs prior to the applicable redemption date (in which case, an Automatic Conversion will occur as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event”) or (z) the relevant UK resolution authority exercises its UK bail-in power prior to the applicable redemption date. If a redemption notice is rescinded for any of the reasons described in the previous sentence, we will promptly deliver notice to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities), specifying the occurrence of the relevant event.

Purchases

The HSBC Group may purchase or otherwise acquire any of the outstanding Securities at any price in the open market or otherwise in accordance with the Relevant Rules and, if required, subject to the prior consent of the Relevant Regulator.

Automatic Conversion Upon Capital Adequacy Trigger Event

Automatic Conversion

A “Capital Adequacy Trigger Event” will occur if the end-point CET1 Ratio as of any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.0% on such date.

If a Capital Adequacy Trigger Event occurs, then an Automatic Conversion will occur without delay (but no later than one month following either (i) the Ordinary Reporting Date, if a Capital Adequacy Trigger Event has

occurred as of a Quarterly Financial Period End Date, or (ii) the Extraordinary Calculation Date, if a Capital Adequacy Trigger Event has occurred as of such date), as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure.” An “Automatic Conversion” is the irrevocable and automatic release of all of our obligations under the Securities in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) (on behalf of the securityholders) on the date on which the Automatic Conversion will take place, or has taken place, as applicable (such date, the “Conversion Date”), all in accordance with the terms of the Securities and the Indenture.

Subject to the conditions described further under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure,” following a Capital Adequacy Trigger Event, we will deliver to the securityholders on the Settlement Date either (i) Conversion Shares or (ii) if we elect, in our sole and absolute discretion, that a Conversion Shares Offer be made, the Conversion Shares Offer Consideration. For further information about Conversion Shares and the Conversion Shares Offer, see “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares” and “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer,” respectively.

Effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “—Subordination,” the securityholders will not have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on, or in respect of, the Securities, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the principal amount of the Securities will equal zero at all times thereafter and any interest will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable (see “—Interest—Interest Cancellation”), including any interest in respect of an interest period ending on any interest payment date falling between the date of a Capital Adequacy Trigger Event and the Conversion Date. Although the principal amount of each Security will equal zero after a Capital Adequacy Trigger Event, the Tradable Amount will remain unchanged.

Effective upon, and following, an Automatic Conversion, all of our obligations under the Securities will be irrevocably and automatically released in consideration of our issuance of the Conversion Shares to the Conversion Shares Depository on the Conversion Date, and under no circumstances will such released obligations be reinstated. With effect from the Conversion Date, the securityholders will have recourse only to the Conversion Shares Depository for the delivery to them of Conversion Shares or, if we elect that a Conversion Shares Offer be made, of any Conversion Shares Offer Consideration to which such securityholders are entitled. If we fail to issue and deliver the Conversion Shares to the Conversion Shares Depository in accordance with the terms of the Securities, the securityholders’ only right against us will be to claim to have such Conversion Shares issued to the Conversion Shares Depository. If we have been unable to appoint a Conversion Shares Depository, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Conversion Shares to another nominee or to the securityholders directly), the issuance and/or delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the securityholders, and such issuance will irrevocably and automatically release all of the our obligations under the Securities as if the Conversion Shares had been issued to the Conversion Shares Depository.

Following the issuance of the Conversion Shares to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date, the Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the securityholders’ right to receive Conversion Shares or Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities).

The Securities will not be convertible into Conversion Shares at the option of the securityholders at any time.

Conversion Shares

“Conversion Shares” means our ordinary shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) following an Automatic Conversion.

The number of Conversion Shares to be issued to the Conversion Shares Depository (or to the relevant recipient in accordance with the terms of the Securities) on the Conversion Date will equal the quotient obtained by dividing the (i) aggregate principal amount of the Securities then outstanding immediately prior to the Automatic Conversion on the Conversion Date (the “Outstanding Amount”) by (ii) the Conversion Price, rounded down, if necessary, to the nearest whole number of Conversion Shares. The Conversion Price is fixed initially at $4.35578 per Conversion Share and is subject to certain anti-dilution adjustments, as described under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (the “Conversion Price”). On the issue date, the Conversion Price will be equal to the Conversion Shares Offer Price (based on an exchange rate of £1.00 = $1.61325). The number of Conversion Shares to be held by the Conversion Shares Depository for the benefit of a securityholder will equal the product obtained by multiplying (i) the number of Conversion Shares thus calculated by (ii) the quotient obtained by dividing (x) the Tradable Amount held by such securityholder on the Conversion Date by (y) the Outstanding Amount, such product to be rounded down, if necessary, to the nearest whole number of Conversion Shares. For the avoidance of doubt, fractions of Conversion Shares will not be issued following an Automatic Conversion and no cash payment will be made in lieu thereof.

The Conversion Shares initially will be registered in the name of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) (which will hold the Conversion Shares on behalf of the securityholders), and each securityholder will be deemed to have irrevocably directed us to issue the Conversion Shares corresponding to the conversion of its holding of Securities to the Conversion Shares Depository. The Conversion Shares Depository will hold the Conversion Shares on behalf of the securityholders, who will be entitled to direct the Conversion Shares Depository to exercise on their behalf all rights of one of our ordinary shareholders (including voting rights and rights to receive dividends); provided that the securityholders will not have any rights to sell or otherwise transfer the Conversion Shares until such time as the Conversion Shares have been delivered to the securityholders in accordance with the procedures described further under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.”

The Conversion Shares issued following an Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with our fully paid ordinary shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Conversion Shares so issued will not rank for (or, as the case may be, the relevant securityholder will not be entitled to receive) any rights, distributions or payments, the entitlement to which falls prior to the Conversion Date.

If a Qualifying Takeover Event occurs, and the Conversion Date falls on or after the QTE Effective Date, then in such case Approved Entity Shares will be issued to the Conversion Shares Depository instead of Conversion Shares with the same effect as if Conversion Shares had been issued, as described under “—Qualifying Takeover Event.”

Conversion Shares Offer

We may, in our sole and absolute discretion and following the occurrence of an Automatic Conversion, elect in the Conversion Shares Offer Notice that the Conversion Shares Depository make an offer of all or some of the Conversion Shares issued in connection with the 2020 Securities or the 2024 Securities, as applicable, to all or some of our ordinary shareholders at a cash price per Conversion Share equal to the Conversion Shares Offer Price (the “Conversion Shares Offer”). The Conversion Shares Offer Price is fixed initially at £2.70 per Conversion Share and is subject to certain anti-dilution adjustments, as described under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (the “Conversion Shares Offer Price”). On

the issue date, the Conversion Shares Offer Price and the Conversion Price will be equal (based on an exchange rate of £1.00 = $1.61325).

Upon completion of the Conversion Shares Offer, we or the Conversion Shares Depository will provide notice to the securityholders of the composition of the Conversion Shares Offer Consideration (including the pro rata cash component (as defined below) thereof, if any) per $1,000 Tradable Amount. The “Conversion Shares Offer Consideration” in respect of each Security will be, (i) if all the Conversion Shares are sold in the Conversion Shares Offer, the pro rata share of the cash proceeds from such sale attributable to such Security converted from sterling (or any such other currency in which our ordinary shares are denominated) into US dollars at the Prevailing Rate as of the date that is three Depository Business Days prior to the relevant Settlement Date as determined by the Conversion Shares Depository (less the pro rata share of any foreign exchange transaction costs) (the “pro rata cash component”), (ii) if some but not all of the Conversion Shares are sold in the Conversion Shares Offer, (x) the pro rata cash component and (y) the pro rata share of the Conversion Shares not sold pursuant to the Conversion Shares Offer attributable to such Security rounded down to the nearest whole number of Conversion Shares (the “pro rata Conversion Shares component”), and (iii) if no Conversion Shares are sold in a Conversion Shares Offer, the relevant Conversion Shares attributable to such Security rounded down to the nearest whole number of Conversion Shares, subject in the case of (i) and (ii)(x) above to deduction from any such cash proceeds of an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer.

We may, on behalf of the Conversion Shares Depository, appoint an agent to act as placement or other agent to facilitate the Conversion Shares Offer (a “Conversion Shares Offer Agent”). If we elect a Conversion Shares Offer to be conducted, the Conversion Shares Offer Period, during which time the Conversion Shares Offer may be made, will end no later than 40 business days following the delivery of the Conversion Shares Offer Notice.

Any Conversion Shares Offer will be made subject to applicable laws and regulations in effect at the relevant time and will be conducted, if at all, only to the extent that we, in our sole and absolute discretion, determine that the Conversion Shares Offer is practicable. We or the purchasers of the Conversion Shares sold in any Conversion Shares Offer will bear the costs and expenses of any Conversion Shares Offer (with the exception of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid as a consequence of the transfer of any interest in the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) in order for the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) to conduct the Conversion Shares Offer), including the fees of the Conversion Shares Offer Agent, if any.

We reserve the right, in our sole and absolute discretion, to terminate the Conversion Shares Offer at any time during the Conversion Shares Offer Period by providing at least three business days’ notice to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities), and, if we do so, we may, in our sole and absolute discretion, take steps (including, without limitation, changing the Suspension Date) to deliver to the securityholders (or the custodian, nominee, broker or other representative thereof) the Conversion Shares at a time that is earlier than the time at which such securityholders (or the custodian, nominee, broker or other representative thereof) would have otherwise received the Conversion Shares Offer Consideration, had the Conversion Shares Offer been completed.

The pro rata cash component will be payable by the Conversion Shares Depository to the securityholders (or the custodian, nominee, broker or other representative thereof) whether or not the Solvency Condition is satisfied.

We currently expect that in determining whether or not a Conversion Shares Offer will be conducted and, if one is to be conducted, how and to whom such Conversion Shares Offer will be made, our board of directors would, in accordance with their duties, have regard to a variety of matters, including, without limitation, the interests of our ordinary shareholders, taken as a whole, and the potential impact of a Conversion Shares Offer on our financial stability. Further, neither the occurrence of a Capital Adequacy Trigger Event nor following the occurrence of a Capital Adequacy Trigger Event, the election (if any) by us to undertake a Conversion Shares Offer on the terms set out herein, will preclude us from undertaking a rights issue or other equity issuance at any time on such terms as we deem appropriate, at our sole discretion, including—for the avoidance of doubt—the offer of our ordinary shares at or below the Conversion Shares Offer Price. Moreover, there can be no assurance that the Conversion Shares Offer would be conducted on an SEC-registered basis.

Procedure

Automatic Conversion Procedure

We will (x) immediately inform the Relevant Regulator of the occurrence of a Capital Adequacy Trigger Event and (y) deliver an Automatic Conversion Notice:

(a)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Quarterly Financial Period End Date, on or within five business days after the relevant Ordinary Reporting Date; and

(b)	in the case of a Capital Adequacy Trigger Event that has occurred as of any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date.

The “Automatic Conversion Notice” will be a written notice to be delivered by us to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) specifying (i) that a Capital Adequacy Trigger Event has occurred, (ii) the Conversion Date or expected Conversion Date, (iii) that we have the option, at our sole and absolute discretion, to elect that a Conversion Shares Offer be conducted and that we will issue a Conversion Shares Offer Notice within 10 business days following the Conversion Date notifying the securityholders of our election and (iv) that the Securities will remain in existence for the sole purpose of evidencing the right of the securityholders to receive Conversion Shares or the Conversion Shares Offer Consideration, as applicable, from the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), and that the Securities may continue to be transferable until the Suspension Date, which will be specified in the Conversion Shares Offer Notice. The date on which the Automatic Conversion Notice is dispatched by us to DTC (or, if the Securities are held in definitive form, to the trustee) will be the date on which such notice is deemed to have been given.

The Automatic Conversion will occur without delay on the Conversion Date (which will be no later than one month following either (i) the Ordinary Reporting Date, if a Capital Adequacy Trigger Event has occurred as of a Quarterly Financial Period End Date, or (ii) the Extraordinary Calculation Date, if a Capital Adequacy Trigger Event has occurred as of such date). Within 10 business days following the Conversion Date, we will deliver a Conversion Shares Offer Notice. The “Conversion Shares Offer Notice” will be a written notice to be delivered by us to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) specifying (i) whether or not we have elected that a Conversion Shares Offer be made and, if so, the Conversion Shares Offer Period, (ii) the Suspension Date and (iii) if we have been unable to appoint a Conversion Shares Depository, such other arrangements for the issuance and/or delivery of the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, to the securityholders. The “Suspension Date” will be the date specified in the Conversion Shares Offer Notice as the date on which DTC will suspend all clearance and settlement of transactions in the Securities in accordance with its rules and procedures, which date will be no later than 38 business days after the delivery of the Conversion Shares Offer Notice to DTC (and, if we elect that a Conversion Shares Offer be made, such date will be at least two business days prior to the end of the relevant Conversion Shares Offer Period).

On the Suspension Date, DTC will block all positions relating to the Securities, which will suspend all clearance and settlement of transactions in the Securities through DTC. As a result, the securityholders will not be able to settle the transfer of any Securities through DTC following the Suspension Date, and any sale or other transfer of the Securities that a securityholder may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. Moreover, the Securities may cease to be admitted to the Irish Stock Exchange’s Official List and to be traded on the Global Exchange Market (the exchange regulated market of the Irish Stock Exchange) after the Suspension Date.

The procedures set forth in this section are subject to change to reflect changes in DTC’s practices, and we may make changes to the procedures set forth in this section to the extent reasonably necessary, in our opinion, to reflect such changes in DTC’s practices.

Settlement Procedure

On the Suspension Date, we will deliver an Automatic Conversion Settlement Request Notice. The “Automatic Conversion Settlement Request Notice” will be the written notice to the trustee and the paying agent directly and to the securityholders via DTC (or, if the Securities are held in definitive form, to the securityholders at their addresses shown on the register for the Securities) (i) requesting that the securityholders complete an Automatic Conversion Settlement Notice and (ii) specifying (a) the Notice Cut-off Date and (b) the Final Cancellation Date.

The securityholders (or the custodian, nominee, broker or other representative thereof) will not receive delivery of the relevant Conversion Shares or the Conversion Shares Offer Consideration, as applicable, unless such securityholders (or the custodian, nominee, broker or other representative thereof) deliver the applicable Automatic Conversion Settlement Notice to the Conversion Shares Depository on or before the Notice Cut-off Date; provided that, if such delivery is made after the end of normal business hours at the specified office of the Conversion Shares Depository, such delivery will be deemed for all purposes to have been made or given on the next following business day.

The “Automatic Conversion Settlement Notice” will be a written notice to be delivered by a securityholder (or custodian, broker, nominee or other representative thereof) to the Conversion Shares Depository (or to the relevant recipient of the Conversion Shares in accordance with the terms of the Securities), with a copy to the trustee and the paying agent, no earlier than the Suspension Date, containing the following information: (i) the name of the securityholder (or custodian, broker, nominee or other representative thereof), (ii) the Tradable Amount held by such securityholder (or custodian, broker, nominee or other representative thereof) on the date of such notice, (iii) the name to be entered in our share register, (iv) the details of the CREST or other clearing system account or, if the Conversion Shares are not a participating security in CREST or another clearing system, the address to which the Conversion Shares (or the pro rata Conversion Shares component, if any) should be delivered, (v) for purposes of receiving any pro rata cash component (if not expected to be delivered through DTC), the necessary details and instructions to deposit such pro rata cash component to a bank account that accepts funds in US dollars and (vi) such other details as may be required by the Conversion Shares Depository. The Automatic Conversion Settlement Notice must be given in accordance with the respective standard procedures of DTC (which may include, without limitation, delivery of the notice to the Conversion Shares Depository by electronic means) and in a respective form acceptable to DTC and the Conversion Shares Depository (or, if the Securities are held in definitive form, the Automatic Conversion Settlement Notice must be delivered to the specified office of the Conversion Shares Depository together with the relevant Securities).

Each Automatic Conversion Settlement Notice will be irrevocable. The Conversion Shares Depository will determine, in its sole and absolute discretion, whether any Automatic Conversion Settlement Notice has been properly completed and delivered, and such determination will be conclusive and binding on the relevant securityholder. If any securityholder fails to properly complete and deliver an Automatic Conversion Settlement

Notice and the relevant Securities, if applicable, the Conversion Shares Depository will be entitled to treat such Automatic Conversion Settlement Notice as null and void.

Subject to satisfaction of the requirements and limitations set forth in the Indenture and provided that the Automatic Conversion Settlement Notice and the relevant Securities, if applicable, are delivered, the Conversion Shares Depository will deliver the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, on the applicable Settlement Date, to the securityholders (or custodian, nominee, broker or other representative thereof) having completed the relevant Automatic Conversion Settlement Notice and in accordance with the instructions given in such Automatic Conversion Settlement Notice.

If any securityholder (or custodian, nominee, broker or other representative thereof) fails to deliver an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) to the Conversion Shares Depository on or before the Notice Cut-off Date, the Conversion Shares Depository will continue to hold the Conversion Shares or the Conversion Shares Offer Consideration, as applicable, until an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) is so delivered; provided that the relevant Securities will be cancelled on the Final Cancellation Date, and any securityholder (or custodian, nominee, broker or other representative thereof) delivering an Automatic Conversion Settlement Notice after the Notice Cut-off Date will be required to provide evidence of its entitlement to the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable, satisfactory to the Conversion Shares Depository, in its sole and absolute discretion, in order to receive delivery of such Conversion Shares or Conversion Shares Offer Consideration, as applicable. We will have no liability to any securityholder for any loss resulting from such securityholder’s failure to receive any Conversion Shares or Conversion Shares Offer Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of such securityholder (or custodian, nominee, broker or other representative thereof) failing to duly submit an Automatic Conversion Settlement Notice (and the relevant Securities, if applicable) on a timely basis or at all.

Neither we nor any member of the HSBC Group will be liable for any taxes or duties (including, without limitation, any capital, stamp, issue and registration or transfer taxes or duties) arising on conversion or that may arise or be paid as a consequence of the issue and delivery of Conversion Shares following an Automatic Conversion. The securityholders must pay any taxes or duties (including, without limitation, any capital, stamp, issue and registration and/or transfer taxes or duties) arising on conversion in connection with the issue and delivery of Conversion Shares to the Conversion Shares Depository on behalf of such securityholder and such securityholder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such securityholder’s Securities or interest therein. Any taxes or duties arising on delivery or transfer of Conversion Shares to a purchaser in any Conversion Shares Offer will be payable by the relevant purchaser of those Conversion Shares.

The Conversion Shares and any pro rata Conversion Shares component will not be available for delivery (i) to, or to a nominee for, Clearstream, Luxembourg or Euroclear or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or, if earlier, such other time at which we, in our absolute discretion, determine that no charge under Section 67, 70, 93 or 96 of the Finance Act 1986 or any similar charge (under any successor legislation) would arise as a result of such delivery or (iii) to the CREST account of such a person described in (i) or (ii).

Delivery of the Conversion Shares or pro rata Conversion Shares component, as applicable, to the securityholders will be made in accordance with the procedures set forth in this section, which remain subject to change to reflect changes in DTC’s practices. Moreover, we may make changes to the procedures set forth in this section to the extent such changes are reasonably necessary, in our opinion, to effect the delivery of the Conversion Shares or Conversion Shares Offer Consideration, as applicable, to the securityholders.

Agreement with respect to Automatic Conversion

By its acquisition of the Securities, each securityholder (including each beneficial owner) will (i) consent to all of the terms and conditions of the Securities, including (x) the occurrence of a Capital Adequacy Trigger Event and any related Automatic Conversion following a Capital Adequacy Trigger Event and (y) the appointment of the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities), the issuance of the Conversion Shares to the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the potential sale of the Conversion Shares pursuant to a Conversion Shares Offer, (ii) agree that effective upon, and following, a Capital Adequacy Trigger Event, other than any amounts payable in the case of our winding-up or the appointment of an administrator for our administration as described under “—Subordination,” no securityholder will have any rights against us with respect to repayment of the principal amount of the Securities or payment of interest or any other amount on or in respect of such Securities, in each case that is not due and payable, which liabilities will be automatically released, (iii) acknowledge that events in, and related to, clause (i) may occur without any further action on the part of such securityholder, the trustee or the paying agent, (iv) authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such securityholder, the trustee or the paying agent and (v) waive, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship for the Securities, including, without limitation, claims related to or arising out of or in connection with a Capital Adequacy Trigger Event and/or any Automatic Conversion.

Agreement with respect to any Conversion Shares Offer

If we elect, in our sole and absolute discretion, that a Conversion Shares Offer be conducted, by its acquisition of the Securities, each securityholder (including each beneficial owner) will: (i) consent to (x) any Conversion Shares Offer and to the Conversion Shares Depository’s using the Conversion Shares to settle any Conversion Shares Offer in accordance with the terms of the Securities, notwithstanding that such Conversion Shares are held by the Conversion Shares Depository on behalf of the securityholders and (y) the transfer of the beneficial interest it holds in the Conversion Shares to the Conversion Shares Depository in connection with the Conversion Shares Offer in accordance with the terms of the Securities, and (ii) irrevocably agree that (x) we, the Conversion Shares Depository (or the relevant recipient in accordance with the terms of the Securities) and the Conversion Shares Offer Agent, if any, may take any and all actions necessary to conduct the Conversion Shares Offer in accordance with the terms of the Securities, and (y) neither we, the trustee, the paying agent, the Conversion Shares Depository nor the Conversion Shares Offer Agent, if any, will, to the extent permitted by applicable law, incur any liability to the securityholders in respect of the Conversion Shares Offer (except for the obligations of the Conversion Shares Depository in respect of the securityholders’ entitlement to any Conversion Shares Offer Consideration).

Agreement with Respect to the Exercise of UK Bail-in Power

By its acquisition of the Securities, each securityholder (including each beneficial owner) will acknowledge, agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into our or another person’s shares or other securities or other obligations, including by means of an amendment or modification to the terms of the Indenture or of the Securities to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. Each securityholder also will acknowledge and agree that the rights of such securityholder are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any UK bail-in power by the relevant UK resolution authority. For the avoidance of doubt, the potential conversion of the Securities into shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK resolution authority is separate and distinct from an Automatic Conversion following a Capital Adequacy Trigger Event.

For these purposes, a “UK bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions, banks, banking companies, investment firms and their parent undertakings incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the HSBC Group, including but not limited to the Banking Act, as the same may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 or otherwise), and any laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of an EU directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions, banks, banking companies, investment firms and their parent undertakings, pursuant to which obligations of a credit institution, bank, banking company, investment firm, its parent undertaking or any of its affiliates can be cancelled, written down and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power).

No repayment of the principal amount of the Securities or payment of interest on the Securities will become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the EU applicable to HSBC.

Your consent to the exercise of any UK bail-in power will be governed by, and construed in accordance with, the laws of England and Wales.

According to the principles of the Banking Act and the BRRD, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Securities and that the securityholders would be treated pari passu with the claims of holders of all our additional Tier 1 instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Securities at that time being subjected to the exercise of the UK bail-in power (or, with claims in respect of ordinary shares, in the event the exercise of such UK bail-in power occurs in the intervening period between a Capital Adequacy Trigger Event and the Conversion Date).

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities, we will provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying the securityholders of such occurrence. We will also deliver a copy of such notice to the trustee for information purposes.

Notice via DTC

If notice is given by us via DTC in accordance with the terms of the Securities and the Indenture, we will request that DTC, pursuant to the applicable rules and operating procedures of DTC then in effect, transmit such notice to the direct participants of DTC holding the Securities at such time. Moreover, any notice by DTC to participating institutions and by these participants to street name holders of beneficial interests in the Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Anti-dilution

Adjustment of Conversion Price and Conversion Shares Offer Price

Upon the occurrence of any of the events described below, the Conversion Price and the Conversion Shares Offer Price (each, a “Price” and, together, the “Prices”) will be adjusted as follows:

(a)	If and whenever there is a consolidation, reclassification or subdivision in relation to our ordinary shares which alters the number of our ordinary shares in issue, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A
B

where:

A	is the aggregate number of our ordinary shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	is the aggregate number of our ordinary shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment will become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(b)	If and whenever we issue any ordinary shares to our ordinary shareholders credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which our ordinary shareholders would or could otherwise have elected to receive, (2) where our ordinary shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expected to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to our ordinary shareholders, whether at their election or otherwise), each Price will be adjusted by multiplying the relevant Price in effect immediately prior to such issue by the following fraction:

A
B

where:

A	is the aggregate number of our ordinary shares in issue immediately before such issue; and

B	is the aggregate number of our ordinary shares in issue immediately after such issue.

Such adjustment will become effective on the date of issue of such ordinary shares.

(c)	If and whenever we issue our ordinary shares to our shareholders as a class by way of rights, or we or any member of the HSBC Group or (at the direction or request or pursuant to arrangements with us or any member of the HSBC Group) any other company, person or entity issues or grants to our ordinary shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase our ordinary shares, or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any of our ordinary shares (or grants any such rights in respect of existing securities so issued), in each case at a price per ordinary share which is less than 95% of the Current Market Price on the Effective Date, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A	is the aggregate number of our ordinary shares in issue on the Effective Date;

B

is the number of our ordinary shares which the aggregate consideration (if any) receivable for our ordinary shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of our ordinary shares deliverable on the exercise thereof, would purchase at such Current Market Price on the Effective Date; and

C	is the number of our ordinary shares to be issued or, as the case may be, the maximum number of our ordinary shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate; provided that if, on the Effective Date, such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then “C” will be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment will become effective on the Effective Date.

For the purpose of any calculation of the consideration receivable or price pursuant to this paragraph, the following provisions will apply:

(i)	the aggregate consideration receivable or price for our ordinary shares issued for cash will be the amount of such cash;

(ii)	(x) the aggregate consideration receivable or price for our ordinary shares to be issued or otherwise made available upon the conversion or exchange of any securities will be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for our ordinary shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights will be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such securities or, as the case may be, for such options, warrants or rights which are attributed by us to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y), the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per ordinary share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon the exercise of such options, warrants or rights will be the aggregate consideration or price referred to in (x) or (y) (as the case may be) divided by the number of our ordinary shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to (i) or (ii) (or any component thereof) is expressed in a currency other than US dollars, it will be converted into US dollars at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv)	in determining the consideration or price pursuant to the above, no deduction will be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price will be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to us or another entity.

(d)	If and whenever we pay any Extraordinary Dividend to our ordinary shareholders as a class, each Price will be adjusted by multiplying the relevant Price in effect immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of our ordinary shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend is expressed in a currency other than US dollars, it will be converted into US dollars at the Prevailing Rate on the relevant Effective Date.

Such adjustment will become effective on the Effective Date.

Notwithstanding provisions of this section:

(i)	where the events or circumstances giving rise to any adjustment pursuant to this section have already resulted or will result in an adjustment to the Prices or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to the Prices or where more than one event that gives rise to an adjustment to the Prices occurs within such a short period of time that, in our opinion, a modification to the operation of the adjustment provisions is required to give the intended result, such modification will be made to the operation of the adjustment provisions as may be determined by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(ii)	such modification will be made to the operation of this section as may be determined by an Independent Financial Adviser to be in its opinion appropriate (x) to ensure that an adjustment to the Prices or the economic effect thereof will not be taken into account more than once, (y) to ensure that the economic effect of an Extraordinary Dividend is not taken into account more than once and (z) to reflect a redenomination of the issued ordinary shares for the time being into a new currency;

(iii)	for the avoidance of doubt, the occurrence of any other event in respect of our ordinary shares that is not an applicable Adjustment Event in relation to the Securities or the conversion of the Securities into our ordinary shares pursuant to this section will not result in an adjustment of the Prices; and

(iv)	no adjustment will be made to the Prices where our ordinary shares or other securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of us or any company in the HSBC Group or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme.

On any adjustment, if a resultant Price has more decimal places than the initial Price, it will be rounded to the same number of decimal places as the initial Price. No adjustment will be made to a Price where such adjustment (rounded down if applicable) would be less than 1% of such Price then in effect. Any adjustment not required to be made, and/or any amount by which a Price has been rounded down, will be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment will be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

The Prices will not in any event be reduced to below the nominal value of one of our ordinary shares for the time being. We undertake that we will not take any action, and will procure that no action is taken, that would otherwise result in an adjustment to the Prices to below such nominal value.

If any doubt arises as to whether an adjustment falls to be made to either Price or as to the appropriate adjustment to such Prices, we may at our discretion appoint an Independent Financial Adviser and, following consultation between us and such Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof will be conclusive and binding on us, the trustee, the paying agent and the securityholders, save in the case of manifest error.

Notice of any adjustments to the Prices will be given by us to the securityholders via DTC (or, if the Securities are held in definitive form, via the trustee) promptly after the determination thereof.

No Retroactive Adjustments

We will not issue any additional Conversion Shares if the Automatic Conversion occurs after the record date in respect of any consolidation, reclassification or sub-division as described in the first clause (a) of “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is described in clauses (b) through (d) of “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” but before the relevant adjustment to the Prices becomes effective under such clauses.

Qualifying Takeover Event

Within 10 business days following the occurrence of a Takeover Event, we will deliver a Takeover Event Notice. A “Takeover Event Notice” will be a notice to the securityholders notifying them that a Takeover Event has occurred and specifying: (1) the identity of the Acquirer; (2) whether or not the Takeover Event is a Qualifying Takeover Event; (3) in the case of a Qualifying Takeover Event, if determined at such time, the New Conversion Price and the New Conversion Shares Offer Price; and (4) if applicable, the QTE Effective Date.

A “Takeover Event” means any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) that acquires control of us. For these purposes “control” means (a) the acquisition or holding of legal or beneficial ownership of more than 50% of our issued ordinary shares or (b) the right to appoint and/or remove all or the majority of the members of our board of directors, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise. A Takeover Event will constitute a “Qualifying Takeover Event” where (i) the Acquirer is an Approved Entity and (ii) the New Conversion Condition is satisfied.

If the Takeover Event is a Qualifying Takeover Event, the Securities will, where the Conversion Date falls on or after the QTE Effective Date, be converted into or exchanged for Approved Entity Shares, mutatis mutandis as provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” at a Conversion Price that will initially be the New Conversion Price, which may be higher or lower than the Conversion Price. In addition, we will retain the right to elect in the Conversion Shares Offer Notice that the Conversion Shares Depository make a Conversion Shares Offer at the New Conversion Shares Offer Price.

The New Conversion Price and the New Conversion Shares Offer Price each will be subject to adjustment in the circumstances provided for under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price” (if necessary with such modifications and amendments as an Independent Financial Adviser will determine to be appropriate), and we will give notice to the securityholders of the New Conversion Price and the New Conversion Shares Offer Price and of any such modifications and amendments thereafter.

In the case of a Qualifying Takeover Event:

(a)	we will, to the extent permitted by applicable law and regulation, on or prior to the QTE Effective Date, enter into such agreements and arrangements (including, without limitation, supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Securities and the Indenture) as may be required to ensure that, effective upon the QTE Effective Date, the Securities will be convertible into, or exchangeable for, Approved Entity Shares, mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion Upon Capital Adequacy Trigger Event,” at the New Conversion Price; and

(b)	we will, where the Conversion Date falls on or after the QTE Effective Date, procure (to the extent within our control) the issue of the relevant number of Approved Entity Shares mutatis mutandis in the manner provided under “—Automatic Conversion Upon Capital Adequacy Trigger Event.”

For the avoidance of doubt, if for any reason (including, without limitation, because the Acquirer is a Governmental Entity), a Takeover Event fails to be Qualifying Takeover Event, there will not be any automatic adjustment to the terms of the Securities, whether in the manner provided in respect of Qualifying Takeover Events, or at all.

Subordination

The Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the securityholders in respect of, or arising from, the Securities will be subordinated to the claims of Senior Creditors. For the avoidance of doubt, as of the issue date, the 2020 Securities and the 2024 Securities will rank pari passu with one another (and therefore the 2020 Securities and the 2024 Securities will constitute Parity Securities with respect to the other series).

If (i) an order is made, or an effective resolution is passed, for our winding-up (except in any such case for a solvent winding-up solely for the purpose of our merger, reconstruction or amalgamation, the terms of which reorganization, reconstruction or amalgamation (x) have previously been approved in writing by a majority of the securityholders and (y) do not provide that the Securities will thereby become redeemable or repayable in accordance with the terms of the Securities); or (ii) following the appointment of an administrator for our administration, the administrator declares, or gives notice that it intends to declare and distribute, a dividend, then

(a)	if such events specified in (i) or (ii) occur prior to the date on which a Capital Adequacy Trigger Event occurs, there will be payable by us in respect of each Security (in lieu of any other payment by us), such amount, if any, as would have been payable to a securityholder if, on the day prior to the commencement of such winding-up or such administration and thereafter, such securityholder were the holder of the most senior class of preference shares in our capital, having an equal right to a return of assets in such winding-up or such administration to, and so ranking pari passu with, the holders of such class of preference shares (if any) from time to time issued by us that has a preferential right to a return of assets in such winding-up or such administration, and so ranking ahead of the holders of all other classes of issued shares for the time being in our capital, but ranking junior to the claims of Senior Creditors, and on the assumption that the amount that such securityholder was entitled to receive in respect of such senior preference shares, on a return of assets in such winding-up or such administration, were an amount equal to the principal amount of the relevant Security and any accrued but unpaid interest thereon (to the extent not cancelled or deemed to have been cancelled); and

(b)	if such events specified in (i) or (ii) occur on or after the date on which a Capital Adequacy Trigger Event occurs but prior to the Conversion Date, there will be payable by us in respect of each Security (in lieu of any other payment by us) such amount, if any, as would have been payable to a securityholder on a return of assets in such winding-up or such administration if the Conversion Date in respect of an Automatic Conversion had occurred immediately prior to the occurrence of such events specified in (i) or (ii) (and as a result, such securityholder were the holder of such number of our ordinary shares as such securityholder would have been entitled to receive on the Conversion Date, ignoring for these purposes our right to elect to make a Conversion Shares Offer).

Furthermore, other than in the event of our winding-up or administration, as described in this section, or with respect to the payment of the pro rata cash component, as described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer,” payments in respect of, or arising from, the Securities will be conditional (x) upon our being solvent at the time of payment by us, and (y) in that no sum in respect of or arising from the Securities may fall due and be paid except to the extent that we could make such payment and still be solvent immediately thereafter (such condition, the “Solvency Condition”). For purposes of determining whether the Solvency Condition is met, we will be considered to be solvent at a particular point in time if (x) we are able to pay our debts owed to Senior Creditors as they fall due and (y) the Balance Sheet Condition has been met.

A certificate by our auditors as to whether or not the Solvency Condition is met, on the basis of the information provided to our auditors by us, will, in the absence of manifest error, be treated by us, the trustee, the securityholders and all other interested parties as correct and sufficient evidence thereof.

“Senior Creditors” means our creditors (i) who are unsubordinated creditors; (ii) whose claims are, or are expressed to be, subordinated to the claims of our unsubordinated creditors but not further or otherwise; or (iii) whose claims are, or are expressed to be, junior to the claims of our other creditors, whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the securityholders in a winding-up occurring prior to a Capital Adequacy Trigger Event. For the avoidance of doubt, holders of any of our existing or future Tier 2 capital instruments will be Senior Creditors.

The “Balance Sheet Condition” will be satisfied in relation to us if the value of our assets is at least equal to the value of our liabilities. For these purposes (i) “assets” mean our unconsolidated gross assets as shown in our most recent published audited balance sheet, as adjusted for subsequent events in such manner as our auditors may determine and (ii) “liabilities” means our unconsolidated gross liabilities, as shown in our most recent published audited balance sheet, as adjusted for subsequent events in such manner as our auditors may determine and for these purposes excluding (without double counting) any indebtedness that will not constitute liabilities according to the criteria that would be applied by the High Court of Justice of England and Wales (or the relevant authority of such other jurisdiction in which we may be organized) in determining whether we are “unable to pay [our] debts” under Section 123(2) of the UK Insolvency Act 1986 or any amendment or re-enactment thereof (or in accordance with the corresponding provisions of the applicable laws of such other jurisdiction in which we may be organized.

The subordination provisions of the Indenture, and to which the Securities are subject, will be governed by, and construed in accordance with, the laws of England and Wales.

As a consequence of these subordination provisions, the securityholders may recover less ratably than the Senior Creditors. If, in any winding-up or administration, the amount payable on any Securities and any claims ranking equally with the Securities are not paid in full, the securityholders and other claims ranking equally will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

If any securityholder is entitled to any recovery with respect to the Securities in any winding-up or administration, the securityholder might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to securityholders would have to be converted into sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and the securityholders would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

Modification and Waiver

In addition to our and the trustee’s rights to modify and amend the Indenture described in the accompanying prospectus under “Description of Contingent Convertible Securities—Modification and Waiver,” modifications of and amendments to the terms of the Indenture or the Securities may be made by us and the trustee, without the further consent of the securityholders, to the extent necessary to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power. Moreover, we will agree not to amend the consent of the securityholders to the exercise of the UK bail-in power (see “—Agreement with Respect to the Exercise of UK Bail-in Power”) without the prior consent of the Relevant Regulator.

Defaults and Remedies

For purposes of the Securities, the following discussion replaces in its entirety the discussion set forth in “Description of Contingent Convertible Securities—Contingent Convertible Events of Default” and “Description of Contingent Convertible Securities—Waiver of Contingent Convertible Events of Default and Defaults” in the accompanying prospectus.

Winding-up Event

If a Winding-up Event occurs before the occurrence of a Capital Adequacy Trigger Event, the principal amount of the Securities will become immediately due and payable, without the need for any further action on the part of the trustee, the securityholders or any other person.

A “Winding-up Event” will result if (x) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 calendar days of the making of such order, (y) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (x) or (y) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (z) following the appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

Non-payment Event

If we fail to pay any amount that has become due and payable under the Securities, the paying agent will notify the trustee and, if such failure continues for 14 calendar days, the trustee may provide a written notice of such failure to us. If within a period of 14 calendar days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-payment Event”), the trustee may, at its discretion, and without further notice to us, institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, no interest will be due and payable if such interest has been cancelled or is deemed to have been cancelled (in each case, in whole or in part) as described under “—Interest—Interest Cancellation” (and no Non-payment Event will occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part)).

Limited Remedies for Breach of Obligations (Other than Non-payment)

In addition to the remedies for a Non-payment Event, the trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the Securities or the Indenture (other than any of our payment obligations under, or arising from, the Securities or the Indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided the sole and exclusive remedy that the trustee (acting on behalf of the securityholders) and/or the securityholders may seek under the Securities and the Indenture is specific performance under the laws of the State of New York; provided further that to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), the trustee (acting on behalf of the securityholders) and/or the securityholders may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration. For the avoidance of doubt, any breach by us of any Performance Obligation will not confer upon the trustee (acting on behalf of the securityholders) and/or the securityholders any claim other than specific performance and we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings, except where a securityholder proves any Monetary Judgment in our winding up or administration.

By its acquisition of the Securities, each securityholder (including each beneficial owner) will acknowledge and agree that (i) the sole and exclusive remedy that such securityholder and/or the trustee (acting on its behalf) may seek under the Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York, (ii) such securityholder will not (and waives any right to) seek, and will not (and waives any right to) direct the trustee (acting on its behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation, (iii) such securityholder will not (and waives any right to) enforce, and will not be entitled to enforce (and waives any such entitlement), or otherwise claim (and waives any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration and (iv) to the extent permitted by the Trust Indenture Act, such securityholder will waive any and all claims, in law and/or in equity, against the Trustee for, and agree not to initiate a suit, against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in connection with such securityholder’s right to enforce a Performance Obligation in accordance with the terms of the Indenture.

No Other Remedies

Other than the limited remedies specified in this section “—Defaults and Remedies,” no remedy against us will be available to the trustee (acting on behalf of the securityholders) or to the securityholders, whether for the recovery of amounts owing in respect of such Securities or under the Indenture, or in respect of any breach by us of any of our obligations under, or in respect of, the terms of such Securities or under the Indenture in relation thereto; provided that notwithstanding the limitations on remedies specified in this section “—Defaults and Remedies,” (x) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the securityholders under the provisions of the Indenture, and (y) nothing will impair the right of a securityholder under the Trust Indenture Act, absent such securityholder’s consent, to sue for any payment due but unpaid with respect to the Securities; provided further that, in the case of (x) and (y), any payments in respect of, or arising from, the Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Securities, will be subject to the subordination provisions set forth under “—Subordination.”

Defaults

A “default” will occur (i) upon the occurrence of a Winding-up Event that occurs before the Conversion Date, (ii) upon the occurrence of a Non-payment Event or (iii) upon a breach by us of a Performance Obligation. For purposes of the accompanying prospectus, “contingent convertible event of default” will mean “default” as defined in this prospectus supplement.

Under the terms of the Indenture and the Securities, neither a Capital Adequacy Trigger Event, an Automatic Conversion, a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities will be stated to be an contingent convertible event of default or a default. As a result, the securityholders will not have the right to request that the trustee declare an acceleration solely due to the occurrence of a Capital Adequacy Trigger Event, an Automatic Conversion, a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture or the exercise of the UK bail-in power by the relevant UK resolution authority.

Waiver of Past Default

Holders of not less than a majority of the aggregate principal amount of the Securities then outstanding may on behalf of all securityholders waive any past default that results from a breach by us of a Performance Obligation; provided that (i) a default in respect of a Performance Obligation, the modification or amendment of which would require the consent of each securityholder affected by it or (ii) any past default that results from a Winding-up Event or a Non-payment Event, in either case, will require the waiver of each securityholder affected by such default.

Upon the occurrence of any waiver of a default described in the immediately preceding paragraph, such default will cease to exist, and any default with respect to any series of Securities arising therefrom will be deemed to have been cured and not to have occurred for any purpose under the Indenture; provided that no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Trustee

Trustee; Direction of the Trustee

The Bank of New York Mellon, London Branch, is the trustee under the Indenture. See “—Trustee—Trustee’s Duties” and “Description of Contingent Convertible Securities—Trustee’s Duties” in the accompanying prospectus for a description of the trustee’s procedures and remedies available in connection with an Event of Default or default.

The trustee makes no representations, and will not be liable with respect to, the information set forth in this prospectus supplement.

UK Bail-in Power

By its acquisition of the Securities, each securityholder (including each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities.

Additionally, by its acquisition of the Securities, each securityholder (including each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority,

•	the trustee will not be required to take any further directions from the securityholders under Section 5.12 (Control by Holders) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Securities to direct certain actions relating to the Securities; and

•	the Indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Securities), then the trustee’s duties under the Indenture will remain applicable with respect to the Securities following such completion to the extent that we and the trustee will agree pursuant to another supplemental indenture or an amendment to the Indenture;

provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Securities remain outstanding following the completion of the exercise of the UK bail-in power.

Our obligations to indemnify the trustee in accordance with Section 6.07 of the Indenture will survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities and any Automatic Conversion under the Indenture.

Capital Adequacy Trigger Event

Once we have delivered an Automatic Conversion Notice following the occurrence of a Capital Adequacy Trigger Event (or following an Automatic Conversion (if sooner)), (i) subject to the right of the securityholders in the event of our failure to issue and deliver any Conversion Shares to the Conversion Shares Depository on the Conversion Date described under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion,” the securityholders will have no rights whatsoever under the Indenture or the Securities to instruct the trustee or the paying agent to take any action whatsoever and (ii) as of the date of the Automatic Conversion Notice, except for any indemnity and/or security provided by any securityholder in such direction or related to such direction, any direction previously given to the trustee by any securityholder will cease automatically and will be null and void and of no further effect; except in each case of (i) and (ii), with respect to any rights of the securityholders with respect to any payments under the Securities that were unconditionally due and payable prior to the date of the Automatic Conversion Notice or unless the trustee or the paying agent is instructed in writing by us to act otherwise.

Neither the trustee nor the paying agent will be liable with respect to (i) the calculation or accuracy of the end-point CET1 Ratio in connection with the occurrence of a Capital Adequacy Trigger Event and the timing of such Capital Adequacy Trigger Event, (ii) our failure to post or deliver the underlying end-point CET1 Ratio calculations of a Capital Adequacy Trigger Event to DTC or the securityholders or (iii) any aspect of our decision to deliver a Conversion Notice or the related Automatic Conversion.

Trustee’s Duties

For purposes of the Securities, the following discussion replaces in its entirety the first paragraph in “Description of Contingent Convertible Securities—Trustee’s Duties” in the accompanying prospectus.

In the case of a default, the trustee will exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to the provisions of the Indenture relating to the duties of the trustee, in case a default occurs and is continuing with respect to the Securities, the trustee will be under no obligation to any securityholder to exercise any of its rights or powers under the Indenture at the request of any securityholder unless such securityholder will have offered to the trustee indemnity satisfactory to the trustee.

Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holder or holders of a majority in aggregate principal amount of the Securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Securities. However, the trustee may refuse to follow any direction that is in conflict with any rule of law or the Indenture or is unjustly prejudicial to any securityholder not taking part in the direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction. See also “—Defaults and Remedies—No Other Remedies.”

By its acquisition of the Securities, each securityholder will acknowledge and agree that neither a Capital Adequacy Trigger Event, an Automatic Conversion, a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Securities nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Payments Subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to the “Additional Amounts” provisions below. For the purposes of the preceding sentence, the phrase “fiscal or other laws, regulations and directives” will include any obligation of us to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

Additional Amounts

All payments by us of principal and interest in respect of the Securities will be made without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature, present or future, as are imposed or levied by or on behalf of the United Kingdom (or any authority or political subdivision therein or thereof having power to tax) unless we are required by law to withhold or deduct any such taxes, duties, assessments or governmental charges.

In that event, we will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received by the securityholders after such withholding or deduction will equal the respective amounts of principal, premium and interest that would have been received in respect of the Securities in the absence of such withholding or deduction; provided that no such additional amounts will be payable with respect to any Security:

(a)	to, or to a third party on behalf of, a securityholder who is liable to such taxes, duties, assessments or governmental charges in respect of such Security by reason of the securityholder having some connection with the United Kingdom other than the mere holding of such Security;

(b)	unless the securityholder is unable to avoid such withholding or deduction by satisfying any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to a paying agent or the relevant tax authorities (as applicable) or by notifying (and/or presenting evidence of such notification to) any tax authorities of such payment of principal or interest or by presenting the relevant Security at the specified office of another paying agent (whether within or outside the European Union);

(c)	where the Security must be presented for payment, the Security is presented more than 30 days after the date on which such payment first becomes due, except to the extent that the securityholder would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period;

(d)	to, or to a third party on behalf of, a securityholder who is not the sole beneficial owner of the Security, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; or

(e)	where such withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC (as amended from time to time) or any other EU directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive.

We will agree in the Indenture that at least one paying agent for the Securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in an EU Member State that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC (as amended from time to time) or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

As provided in “—Payments Subject to Fiscal Laws,” all payments in respect of the Securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

Whenever we refer in this prospectus supplement, in any context, to the payment of the principal of, or any interest payments on, or in respect of, any Securities, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Paying Agent

Payments of principal of and interest, if any, on the Securities will be made in dollars and such payments on Securities represented by a global security will be made through one or more paying agents to DTC or its nominee. Initially, the paying agent will be HSBC Bank USA, National Association. We may change the paying agent without prior notice to the securityholders, and in such an event we may act as paying agent. Payments of principal of, and interest on, the Securities represented by a global security will be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such global security is first surrendered to the paying agent.

Calculation Agent

The calculation agent is HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on September 17, 2014.

Subsequent Holders’ Agreement

The securityholders that acquire the Securities in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any securityholder will be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the securityholders that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities related to the UK bail-in power and related to a Capital Adequacy Trigger Event.

Governing Law

The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York, except that (i) the subordination provisions of the Indenture and of the Securities (see “—Subordination” and (ii) the consent to the exercise of any UK bail-in power (see “—Agreement with Respect to the Exercise of UK Bail-in Power”) (but, for the avoidance of doubt, no other provisions of the Securities or the Indenture, including the rights, duties, immunities and indemnities of the trustee thereunder) will be governed by, and construed in accordance with, the laws of England and Wales.

Listing

Application has been made to the Irish Stock Exchange for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange.

Definitions

Set forth below are definitions for certain capitalized terms used in this “Description of the Securities” for which no definition is provided.

“2020 Securities” means the 5.625% Perpetual Subordinated Contingent Convertible Securities (Callable January 2020 and Every Five Years Thereafter).

“2024 Securities” means the 6.375% Perpetual Subordinated Contingent Convertible Securities (Callable September 2024 and Every Five Years Thereafter).

“2020 Securities Reset Dates” has the meaning given to such term under “—Interest—General.”

“2024 Securities Reset Dates” has the meaning given to such term under “—Interest—General.”

“Acquirer” means the person or persons that control (as such term is used with respect to the definition of “Takeover Event”) us following a Takeover Event.

“Additional Amounts” has the meaning given to such term under “—Additional Amounts.”

“Adjusted Reset Date” has the meaning given to such term under “—Interest—General.”

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Takeover Event, has in issue Approved Entity Shares.

“Approved Entity Shares” means ordinary shares in the capital of a body corporate that constitutes Equity Share Capital or the equivalent (or depository or other receipts representing the same) which are listed and admitted to trading on a Recognized Stock Exchange. On and after the date of a Qualifying Takeover Event, references herein to “our ordinary shares” will be read as references to “Approved Entity Shares.” In relation to an Automatic Conversion in respect of which the Conversion Date falls on or after the QTE Effective Date, references herein to “Conversion Shares” will be deemed to be references to “Approved Entity Shares.”

“auditors” means (i) our auditors or, if we have joint auditors, any one of such joint auditors or (ii) in the event their being unable or unwilling to carry out any action requested of them pursuant to the terms of the Securities and the Indenture or in such circumstances and for such purposes as the trustee may approve, either (x) such other firm of accountants as may be nominated by us and approved by the trustee or (y) failing such nomination and/or approval within three business days of a request by the trustee to us for such nomination, as may be nominated by the trustee.

“Automatic Conversion” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Automatic Conversion Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure.”

“Automatic Conversion Settlement Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.”

“Automatic Conversion Settlement Request Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Settlement Procedure.”

“Balance Sheet Condition” has the meaning given to such term under “—Subordination.”

“BRRD” means directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms and amending Council Directive 82/891/EEC, and Directives 2001/24/EC, 2002/47/EC, 2004/25/EC, 2005/56/EC, 2007/36/EC, 2011/35/EU, 2012/30/EU and 2013/36/EU, and Regulations (EU) No 1093/2010 and (EU) No 648/2012, of the European Parliament and of the Council.

“business day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, or in New York City, New York.

“Calculation agent” means HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on September 17, 2014.

“Cancellation Date” means (i) with respect to any Security for which an Automatic Conversion Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Security for which an Automatic Conversion Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Capital Adequacy Trigger Event” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are in the future applicable to us (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) as required by (i) the CRR and/or (ii) the CRD, including (for the avoidance of doubt) any regulatory technical standards issued by the European Banking Authority.

“Cash Dividend” means any dividend or distribution in respect of our ordinary shares to our ordinary shareholders which is to be paid or made in cash (in whatever currency), however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account and including a distribution or payment to our ordinary shareholders upon or in connection with a reduction of capital.

“CET1 Capital” means, as of any date, the sum, expressed in US dollars, of all amounts that constitute common equity Tier 1 capital of the HSBC Group as of such date, less any deductions from common equity Tier 1 capital required to be made as of such date, in each case as calculated by us on a consolidated basis and without applying the transitional provisions set out in Part Ten of the CRR in accordance with the Relevant Rules applicable to us as at such date (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “common equity Tier 1 capital” will have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Relevant Rules then applicable to the HSBC Group or by the Relevant Regulator.

“Code” has the meaning given to such term under “—Payments Subject to Fiscal Laws.”

“Companies Act” means the Companies Act 2006 (UK).

“Conversion Date” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Automatic Conversion.”

“Conversion Price” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares.”

“Conversion Shares” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares.”

“Conversion Shares Depository” means a financial institution, trust company, depository entity, nominee entity or similar entity to be appointed by us on or prior to any date when a function ascribed to the Conversion Shares Depository in the Indenture is required to be performed, to perform such functions and which, as a condition of such appointment, such entity will be required to undertake, for the benefit of the securityholders, to hold the Conversion Shares (and any Conversion Shares Offer Consideration) on behalf of such securityholders in one or more segregated accounts, unless otherwise required for the purposes of the Conversion Shares Offer and, in any event, on terms consistent with the Indenture.

“Conversion Shares Offer” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Agent” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Consideration” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“Conversion Shares Offer Notice” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure.”

“Conversion Shares Offer Period” means the period during which the Conversion Shares Offer may occur, which period will end no later than 40 business days after the delivery of the Conversion Shares Offer Notice.

“Conversion Shares Offer Price” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“CRD” means directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive.

“CRD IV” means, taken together, (i) the CRR, (ii) the CRD and (iii) the Capital Instruments Regulations.

“CREST” means the relevant system, as defined in the CREST Regulations, or any successor clearing system.

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 01/378), as amended.

“CRR” means regulation (EU) No 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No 648/2012, and any successor regulation.

“Current Market Price” means, in respect of one of our ordinary shares at a particular date, the arithmetic average of the Volume Weighted Average Price per ordinary share for the five consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the “Relevant Period”), provided that:

(i)	if at any time during the Relevant Period the Volume Weighted Average Price has been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price has been based on a price cum-dividend (or cum-any other entitlement), then:

(1)	if our ordinary shares to be issued do not rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which our ordinary share will have been quoted cum-dividend (or cum-any other entitlement) will for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend (or entitlement) per ordinary share as of the date of first public announcement relating to such dividend or entitlement and, for these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit; or

(2)	if our ordinary shares to be issued do rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which our ordinary shares will have been quoted ex-dividend (or ex-any other entitlement) will for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(ii)	if on each of the five Exchange Business Days during the Relevant Period our ordinary shares have been quoted cum-dividend (or cum-any other entitlement) in respect of a dividend (or entitlement) which has been declared or announced but our ordinary shares to be issued do not rank for that dividend (or entitlement), the Volume Weighted Average Price on each of such dates will for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that dividend (or entitlement) per ordinary share as of the date of first public announcement relating to such dividend or entitlement, and for these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit;

(iii)	if such Volume Weighted Average Price of one of our ordinary shares is not available on each of the five Exchange Business Days during the Relevant Period, then the arithmetic average of such Volume Weighted Average Prices which are available in the Relevant Period will be used (subject to a minimum of two such closing prices); and

(iv)	if only one or no such Volume Weighted Average Price is available in the Relevant Period, then the Current Market Price will be determined by an Independent Financial Adviser.

“default” has the meaning given to such term under “—Defaults and Remedies—Events of Default and Defaults.”

“Depository Business Day” means a day on which the Conversion Shares Depository is open for general business.

“Distributable Items” means the amount of our profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Securities and any Parity Securities and Junior Securities less any losses brought forward, profits which are non-distributable pursuant to the Companies Act or other provisions of English law from time to time applicable to us or our Memorandum and Articles of Association (our “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law from time to time applicable to us or our Articles of Association, those losses and reserves being determined on the basis of our individual accounts and not on the basis of our consolidated accounts.

“DTC” has the meaning given to such term under “—Interest—Interest Cancellation—Notice of Interest Cancellation.”

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments, as the same may be amended from time to time.

“Effective Date” means, for the purposes of clause (c) under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” the first date on which our ordinary shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange and, for the purposes of clause (d) under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price,” the first date on which our ordinary shares are traded ex-the relevant Extraordinary Dividend on the Relevant Stock Exchange.

“end-point CET1 Ratio” means, as at any date, the ratio of CET1 Capital to the Risk Weighted Assets, in each case as of such date, expressed as a percentage.

“Equity Share Capital” has the meaning provided in Section 548 of the Companies Act.

“Exchange Business Day” means any day that is a trading day on the Relevant Stock Exchange other than a day on which the Relevant Stock Exchange is scheduled to close prior to its regular weekday closing time.

“Extraordinary Calculation Date” means any business day (other than a Quarterly Financial Period End Date) on which the end-point CET1 Ratio is calculated upon the instruction of the Relevant Regulator or at our discretion.

“Extraordinary Dividend” means any Cash Dividend that is declared expressly by us to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to our ordinary shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend will be such Cash Dividend.

“Fair Market Value” means

(i)	with respect to a Cash Dividend or other cash amount the amount of such cash; provided that any Cash Dividend or other cash amount in a currency other than US dollars will be converted into US dollars at the Prevailing Rate as of the date on which the Fair Market Value is to be calculated;

(ii)	where securities, options, warrants or other rights are publicly traded in a market which is determined by us to have adequate liquidity, the fair market value of (a) such securities will equal the arithmetic average of the Volume Weighted Average Prices of such securities, and (b) such options, warrants or other rights will be the arithmetic mean of the daily closing prices of such options, warrants or other rights, in each case during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such securities, options, warrants or other rights are publicly traded) or such shorter period as such securities, options, warrants or other rights are publicly traded; provided that any amount in a currency other than US dollars will be converted into US dollars at the Prevailing Rate as of the date on which the Fair Market Value is to be calculated; and

(iii)	with respect to any other property on any date, the fair market value of that property as of that date as determined by an Independent Financial Adviser taking into account such factors as it considers appropriate.

For these purposes, the amount or value will be determined on a gross basis disregarding any withholding or deduction required to be made on account of tax and disregarding any associated tax credit.

“FATCA” has the meaning given to such term under “—Payments Subject to Fiscal Laws.”

“Final Cancellation Date” means the date, as specified in the Automatic Conversion Settlement Request Notice, on which the Securities in relation to which no Automatic Conversion Settlement Notice has been received by the Conversion Shares Depository on or before the Notice Cut-off Date will be cancelled, which date may be up to 15 business days following the Notice Cut-off Date.

“Governmental Entity” means (i) the UK government, (ii) an agency of the UK government or (iii) a Takeover Person or entity (other than a body corporate) controlled by the UK government or any such agency referred to in clause (ii) of this definition. If we are then organized in another jurisdiction, the references to “UK government” will be read as references to the government of such other jurisdiction.

“HSBC Group” means HSBC Holdings plc together with its subsidiary undertakings.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by us at our own expense.

“Indenture” has the meaning given to such term in the second paragraph of this “Description of the Securities.”

“Junior Securities” means, in respect of the Securities, (i) any of our ordinary shares or our other securities that rank, or are expressed to rank, junior to the Securities in our winding-up or administration as described under “—Subordination” and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by us that ranks, or is expressed to rank, junior to the Securities in our winding-up or administration as described under “—Subordination” and/or (iii) any of our capital instruments that qualify as common equity Tier 1 instruments under the Capital Instruments Regulations.

“LSE” means the London Stock Exchange plc.

“Monetary Judgment” has the meaning given to such term under “—Defaults and Remedies—Limited Remedies for Breach of Obligations (Other than Non-payment).”

“Mid-Market Swap Rate” has the meaning given to such term under “—Interest—General.”

“Mid-Market Swap Rate Quotation has the meaning given to such term under “—Interest—General.”

“New Conversion Condition” means the condition that will be satisfied if (a) by not later than seven business days following the completion of a Takeover Event where the Acquirer is an Approved Entity, we have entered into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the trustee, for the benefit of the securityholders, to deliver the Approved Entity Shares to the Conversion Shares Depository upon a conversion of the Securities, all as contemplated under “—Qualifying Takeover Event.”

“New Conversion Price” means an amount (in US dollars) per Approved Entity Share determined by us in accordance with the following formula:

where:

“NCP” means the New Conversion Price.

“ECP” means the Conversion Price in effect on the Exchange Business Day immediately prior to the QTE Effective Date.

“RS (Average)” means the arithmetic average of the Volume Weighted Average Price per Approved Entity Share (converted, if necessary, into US dollars at the Prevailing Rate on the relevant Exchange Business Day) on each of the 10 Exchange Business Days ending on the Exchange Business Day prior to the date the Qualifying Takeover Event occurred.

“OS (Average)” means the arithmetic average of the Volume Weighted Average Price of our ordinary shares (converted, if necessary, into US dollars at the Prevailing Rate on the relevant Exchange Business

Day) on each of the 10 Exchange Business Days ending on the Exchange Business Day prior to the date the Qualifying Takeover Event has occurred.

“New Conversion Shares Offer Price” means the New Conversion Price initially calculated following the occurrence of a Qualifying Takeover Event converted into sterling based on an exchange rate of £1.00 = $1.61325.

“Non-payment Event” has the meaning given to such term under “—Defaults and Remedies—Non-payment Event.”

“Notice Cut-off Date” means the date specified as such in the Automatic Conversion Settlement Request Notice, which date will be at least 40 business days following the Suspension Date.

“OECD” means Organization for Economic Co-operation and Development.

“Ordinary Reporting Date” means each business day on which Quarterly Financial Information is published by us.

“Outstanding Amount” has the meaning given to such term under “—Conversion Shares.”

“Parity Securities” means, (i) the most senior ranking class or classes of preference shares in our capital from time to time and any other of our securities ranking, or expressed to rank, pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “—Subordination,” and/or (ii) any securities issued by any other member of the HSBC Group where the terms of such securities benefit from a guarantee or support agreement entered into by us which ranks or is expressed to rank pari passu with the Securities and/or such senior preference shares in our winding-up or administration as described under “—Subordination.”

“Performance Obligation” has the meaning given to such term under “—Defaults and Remedies—Limited Remedies for Breach of Obligations (Other than Non-payment).”

“PRA” means the UK Prudential Regulation Authority or any successor entity.

“Prevailing Rate” means, in relation to any two currencies and any day:

(a)	for the purposes of the definition of Conversion Shares Offer Consideration, the executable bid quotation obtained by the Conversion Shares Depository that is most favorable to the securityholders, out of quotations obtained by it from three recognized foreign exchange dealers selected by the Conversion Shares Depository, for value on such day; and

(b)	for all other purposes, the prevailing market currency exchange rate at the time at which such rate is determined in the relevant market for foreign exchange transactions in such currencies for value on such day, as determined by us in our sole discretion and acting in a commercially reasonable manner.

“Price” and “Prices” have the meanings given to such terms under “—Anti-dilution—Adjustment of Conversion Price and Conversion Shares Offer Price.”

“pro rata cash component” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“pro rata Conversion Shares component” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Conversion Shares Offer.”

“QTE Effective Date” means the date with effect from which the New Conversion Condition will have been satisfied.

“Qualifying Takeover Event” has the meaning given to such term under “—Qualifying Takeover Event.”

“Quarterly Financial Information” means the financial information of the HSBC Group in respect of a fiscal quarter that is contained in the principal financial report for such fiscal quarter published by us. As of the issue date, the principal financial reports published by us with respect to each fiscal quarter are: (i) the first quarter (Q1) interim management statement in respect of the first fiscal quarter, (ii) the interim report in respect of the first half of the year (including the second fiscal quarter), (iii) the third quarter (Q3) interim management statement in respect of the first nine (9) months of the year (including the third fiscal quarter) and (iv) the annual report and accounts.

“Quarterly Financial Period End Date” means the last day of each fiscal quarter.

“Recognized Stock Exchange” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

“Reference Banks” has the meaning given to such term under “—Interest—General.”

“Regulatory Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Relevant Regulator” means the PRA or any successor entity primarily responsible for our prudential supervision.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulators, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator from time to time (whether or not such requirement, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company).

“relevant screen page” has the meaning given to such term under “—Interest—General.”

“Relevant Stock Exchange” means, (i) in respect of our ordinary shares, the LSE or if our ordinary shares are no longer admitted to listing, trading and/or quotation by the LSE, the principal stock exchange or securities market by which our ordinary shares are then admitted to listing, trading and/or quotation, and (ii) in respect of any securities other than our ordinary shares, the principal stock exchange or securities market on which the Approved Entity Shares or such securities, as applicable, are then admitted to listing, trading and/or quotation.

“Relevant Supervisory Consent” means as (and to the extent) required, a consent or waiver to, or, following the giving of any required notice, the receipt of no objection to, the relevant redemption or purchase from the Relevant Regulator.

“relevant UK resolution authority” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Reset Date” has the meaning given to such term under “—Interest—General.”

“Reset Determination Date” has the meaning given to such term under “—Interest—General.”

“Reset Period” has the meaning given to such term under “—Interest—General.”

“Risk Weighted Assets” means, as of any date, the aggregate amount, expressed in US dollars, of the risk weighted assets of the HSBC Group as of such date, as calculated by us on a consolidated basis and without applying the transitional provisions set out in Part Ten of the CRR in accordance with the Relevant Rules applicable to us as at such date (which calculation will be binding on the trustee, the paying agent and the securityholders). For the purposes of this definition, the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by us in accordance with the Relevant Rules.

“Securities” means either the 2020 Securities or the 2024 Securities, as applicable.

“securityholders” means holders of the Securities.

“Senior Creditors” has the meaning given to such term under “—Subordination.”

“Settlement Date” means (i) with respect to any Security in relation to which an Automatic Conversion Settlement Notice is received by the Conversion Shares Depository on or before the Notice Cut-off Date, the later of (a) the date that is two business days after the end of the relevant Conversion Shares Offer Period and (b) the date that is two business days after the date on which such Automatic Conversion Settlement Notice has been received by the Conversion Shares Depository and (ii) with respect to any Security in relation to which an Automatic Conversion Settlement Notice is not received by the Conversion Shares Depository on or before the Notice Cut-off Date, the date on which the Conversion Shares Depository delivers the relevant Conversion Shares or Conversion Shares Offer Consideration, as applicable.

“Solvency Condition” has the meaning given to such term under “—Subordination.”

“Special Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Suspension Date” has the meaning given to such term under “—Automatic Conversion Upon Capital Adequacy Trigger Event—Procedure—Automatic Conversion Procedure.”

“Takeover Event” has the meaning given to such term under “—Qualifying Takeover Event.”

“Takeover Event Notice” has the meaning given to such term under “—Qualifying Takeover Event.”

“Takeover Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state (in each case whether or not being a separate legal entity) or other legal entity.

“taxing jurisdiction” means the United Kingdom or any UK political subdivision or authority thereof or therein that has the power to tax.

“Tax Event” has the meaning given to such term under “—Redemption—Special Event Redemption.”

“Tradable Amount” means the denomination of each book-entry interest in a Security.

“Trust Indenture Act” has the meaning given to such term in the third paragraph of this “Description of the Securities.”

“UK bail-in power” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Volume Weighted Average Price” means, in respect of one of our ordinary shares, an Approved Entity Share or, as applicable, a security on any Exchange Business Day, the order book volume-weighted average price of such ordinary share, Approved Entity Share or security published by or derived from the principal stock exchange or securities market on which such ordinary share, Approved Entity Share or security are then listed or quoted or dealt in, if any or, in any such case, such other source as will be determined to be appropriate by an Independent Financial Adviser on such Exchange Business Day; provided that if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of one of our ordinary shares, an Approved Entity Share or a security, as the case may be, in respect of such Exchange Business Day will be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine to be appropriate.

“Winding-up Event” has the meaning given to such term under “—Defaults and Remedies—Winding-up Event.”

TAXATION

Material US Federal Income Tax Considerations

This section discusses material US federal income tax considerations of an investment in the Securities and the Conversion Shares by certain beneficial holders thereof. Except as otherwise noted below, this summary replaces, and should be read to supersede, the discussion of tax matters discussed in the section entitled “Taxation—US Taxation” in the accompanying prospectus. This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject.

The following is a summary of material US federal income tax considerations that may be relevant to a US Holder (as defined below) of a Security or Conversion Shares, and certain considerations (described in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act”) relevant to both a US Holder and a non-US Holder (each as defined below). This summary deals only with holders that purchase Securities as part of an initial offering and hold Securities or Conversion Shares as capital assets for US federal income tax purposes. It does not address tax considerations applicable to investors that may be subject to special tax rules, including banks or other financial institutions, tax-exempt entities, insurance companies, regulated investment companies, common trust funds, entities that are treated for US federal income tax purposes as partnerships or other pass-through entities, dealers in securities or currencies, traders in securities that elect mark to market treatment, persons that will hold Securities or Conversion Shares as part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, or US Holders that have a functional currency other than the US dollar. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income. Furthermore, this summary does not address the tax treatment of the Securities following any exercise of the UK bail-in power by the relevant UK resolution authority. Finally, this summary does not address the tax treatment of Conversion Shares that may be denominated in or provide for payments in a currency other than the US dollar.

The summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of Securities should consult their own tax advisers in determining the tax consequences to them of the purchase, ownership and disposition of Securities or Conversion Shares, including the application to their particular situation of the US federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used in this prospectus supplement, the term “US Holder” means:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for US federal income tax purposes) that is organized under the laws of the United States, any state thereof or the District of Columbia; or

•	any person otherwise subject to US federal income taxation on a net income basis in respect of the Note.

As used in this summary, the term “non-US Holder” means a holder that is not a US Holder (for the avoidance of doubt, excluding any entity treated as a partnership or other pass-through entity for US federal income tax purposes).

US Tax Status of the Securities; Distributions on the Securities and the Conversion Shares

The Securities will be treated as equity of HSBC Holdings for US federal income tax purposes. Interest payments with respect to the Securities, and distributions with respect to the Conversion Shares, will be treated as dividends for US federal income tax purposes.

Subject to certain exceptions for short-term and hedged positions, dividends received by certain non-corporate US Holders will be subject to taxation at preferential rates if the dividends are “qualified dividends.” Interest received with respect to the Securities and distributions with respect to the Conversion Shares will be qualified dividends if (i) either (A) HSBC Holdings is eligible for the benefits of a comprehensive income tax treaty with the United States that the Internal Revenue Service (the “IRS”) has approved for purposes of the qualified dividend rules, or (B) the Securities or Conversion Shares are readily tradable on an established securities market in the United States, and (ii) HSBC Holdings was not, in the year prior to the year in which the interest payment was made, and is not, in the year in which the interest payment is made, a passive foreign investment company (“PFIC”). HSBC Holdings expects to be eligible for the benefits of the comprehensive income tax treaty between the United States and the United Kingdom (which has been approved by the IRS for the purposes of the qualified dividend rules). Based on the HSBC Holdings’ audited financial statements and relevant market data, HSBC Holdings believes that it was not a PFIC for US federal income tax purposes with respect to its 2013 taxable year. In addition, based on its audited financial statements and its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market data, HSBC Holdings does not anticipate becoming a PFIC for its 2014 taxable year, and the foreseeable future. Accordingly, subject to certain exceptions for short-term and hedged positions, HSBC Holdings expects that the dividends received by non-corporate US Holders will generally be subject to taxation at preferential rates. If, contrary to the conclusion above, the issuer was a PFIC for US federal income tax purposes, such treatment generally would result in adverse tax consequences to US Holders. US Holders should consult their tax advisers regarding the application of the PFIC rules to an investment in Securities or Conversion Shares.

Interest payments on the Securities and distributions with respect to the Conversion Shares generally will constitute foreign-source income for foreign tax credit purposes and will not be eligible for the dividends-received deduction available to domestic corporations. The amount of a payment on the Securities or the Conversion Shares will include amounts, if any, withheld in respect of UK taxes. See “—UK Taxation.” Subject to limitations, UK taxes withheld from payments on the Securities or the Conversion Shares to a US Holder generally will give rise to a foreign tax credit or deduction for US federal income tax purposes. US Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Automatic Conversion

The conversion of Securities into Conversion Shares pursuant to an Automatic Conversion will not be treated as a taxable exchange for US Holders. A US Holder’s tax basis in Conversion Shares received pursuant to an Automatic Conversion will equal the tax basis of the Securities converted, and the holding period of such Conversion Shares will generally include the period during which the Securities were held prior to the Automatic Conversion. A US Holder’s tax basis in a Security generally will equal the cost of that Security to such holder.

Sale, Exchange or Redemption of the Securities and Conversion Shares

Upon the sale, exchange, redemption or other disposition of Securities or Conversion Shares (other than a conversion of the Securities into Conversion Shares, as discussed above), a US Holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition and (2) the US Holder’s adjusted tax basis in such Securities or Conversion Shares. Such gain or loss will generally be US-source long term capital gain or loss if the US Holder has held the Securities or Conversion Shares for more than one year. Net long-term capital gain recognized by certain non-corporate US Holders will generally be subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.

Adjustment of the Conversion Price and the Conversion Shares Offer Price

The Conversion Price and the Conversion Shares Offer Price are subject to adjustment under certain circumstances. A US holder of the Securities may be treated as having received a constructive distribution if and to the extent that certain adjustments (or, in some cases, certain failures to make adjustments) to the fixed conversion rates increase a US holder’s proportionate interest in our assets or earnings. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made (or, in some cases, adjustments that do so qualify that fail to be made), US holders of Securities will be treated as having received a distribution even though they have not received any cash or property. For example, increases in the Conversion Price and the Conversion Shares Offer Price to reflect an Extraordinary Dividend to holders of ordinary shares will generally give rise to a constructive taxable distribution to the US holders of the Securities. Any constructive distribution will be includable in such U.S. holder’s income at its then fair market value in a manner described above under “—US Tax Status of the Securities; Distributions on the Securities and Conversion Shares.” Adjustments to the Conversion Price and the Conversion Shares Offer Price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the US holder of the Securities, however, will generally not be considered to result in a constructive distribution to the US holder.

Information Reporting and Backup Withholding

Payments in respect of the Securities and the Conversion Shares may be subject to information reporting and/or backup withholding unless (1) the US Holder is a corporation or other exempt recipient, or (2) in the case of backup withholding, the US Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. A Non-US Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a US Holder’s US federal income tax liability, provided the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

As a result of FATCA and related intergovernmental agreements, holders of Securities or Conversion Shares may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. It is also possible that payments on the Securities or Conversion Shares may be subject to a withholding tax of 30% beginning on January 1, 2017 as a result of FATCA, unless we enter into an agreement with the IRS (or are subject to an intergovernmental agreement) pursuant to which we would be required to satisfy certain due diligence and reporting requirements with respect to our US account holders. We will not pay Additional Amounts on account of any withholding tax imposed by FATCA.

The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the “US–UK IGA”). Pursuant to the US–UK IGA and applicable UK regulations implementing the US–UK IGA, we may be required to comply with certain reporting requirements. Holders therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for Her Majesty’s Revenue & Customs, and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US–UK IGA and applicable UK regulations implementing the US–UK IGA.

FATCA is particularly complex. Each prospective holder should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each holder in its particular circumstance.

UK Taxation

See “Taxation” beginning on page 55 of the accompanying prospectus.

Payments of Interest

The following disclosure supplements and should be read in addition to the disclosure set forth in the accompanying prospectus, beginning on page 55, under “Taxation—UK Taxation—Taxation of Debt Securities and Contingent Convertible Securities—Payments of Interest.”

Provided that the Securities constitute “regulatory capital securities” for the purposes of The Taxation of Regulatory Capital Securities Regulations 2013 (the “Regulations”), and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the Regulations in respect of the Securities, interest payments on the Securities may be paid without withholding or deduction for or on account of UK income tax (regardless of whether such Security is and continues to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007). The Securities will constitute “regulatory capital securities” for the purposes of the Regulations provided the Securities qualify, or have qualified, as an Additional Tier 1 instrument under Article 52 of the Commission Regulation (EU) No. 575/2013 (as amended from time to time) and form, or formed, a component of Additional Tier 1 capital for the purposes of Commission Regulation (EU) No 575/2013 (as amended from time to time).

Stamp Taxes

No UK stamp duty or stamp duty reserve tax (“SDRT”) will be payable by securityholders upon the issue of the Securities.

Under the Regulations referred to above, no UK stamp duty or SDRT will be payable on transfers of the Securities, provided that the Securities constitute “regulatory capital securities” (as defined in the Regulations) and there are no arrangements, the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the Regulations in respect of the Securities.

Regardless of whether the Regulations apply to the Securities, so long as the Securities are held in a clearance service that has not made an election under Section 97A Finance Act 1986 that is applicable to the Securities, securityholders will not be liable to UK stamp duty or SDRT on transfers of, or agreements to transfer, the Securities.

No liability for UK stamp duty or SDRT will arise for a securityholder upon an Automatic Conversion of the Securities or pursuant to a Conversion Shares Offer by the Conversion Shares Depository.

No UK stamp duty or SDRT will be payable by securityholders on a redemption of the Securities.

The Proposed Financial Transactions Tax (“FTT”)

The European Commission has published a proposal for the introduction of an FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “FTT participating Member States”).

The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the Securities (including secondary market transactions) in certain circumstances. In May 2014, a joint statement by ministers of the FTT participating Member States (excluding Slovenia) proposed “progressive implementation” of the FTT, with the initial form applying the tax to transactions in shares and some derivatives.

Following the FTT participating Member States’ joint statement, it is unclear which aspect of the draft FTT proposed will be implemented. Under the European Commission’s February 14, 2013 proposal, the FTT could apply in certain circumstances to persons both within and outside of the FTT participating Member States. Generally, it would apply to certain dealings in the Securities where at least one party is a financial institution, and at least one party is established in an FTT participating Member State. A financial institution may be, or be deemed to be, “established” in an FTT participating Member State in a broad range of circumstances, including (a) by transacting with a person established in an FTT participating Member State or (b) where the financial instrument which is subject to the dealings is issued in an FTT participating Member State.

The FTT proposal remains subject to negotiation between the FTT participating Member States and potential legal challenge. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective securityholders are advised to seek their own professional advice in relation to the FTT.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts or an entity deemed to hold the assets of such plans (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The fiduciary of a Plan that proposes to purchase and hold any Securities should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, HSBC, the underwriters, the agents or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the Securities on behalf of a Plan, Section 408(b)(17) of ERISA (relating to transactions with certain service providers) or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Securities.

Any Plan fiduciary that proposes to cause a Plan to purchase the Securities should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that its purchase, holding and disposition of the Securities will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-US plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-US laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the Securities to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

Through its purchase and holding of the Securities, each purchaser of the Securities will be deemed to have represented and agreed either: (A) no assets of a Plan or non-US, governmental or church plan have been used to acquire such Securities or an interest therein or (B) the purchaser’s purchase, holding and disposition of the Securities do not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violation of Similar Law.

Each Plan fiduciary (and each fiduciary for non-US, governmental or church plans subject to Similar Law) should consult with its legal adviser concerning the potential consequences to the plan under ERISA, Section 4975 of the Code or such Similar Laws of an investment in the Securities.

UNDERWRITING (CONFLICTS OF INTEREST)

The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement with us, dated the date of this prospectus supplement, to purchase the principal amount of Securities set forth below opposite their respective names. The underwriters are committed to purchase all of such Securities if any are purchased.

Underwriter	Principal Amount of 2020 Securities
HSBC Securities (USA) Inc.	$1,012,800,000
Commerz Markets LLC	82,500,000
Credit Agricole Securities (USA) Inc.	82,500,000
Danske Markets Inc.	82,500,000
ING Financial Markets LLC	82,500,000
SG Americas Securities, LLC	82,500,000
Lloyds Securities Inc.	12,450,000
Mizuho Securities USA Inc.	12,450,000
nabSecurities, LLC	12,450,000
Natixis Securities Americas LLC	12,450,000
SMBC Nikko Securities America, Inc.	12,450,000
UBS Securities LLC	12,450,000
Total	$1,500,000,000

Underwriter	Principal Amount of 2024 Securities
HSBC Securities (USA) Inc.	$1,748,925,000
BNP Paribas Securities Corp.	82,575,000
Credit Suisse Securities (USA) LLC	82,575,000
RBS Securities Inc.	82,575,000
Santander Investment Securities Inc.	82,575,000
Wells Fargo Securities, LLC	82,575,000
BMO Capital Markets Corp.	12,600,000
CIBC World Markets Corp.	12,600,000
Citigroup Global Markets Inc.	12,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,600,000
Morgan Stanley & Co. LLC	12,600,000
Scotia Capital (USA) Inc.	12,600,000
TD Securities (USA) LLC	12,600,000
Total	$2,250,000,000

The underwriters propose to offer the Securities in part directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and in part to certain securities dealers at such price less a concession not in excess of 0.55% of the principal amount of the 2020 Securities or 0.55% of the principal amount of the 2024 Securities. The underwriters may allow, and such dealers may reallow, a concession not to exceed 0.35% of the principal amount of the 2020 Securities or 0.35% of the principal amount of the 2024 Securities to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

To the extent that an underwriter that is not a registered broker-dealer in the United States intends to effect any offers or sales of the Securities in the United States, it will do so through one or more US registered broker-dealers pursuant to applicable securities laws and as permitted by the FINRA regulations.

The underwriting agreement provides that the obligations of the underwriters to purchase the Securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the Securities sold pursuant to the underwriting agreement if any of the Securities are sold. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

It is expected that the delivery of the Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof (this settlement cycle being referred to as T+5). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any trade to prevent a failed settlement and should consult their own adviser.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the Securities:

SEC registration fee	$483,000
Printing expenses	20,000
Legal fees and expenses	500,000
Accounting fees and expenses	70,000
Trustee and paying agent’s fees and expenses	57,000
Listing and listing agent fees	17,000
Other fees	200,000

Total	$1,347,000

Selling Restrictions

The Securities are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Securities are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Securities, other than in the United States.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us;

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(c)	without prejudice to the generality of paragraph (b), it has complied and will comply with COBS 4.14 (Temporary product intervention rules—Temporary restriction on contingent convertible instruments) (once in effect and for so long as it is in effect) with such underwriter deemed to be a “firm” for the purposes of this paragraph (c) if it is not otherwise a “firm” for the purposes of COBS. For the purposes of this paragraph (c), “firm” shall have the meaning attributed to such term in COBS.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities which are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Securities to the public in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospective Directive subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities will require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented by the Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has agreed to comply, to the best of its knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes this prospectus supplement and the accompanying prospectus or any such other material relating to the Securities, in all cases at its own expense.

Switzerland

The Securities may not be publicly offered, advertised, distributed or redistributed in or from Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any marketing material for investments in the Securities may be publicly distributed or otherwise made publicly available in Switzerland, communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 652a or 1156 of the Swiss Code of Obligations. This prospectus supplement and the accompanying prospectus is not a prospectus within the meaning of Articles 652a and 1156 of the Swiss Code of Obligations or a listing prospectus according to Article 32 et seq. of the Listing Rules of the SWX Swiss Exchange and may not comply with the information standards required thereunder. We will not apply for a listing of the Securities on any Swiss stock exchange.

Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the Financial Instruments and Exchange Act). Accordingly, each underwriter has represented and agreed, and each further underwriter appointed will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other relevant laws and regulations of Japan.

Hong Kong

The Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined under Section 275(2) of the SFA), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Securities are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined under Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities (as defined under Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferable for six months after that corporation or that trust has acquired the Securities pursuant to Section 275 of the SFA except:

(1)	to an institutional investor under Section 274 of the SFA or to a relevant person, or (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Rules of the Dubai Financial Services Authority. This document and any related financial products or services are intended for distribution only to persons who qualify as Professional Clients under the Dubai Financial Services Authority Rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Securities which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

Listing

Application has been made to the Irish Stock Exchange for the Securities to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. The Securities are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters currently intend to make a market in the Securities, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Securities and may discontinue any such market-making at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Securities or that an active public market for the Securities will develop. If an active public trading market for the Securities does not develop, the market price and liquidity of the Securities may be adversely affected.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

In connection with the offering made hereby, the underwriters may purchase and sell the Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Short positions created by the underwriters involve the sale by the underwriters of a greater number of Securities than they are required to purchase from us. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities. The underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Securities sold in the offering may be reclaimed by the underwriters if such Securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued.

Conflicts of Interest

HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings, and, as such, is deemed to have a “conflict of interest” under Rule 5121of the FINRA. Accordingly, the offering of the Securities is being conducted in compliance with the requirements of the FINRA Rule 5121 addressing conflicts of interest when distributing the securities of an affiliate. HSBC Securities (USA) Inc. will not sell any Securities into any of its discretionary accounts without the prior specific written approval of the accountholder.

HSBC Securities (USA) Inc. has no obligation to make a market in the Securities and, if commenced, may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, HSBC Securities (USA) Inc. may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSBC Securities (USA) Inc., such as by means of its affiliation with us, learns of material non-public information relating to us. HSBC Securities (USA) Inc. would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Securities. Although other broker-dealers may make a market in the Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSBC Securities (USA) Inc. discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

Market-Making Resales by Affiliates

This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other securityholders after the original offering and sale of the Securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc., nor any other of our affiliates has an obligation to make a market in the Securities and may discontinue any market-making activities at any time without notice, in its sole discretion.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction unless otherwise specified.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and English solicitors and by Shearman & Sterling (London) LLP, London, England, US counsel and English solicitors for the underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as at December 31, 2013 and December 31, 2012 and for each of the three years ended December 31, 2013, 2012 and 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 appearing in our Annual Report on Form 20-F for the year ended December 31, 2013 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

Prospectus

HSBC Holdings plc

Subordinated Debt Securities

Senior Debt Securities

Contingent Convertible Securities

Non-cumulative Dollar-denominated Preference Shares

Ordinary Shares and

American Depositary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus:

•	dated subordinated debt securities;

•	undated subordinated debt securities;

•	senior debt securities;

•	contingent convertible securities;

•	non-cumulative dollar-denominated preference shares of $0.01 nominal value each. The dollar preference shares will be represented by American depositary shares; and

•	ordinary shares of $0.50 nominal value each. The ordinary shares will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities).

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities, contingent convertible securities, preference shares or ordinary shares unless accompanied by a prospectus supplement.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 5 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is July 31, 2014.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of securities in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Relevant Member State of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so (i) in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State, such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable, and the Issuer has consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither the Issuer nor any underwriter have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for use or any underwriter to publish or supplement a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any of its agents to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

As used in this prospectus and in any prospectus supplement, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc, and the terms “HSBC Group” and “HSBC” mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term “IFRSs” means International Financial Reporting Standards.

In this prospectus and any prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the Member States of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the United Kingdom, (iv) “BRL” is to the lawful currency of the Federative Republic of Brazil, and “(iv) “CAD” is to the lawful currency of Canada.

PRESENTATION OF FINANCIAL INFORMATION

The consolidated financial statements of the HSBC Group have been prepared in accordance with IFRSs, as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. At December 31, 2013, there were no unendorsed standards effective for the year ended December 31, 2013 affecting these consolidated financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2013 were prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on February 28, 2014 and under “Risk Factors” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

•	Annual Report on Form 20-F for the year ended December 31, 2013;

•	Interim Management Statement for the three-month period ended March 31, 2014 furnished under cover of Form 6-K to the SEC on May 7, 2014;

•	any future Reports on Form 6-K that indicate they are incorporated into this registration statement; and

•	any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44 20-7991-8888

HSBC Holdings plc

c/o HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY, 10018

Attn: Company Secretary

Tel: +1 212-525-5000

We will provide to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” and the depositary referred to under “Description of Preference Share ADSs” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee and the depositary with interim reports which will include unaudited interim consolidated financial information prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. The trustee and the depositary, as appropriate, will make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

HSBC is one of the largest banking and financial services organizations in the world. As at March 31, 2014, we had total assets of US$2,758 billion and total shareholders’ equity of US$184 billion. For the three months ended March 31, 2014, our operating profit was US$6,234 million on total operating income of US$19,227 million. We are a strongly capitalized banking group with a CRD IV common equity tier 1 ratio (end-point basis) of 10.8% as at March 31, 2014.

Headquartered in London, HSBC operates through long-established businesses and has an international network of some 6,300 offices in 75 countries and territories in five geographical regions: Europe; Asia; the Middle East and North Africa; North America and Latin America. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk  factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

You should read “Risk Factors” on pages 134a—134n in the Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference in this prospectus, and similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to HSBC’s business.

The potential impact on HSBC of the powers contemplated by the UK Banking Act 2009 are uncertain.

As the parent company of a UK bank, we are subject to a “Special Resolution Regime” under the UK Banking Act 2009 (the “Banking Act”) that gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (“BoE”), the Prudential Regulatory Authority (the “PRA”) and the Financial Conduct Authority in circumstances where a UK bank has encountered or is likely to encounter financial difficulties. These powers include powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the securities offered through this prospectus), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (c) commence certain new insolvency procedures in relation to a UK bank; and (d) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively. The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use the Special Resolution Regime powers effectively, potentially with retrospective effect.

Under provisions of the Financial Services Act 2012 (the “FSA 2012”), which will come into force on August 1, 2014, certain of the powers under the Special Resolution Regime may be extended to companies within the same group as a UK bank, such as us. These include powers that would enable the resolution authorities to effect a bail-in by writing down the claims of unsecured creditors of a banking group company and/or to convert their debt claims into common equity. Although a consultation on the secondary legislation to determine the scope of the extension of this Special Resolution Regime has taken place and the UK Government is currently considering the responses received, it is expected that, by virtue of such extension, we would be within the scope of the full range of the Banking Act powers in relation to the Special Resolution Regime when these provisions of the FSA 2012 are brought into force.

The powers set out in the Banking Act could affect how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. There remains significant uncertainty regarding the ultimate nature and scope of these powers and, if implemented, how they would affect HSBC.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes and to strengthen further the capital base of HSBC Holdings.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at December 31, 2013:

			Issued and Fully Paid
			US$m
		Called up Share Capital
		Ordinary shares (of nominal value US$0.50 each)	9,415
		Preference shares (of nominal value US$0.01 each)
US$	1,450m	6.20% non-cumulative dollar preference shares, Series A - aggregate redemption price	1,450

			Carrying Amount
			US$m
		Other Equity Instruments
US$	3,800m	8.00% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$	2,200m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133
			5,851

			Carrying Amount
			US$m
		Subordinated Liabilities
		Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	750m	Undated floating rate primary capital notes	751
US$	500m	Undated floating rate primary capital notes	499
US$	400m	Primary capital undated floating rate notes	404
US$	400m	Primary capital undated floating rate notes (second series)	402
US$	400m	Primary capital undated floating rate notes (third series)	400
US$	300m	Undated floating rate primary capital notes, Series 3	299
			2,755

		Subordinated Loan Capital of HSBC Holdings plc
US$	2,500m	6.5% subordinated notes 2037	3,039
	€1,750m	6.0% subordinated notes 2019	2,884
	€1,600m	6.25% subordinated notes 2018	2,210
	€1,500m	3.375% callable subordinated notes 2024 *	2,075
US$	2,000m	6.5% subordinated notes 2036	2,029
	£900m	6.375% callable subordinated notes 2022	1,672
US$	1,500m	6.8% subordinated notes 2038	1,487
	£900m	6.0% subordinated notes 2040	1,464
	£750m	7.0% subordinated notes 2038	1,288
	£650m	5.75% subordinated notes 2027	1,158
	£650m	6.75% subordinated notes 2028	1,066
	€700m	3.625% callable subordinated notes 2020	1,007
US$	488m	7.625% subordinated notes 2032	554
US$	222m	7.35% subordinated notes 2032	278
			22,211

		Subordinated Loan Capital of Subsidiary Undertakings
US$	2,939m	6.676% senior subordinated notes 2021	2,182
	€1,400m	5.3687% non-cumulative step-up perpetual preferred securities**	2,022

US$	1,250m	4.875% subordinated notes 2020	1,262
	£700m	5.844% non-cumulative step-up perpetual preferred securities	1,157
US$	1,000m	5.875% subordinated notes 2034	1,081
	€750m	5.13% non-cumulative step-up perpetual preferred securities**	1,129
US$	1,000m	5.911% trust preferred securities 2035	996
US$	1,000m	4.625% subordinated notes 2014	1,000
	£600m	4.75% subordinated notes 2046	980
US$	900m	10.176% non-cumulative step-up perpetual preferred securities, Series 2**	891
	£500m	4.75% callable subordinated notes 2020	866
	£500m	5.375% subordinated notes 2033	884
US$	750m	5.625% subordinated notes 2035	811
	£500m	8.208% non-cumulative step-up perpetual preferred securities**	825
US$	750m	5.00% subordinated notes 2020	746
US$	700m	7.00% subordinated notes 2039	696
	€500m	Callable subordinated floating rate notes 2020	655
	£350m	5% callable subordinated notes 2023	635
	£350m	5.375% callable subordinated step-up notes 2030	602
US$	500m	6.00% subordinated notes 2017	513
	£300m	5.862% non-cumulative step-up perpetual preferred securities	534
	£300m	6.5% subordinated notes 2023	494
BRL	500m	Subordinated floating rate certificates of deposit 2016	212
CAD	400m	4.80% subordinated notes 2022	403
US$	300m	7.65% subordinated notes 2025	380
	£225m	6.25% subordinated notes 2041	370
US$	300m	Non-convertible subordinated obligations 2019	240
US$	250m	7.20% subordinated notes 2097	215
US$	200m	7.808% capital securities 2026	200
US$	200m	8.38% capital securities 2027	200
		Other subordinated liabilities less than US$200m	2,745
			25,925

			Carrying Amount
			US$m
		Minority Interests
US$	575m	6.36% non-cumulative preferred stock, Series B	559
US$	518m	Floating rate non-cumulative preferred stock, Series F	518
US$	374m	Floating rate non-cumulative preferred stock, Series G	374
US$	374m	6.50% non-cumulative preferred stock, Series H	374
CAD	250m	Non-cumulative 5 year rate reset class 1 preferred shares, Series E	235
		Other preference shares issued by subsidiary undertakings less than US$200m	628
			2,688

			Carrying Amount
			US$m
		Senior Indebtedness of HSBC Holdings plc
US$	2,500m	Fixed rate notes 2021	2,817
US$	2,000m	Fixed rate notes 2022	2,075
	€1,250m	Fixed rate notes 2014	1,721
	€850m	Fixed rate notes 2016	1,283
US$	900m	Fixed rate notes 2022	1,001
	£650m	Fixed rate notes 2024	1,070
US$	750m	Fixed rate notes 2042	930
			10,897

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.

(2)	HSBC Holdings has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8% perpetual subordinated capital securities, Series 2, are the only exchangeable bonds issued by HSBC Holdings.

(3)	Reserves include share premium, retained earnings, available-for-sale fair value reserve, cash flow hedging reserve, foreign exchange reserve and merger reserve.

(4)	On March 12, 2014, HSBC Holdings issued US$2,000 million 4.250% subordinated notes due 2024 and US$1,500 million 5.250% subordinated notes due 2044.

(5)	On March 24, 2014, HSBC called and redeemed the €1,400 million 5.3687% non-cumulative step-up perpetual preferred securities at par.

(6)	HSBC repaid US$1,000 million 4.625% subordinated notes due 2014 on April 1, 2014 (the maturity date) and €1,250 million fixed rate notes due 2014 on April 30, 2014 (the maturity date).

(7)	On June 30, 2014, HSBC called and redeemed the CAD250 million non-cumulative 5-year rate reset class 1 preferred shares, series E, at par.

(8)	On April 30, 2014, HSBC Holdings paid its fourth interim dividend for 2013 of US$0.19 per ordinary share. Ordinary shares with a value of US$1,827 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(9)	On July 10, 2014, HSBC Holdings paid its first interim dividend for 2014 of US$0.10 per ordinary share. Ordinary shares with a value of US$284 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(10)	Since December 31, 2013, 58,459,863 ordinary shares of US$0.50 each have been issued as a result of the exercise of employee share options.

(11)	HSBC has prepared its consolidated financial statements in accordance with IFRSs. HSBC has adopted the “Amendment to IAS39: The Fair Value Option.” As a result, as at December 31, 2013, US$21,915 million of subordinated loan capital and US$8,106 million of senior indebtedness above are designated at fair value. The 3.375% callable subordinated notes 2024 (* above) are measured at amortized cost in HSBC Holdings, where the interest rate risk is hedged using a fair value hedge, while it is measured at fair value in HSBC.

(12)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each benefit from a subordinated guarantee by HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (** above) each benefit from a subordinated guarantee by HSBC Holdings. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within HSBC.

(13)	As at December 31, 2013, HSBC had other indebtedness of US$2,419,071 million (including deposits by banks of US$129,212 million, customer accounts of US$1,482,812 million, trading liabilities of US$207,025 million, debt securities in issue of US$93,183 million, derivatives of US$274,284 million and other liabilities of US$232,555 million) and contingent liabilities and contractual commitments of US$672,339 million (comprising guarantees of US$84,554 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$574,444 million and other commitments of US$13,341 million).

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings’ subsidiary undertakings since December 31, 2013.

The following exchange rates as at December 31, 2013 have been used in the table above: €1.00 = US$1.3772; £1.00 = US$1.6531; US$1.00 = CAD1.06375; US$1.00 = BRL2.3621.

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures between HSBC Holdings, as issuer and The Bank of New York Mellon, as trustee. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject to and are qualified by reference to, all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

The debt securities will be our direct and unsecured obligations. The debt securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

•	whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	specific redemption terms;

•	whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series shall be payable;

•	whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities), or a solvency condition;

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such debt securities;

•	the form in which such debt securities are to be issued;

•	the denominations in which such debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•	if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•	whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon shall be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other events of default;

•	provisions, if any, for the exchange, modification or conversion of such debt securities; and

•	any other terms of the series.

Debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within ten years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest shall have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC or (3) the applicable prospective supplement provides otherwise with respect to a particular series. Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will not be issued in bearer form.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities shall be registered in the name or names of such person or persons as the registrar shall notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of subordinated dated debt securities and senior debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Undated Subordinated Debt Securities. We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable Payment Date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the subordinated debt securities as described below under “— Subordination; Dated Subordinated Debt Securities” and “—Subordination; Undated Subordinated Debt Securities.”

The maturity of the subordinated debt securities will be subject to acceleration only in the event of our winding up or an effective resolution is validly adopted by our shareholders for our winding up. See “—Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities. The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated debt securities). The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities are subject, are governed by English law.

Holders of dated subordinated debt securities and the trustee, by their acceptance of the dated subordinated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Subordination; Undated Subordinated Debt Securities. The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities are subject, are governed by English law. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in us; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Holders of undated subordinated debt securities and the trustee, by their acceptance of the undated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement, with respect to subordinated debt securities of a series, subject to certain exceptions, it shall be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to dated subordinated debt securities of a series if:

•	any instalment of interest upon any dated subordinated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

•	all or any part of the principal of (or premium, if any, on) any dated subordinated debt security of such series as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to undated subordinated debt securities of a series if:

•	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

•	all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of such undated subordinated debt securities is not paid when due and such failure continues for 7 business days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series or declare the principal of (or premium, if any, on) and any accrued but unpaid interest of the undated subordinated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which a solvency condition as set out in the relevant prospectus supplement is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities shall not be a default in respect of such debt securities if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•	in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, after the trustee gives written notice to us informing us of such resolution.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default, or a default under the relevant indenture, as the case may be, specifying any such default.

No remedy against us other than as specifically provided by the relevant indenture shall be available to the trustee or the holders of subordinated debt securities or coupons whether for the recovery of amounts owing in respect of such subordinated debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such subordinated debt securities or coupons or otherwise, and no holder of any subordinated debt security will have any right to institute any proceeding with respect to the relevant indenture, the subordinated debt securities or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing event of default or default and unless also the holders of not less than a majority in aggregate principal amount (or, in the case of an index-linked subordinated debt security, the face amount) of the outstanding subordinated debt securities of such series shall have made written request to the trustee to institute such proceedings as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of such series direction inconsistent with such request and the trustee shall have failed to institute such proceeding within 60 days.

Subject to the provisions of the relevant indenture relating to the duties of the trustee, in case an event of default or default shall occur and be continuing with respect to the subordinated debt securities of a series, the trustee will be under no obligation to any of the holders of the subordinated debt securities of such series, including without limitation to take any of the actions referred to above, unless such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subordinated debt securities of such series.

The dated subordinated indenture and the undated subordinated indenture provide that the trustee will, within 90 days after the occurrence of an event of default or default with respect to the subordinated debt securities of a series, give to the holders of the affected subordinated debt securities notice of such event of default or default, unless such event of default or default shall have been cured or waived, provided that, the trustee will be protected in withholding such notice if it reasonably determines that the withholding of such notice is in the interest of such holders.

Notwithstanding anything to the contrary in this prospectus, nothing will impair the right of a holder (absent the consent of such holder) to institute suit for any payments due but unpaid with respect to any subordinated debt securities.

Senior Debt Securities

The senior debt securities will be our direct unsecured obligations and rank on a parity with our other senior indebtedness. Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities

The maturity of the senior debt securities will be subject to acceleration only as specified under “—Defaults and Events of Default” below.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt security, it shall be a default with respect to senior debt securities of a series if:

•	an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	failure to pay principal or premium, if any, on any series of senior debt security at maturity, and such default continues for a period of 30 days, or

•	failure to pay any interest on any series of senior debt security when due and payable, which failure continues for 30 days.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding senior debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the senior debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Additional Amounts

Senior Debt Securities and Undated Subordinated Debt Securities

Unless otherwise specified in the prospectus supplement with respect to the senior debt securities or undated subordinated debt securities of any series, all amounts of principal of (and premium, if any, on) and interest and related deferred payments and missed payments on senior debt securities or undated subordinated debt securities will be paid by us without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding shall at any time be required by the United Kingdom or any such subdivision or authority, we will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the senior debt securities or undated subordinated debt securities, as applicable, or the trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the senior debt securities or undated subordinated debt securities, as applicable, or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of the senior debt securities or undated subordinated debt securities, as applicable, is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a debt security, or the collection of principal, premium, if any, interest and missed payments on, or the enforcement of, a debt security; or

•	would not be payable or due but for the fact that the relevant senior debt security or undated subordinated debt security, as applicable, or coupon or other means of payment of interest or missed payments in respect of senior debt securities or undated subordinated debt securities, as applicable, (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period; or

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	would not have been imposed if presentation for payment of the relevant senior debt securities or undated subordinated debt securities, as applicable, had been made to a paying agent other than the paying agent to which the presentation was made; or

•	is imposed because of the failure to comply by the holder or the beneficial owner of the senior debt securities or undated subordinated debt securities, as applicable, or the beneficial owner of any payment on such senior debt securities or undated subordinated debt securities, as applicable, with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect any combination of the above items.

Dated Subordinated Debt Securities

Unless otherwise specified in the prospectus supplement with respect to the dated subordinated debt securities of any series, all payments by us of principal of (and premium, if any, on) and interest on any such dated subordinated debt securities will be made without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or of any other jurisdiction through which such payments are made by us or on our behalf, unless required by law. If such deduction or withholding will at any time be required by the law of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), we will pay additional amounts as may be necessary so that the net amount (including additional amounts) paid to the holders or beneficial owners of dated subordinated debt securities, after such deduction or withholding, will be equal to the amount to which the holders or beneficial owners of dated subordinated debt securities would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of such dated subordinated debt securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction, other than the holding or ownership of a dated subordinated debt security, or the collection of principal (or premium, if any, on) or interest payments on, or the enforcement of, a dated subordinated debt security;

•	would not be payable or due but for the fact that the relevant dated subordinated debt securities or interest payment in respect of the dated subordinated debt securities (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period;

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	would not have been imposed if presentation for payment of the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•	is imposed because of the failure to comply by the noteholder or the beneficial owner or the beneficial owner of any payment on such dated subordinated debt securities with a request from us addressed to the holder or the beneficial owner of such dated subordinated debt securities, including a written request from us related to a claim for relief under any applicable double tax treaty:

•	to provide information concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the holder or the beneficial owner of the date subordinated debt securities; or

•	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

All payments in respect of the dated subordinated debt securities will be made subject to any withholding or deduction required pursuant to the US Foreign Account Tax Compliance Act (“FATCA”), and we will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.

General

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

References in this prospectus to principal of (and premium, if any, on) and interest on debt securities will be deemed also to refer to any additional amounts which may be payable under the foregoing provisions.

Redemption

In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)	in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “Additional Amounts” above as a result of a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or change in the official application or interpretation of such laws, or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)	the payment of interest in respect of such debt securities would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the United Kingdom or any such political subdivision or tax authority, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Any redemption of the undated subordinated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the PRA at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the PRA.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any instalment of interest or additional amounts payable on, any dated debt security or change the terms of any undated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated debt security;

•	reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•	change the place of payment or currency in which any payment of the principal (premium, if any), any interest or any missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•	change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•	modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance. The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any instalment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, shall have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings or such holding company may assume our obligations (or those of any corporation which shall have previously assumed our obligations); provided, that:

•	the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we shall, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom); and

•	immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series shall have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, we shall have delivered to the trustee for cancellation all debt securities of such series theretofore authenticated, or all debt securities of such series not theretofore delivered to the trustee for cancellation which have or will become due and payable in accordance with their terms within one year or are to be, or have been, called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in either case, we shall have irrevocably deposited with the trustee, in trust:

•	cash in US dollars in an amount; or

•	US government obligations which through the payment of interest thereon and principal thereof will provide not later than the due date of any payment, cash in US dollars in an amount; or

•	any combination of the foregoing,

sufficient to pay all the principal of (and premium, if any), and interest on, the debt securities of such series in accordance with the terms of the debt securities of such series and all other amounts payable by us under the relevant indenture. Any defeasance will be subject to the consent of the PRA if required.

The indentures for the dated subordinated debt securities and the senior debt securities also provide that we need not comply with certain covenants (“covenant defeasance”) of such indenture with respect to dated debt securities of a series if:

•	we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, or (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated debt securities of such series in accordance with the terms of such dated debt securities of such series;

•	no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated debt securities of such series shall have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the PRA if required.

Conversion

Dated debt securities. The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such dated subordinated or senior debt securities.

Undated debt securities. Except as otherwise specified in the prospectus supplement relating to a particular series of debt securities, we will have the option to convert, in whole but not in part, the undated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Concerning the Trustee

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event that an event of default or default occurs (and is not cured or waived), the trustee will be required to exercise its power with the degree of care and skill of a prudent person in the conduct of such person’s own affairs.

UK Bail-in Power

Unless otherwise specified in the relevant prospectus supplement, we expect the debt securities will be subject to the exercise of the UK bail-in power by the PRA or other relevant UK resolution authority and the terms of the debt securities to include certain consents with respect to the exercise of the UK bail-in power by the PRA or other relevant UK resolution authority. Such consents are expected to be governed by the laws of England and Wales.

If applicable, the relevant prospectus supplement is expected to describe related provisions and risks with respect to the UK bail-in power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “Subordinated Debt Securities” and “UK Bail-in Power.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of the courts of the State of New York and the US courts located in the City of New York with respect to any action that may be brought in connection with the indentures or the debt securities of any series and have appointed HSBC Bank USA, National Association, as agent for service of process.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

Contingent convertible securities offered through this prospectus will be issued under a contingent convertible securities indenture between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The following summary of certain provisions of the contingent convertible securities and the contingent convertible securities indenture and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the contingent convertible securities and the contingent convertible securities indenture.

General

The contingent convertible securities indenture does not limit the amount of contingent convertible securities that we may issue under it and provides that we may issue contingent convertible securities from time to time in one or more series.

The contingent convertible securities will be our direct and unsecured obligations. The contingent convertible securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any manner.

Please refer to the prospectus supplement relating to the particular series of contingent convertible securities offered through this prospectus for the following terms, where applicable, of such contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	if the amounts of payments of principal of (and premium, if any) or interest, if any, on the contingent convertible securities may be determined with reference to an index or are otherwise not fixed on the issue date thereof, the manner in which such amounts will be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	under what conditions, if any, another issuer may be substituted for HSBC Holdings as the issuer of the contingent convertible securities;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	whether any premium, upon redemption or otherwise, will be payable by us;

•	whether the contingent convertible securities are to be issued as discount securities and the terms and conditions of any such discount securities;

•	provisions, if any, for the discharge and defeasance of the contingent convertible securities;

•	the obligation, if any, to redeem or purchase contingent convertible securities pursuant to any sinking fund or analogous provisions or at the option of the holders of such contingent convertible securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such contingent convertible securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities;

•	the dates and places at which any payments are payable;

•	the places where notices and demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of HSBC Holdings (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	whether we may conduct an offer of Conversion Securities after any conversion of the contingent convertible securities in order to deliver cash proceeds to holders of contingent convertible securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the holder of contingent convertible securities, if the contingent convertible securities are redeemed before their stated maturity, if any, or accelerated, or for which the trustee will be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•	any other or different contingent convertible events of default (as defined under “Contingent Convertible Events of Default”), other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the applicable contingent convertible securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay contingent convertible additional amounts (as defined under “Additional Amounts”) on the contingent convertible securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•	whether holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by us arising under, or in connection with, the contingent convertible securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	what we believe are any additional material US federal and UK tax considerations; and

•	any other or different terms of the contingent convertible securities.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the contingent convertible securities initially will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”), and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the contingent convertible securities. Unless and until the contingent convertible securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive contingent convertible securities (see “—Definitive Contingent Convertible Securities”), the global contingent convertible securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the contingent convertible securities will be cleared through DTC only. In such event, beneficial interests in the global contingent convertible securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global contingent convertible security, the depositary or its nominee will be considered the sole holder of such global contingent convertible security for all purposes under the contingent convertible securities indenture. Except as described below under the heading “—Definitive Contingent Convertible Securities,” no participant, indirect participant or other person will be entitled to have contingent convertible securities registered in its name, receive or be entitled to receive physical delivery of contingent convertible securities in definitive form or be considered the owner or holder of the contingent convertible securities under the contingent convertible securities indenture. Each person having an ownership or other interest in contingent convertible securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the contingent convertible securities indenture or the contingent convertible securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Contingent Convertible Security. Payments of any amounts in respect of any global contingent convertible securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of contingent convertible securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global contingent convertible security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global contingent convertible security and by the owners of interests in the contingent convertible securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global contingent convertible security or interests in the contingent convertible securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the contingent convertible securities and settlement of any secondary market trades in the contingent convertible securities will be made in same-day funds. The contingent convertible securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Contingent Convertible Securities. Owners of interests in the contingent convertible securities will not be entitled to receive definitive contingent convertible securities in registered form in respect of such interest unless: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the contingent convertible securities of such series or the contingent convertible securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days, (2) a contingent convertible event of default has occurred and is continuing and the registrar has received a request from DTC, (3) we, at our option and sole discretion, determine that a global contingent convertible security should be exchanged for definitive contingent convertible securities or (4) the applicable prospective supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive contingent convertible securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive contingent convertible securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Payments of interest, principal and premium (if any), on any particular series of contingent convertible securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the contingent convertible securities of such series.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, all payments by us of principal and interest in respect of the contingent convertible securities will be made without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature, present or future, as are imposed or levied by or on behalf of the United Kingdom (or any authority or political subdivision therein or thereof having power to tax) unless we are required by law to withhold or deduct any such taxes, duties, assessments or governmental charges.

In that event, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts (the “contingent convertible additional amounts”) as may be necessary in order that the net amounts received by the holders of contingent convertible securities after such withholding or deduction will equal the respective amounts of principal and interest that would have been received in respect of the contingent convertible securities in the absence of such withholding or deduction; provided that (unless the relevant prospectus supplement provides otherwise) no such contingent convertible additional amounts will be payable with respect to any contingent convertible security:

(a)	to, or to a third party on behalf of, a holder of contingent convertible securities who is liable to such taxes, duties, assessments or governmental charges in respect of such contingent convertible securities by reason of the holder of contingent convertible securities having some connection with the United Kingdom other than the mere holding of such contingent convertible securities;

(b)	unless the holder of contingent convertible securities is unable to avoid such withholding or deduction by satisfying any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to a paying agent or the relevant tax authorities (as applicable) or by notifying (and/or presenting evidence of such notification to) any tax authorities of such payment of principal or interest or by presenting the relevant contingent convertible securities at the specified office of another paying agent (whether within or outside the European Union);

(c)	more than 30 days after the date on which such payment first becomes due;

(d)	to, or to a third party on behalf of, a holder of contingent convertible securities who is not the sole beneficial owner of the contingent convertible securities, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; or

(e)	where such withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC (as amended from time to time) or any other EU directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives.

We will agree in the contingent convertible securities indenture that at least one paying agent for the contingent convertible securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in an EU Member State that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the contingent convertible securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any contingent convertible additional amounts on account of any such deduction or withholding required pursuant to FATCA.

References in this prospectus to principal of (and premium, if any, on) and interest on contingent convertible securities will be deemed also to refer to any contingent convertible additional amounts which may be payable under the foregoing provisions.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

Modifications of, and amendments to, the contingent convertible securities indenture with respect to the contingent convertible securities of a series may be made by us and the trustee, without the consent of the holders of the contingent convertible securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the contingent convertible securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding contingent convertible security affected thereby:

•	change the principal amount of, or any premium or rate of interest with respect to, any contingent convertible security;

•	change our obligation, or any successor’s, to pay contingent convertible additional amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the contingent convertible securities indenture or to waive compliance with certain provisions of the contingent convertible securities indenture and any past contingent convertible event of default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent convertible securities indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the contingent convertible securities indenture relating to the waiver of any past contingent convertible event of default or covenants, except as otherwise specified.

The holders of not less than a majority in principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the contingent convertible securities indenture before the time for such compliance.

In addition, material variations in the terms and conditions of contingent convertible securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordination

Payment of the principal of (and premium, if any) and interest, if any, on a series of contingent convertible securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Contingent Convertible Events of Default

Unless the relevant prospectus supplement provides otherwise, a “contingent convertible event of default” with respect to the contingent convertible securities will result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the contingent convertible securities, if a contingent convertible event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities (and any accrued but unpaid interest) to be due and payable immediately. However, if the contingent convertible event of default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences will be rescinded.

Other than the limited remedies specified above, on the occurrence of a contingent convertible event of default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto; provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses will survive any such contingent convertible event of default and will not be subject to any subordination provisions applicable to the contingent convertible securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities in response to such contingent convertible event of default under the provisions of the contingent convertible securities indenture and provided that any payments on the contingent convertible securities of such series are subject to the subordination provisions set forth in the contingent convertible securities indenture.

Waiver of Contingent Convertible Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive any past contingent convertible event of default or default under the contingent convertible securities indenture with respect to contingent convertible securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any instalment of interest on any contingent convertible securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding contingent convertible security affected by it. Upon any such waiver, such contingent convertible event of default or default will cease to exist, and any contingent convertible event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other contingent convertible event of default or default or impair any right consequent thereon.

Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of contingent convertible securities, by their acceptance thereof, and the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the contingent convertible securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of contingent convertible securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a contingent convertible event of default has occurred and remains uncured.

•	The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee take action because of the contingent convertible event of default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the contingent convertible securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the contingent convertible securities and the contingent convertible securities indenture and, if applicable, the provisions for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no contingent convertible event of default or default, and no event that, after notice or lapse of time, or both, would become a contingent convertible event of default or default, shall have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of contingent convertible securities, a holding company of us or any of our subsidiary undertakings or such holding company may assume our obligations (or those of any corporation which shall have previously assumed our obligations); provided that:

•	the successor entity expressly assumes such obligations by an amendment to the contingent convertible securities indenture, in a form satisfactory to the trustee, and we will, by an amendment to the contingent convertible securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the contingent convertible securities of such series) all of such successor entity’s obligations under the contingent convertible securities of such series and the contingent convertible securities indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the contingent convertible securities indenture and as described under the section headed “Additional Amounts,” references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the contingent convertible securities indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the contingent convertible securities indenture and as described under the section headed “Additional Amounts” (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom);

•	immediately after giving effect to such assumption of obligations, no contingent convertible event of default or default and no event which, after notice or lapse of time or both, would become a contingent convertible event of default or default with respect to contingent convertible securities of such series will have occurred and be continuing; and

•	such assumption occurs in accordance with applicable law and regulations (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA).

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the contingent convertible securities indenture with respect to the contingent convertible securities of such series with the same effect as if the successor entity had been named under the contingent convertible securities indenture.

Trustee’s Duties

If a contingent convertible event of default occurs and is continuing with respect to the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a contingent convertible event of default with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any contingent convertible event of default it knows about, unless the contingent convertible event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determines in good faith that withholding of notice is in the interest of the holders.

UK Bail-in Power

Unless otherwise specified in the relevant prospectus supplement, we expect the contingent convertible securities will be subject to the exercise of the UK bail-in power by the PRA or other relevant UK resolution authority and the terms of the debt securities to include certain consents with respect to the exercise of the UK bail-in power by the PRA or other relevant UK resolution authority. Such consents are expected to be governed by, and construed in accordance with, the laws of England and Wales.

If applicable, the relevant prospectus supplement is expected to describe related provisions and risks with respect to the UK bail-in power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Governing Law

Except as stated above, the contingent convertible securities indenture and the contingent convertible securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordination” and “UK Bail-in Power.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of the courts of the State of New York and the US federal courts located in the City of New York with respect to any action that may be brought in connection with the contingent convertible securities indenture or the contingent convertible securities of any series and have appointed HSBC North America Holdings Inc. as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares, or preference share ADSs, of a corresponding series will be summarized in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the “Articles of Association”), shareholders resolutions passed at our annual general meeting (“AGM”) relating to the directors’ authority to allot dollar preference shares, and any resolutions adopted by our board of directors or one of its authorized committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

At the 2014 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the UK Companies Act 2006, as amended (the “Companies Act 2006”), to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount. In relation to dollar preference shares, the aggregate nominal amount is US$150,000 (in the form of 15,000,000 non-cumulative preference shares of $0.01 each). This authority will expire at the conclusion of the 2015 AGM or at the close of business on June 30, 2015, whichever is earlier. We then will need to seek a new general authority to allot shares.

Pursuant to this general authority to allot, and in accordance with the powers granted to them by our Articles of Association, our board of directors or a committee authorized by it can authorize the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in our Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in US dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

The dollar preference shares of any series will initially be issued in bearer form and deposited with The Bank of New York Mellon, the depositary, against the issuance of American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by preference share ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of preference share ADSs. These preference share ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See “Description of Preference Share ADSs.”

The holder can transfer title to dollar preference shares of any series in registered form only by transfer and registration on the register for the dollar preference shares of the relevant series. Dollar preference shares of any series in registered form cannot be exchanged, in whole or in part, for dollar preference shares of the series in bearer form. The registration of transfer of dollar preference shares of any series can be made only on the register for the dollar preference shares of the series kept by the registrar at its office in the United Kingdom. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation—UK Taxation—Stamp Taxes.” Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to its particular series of shares, including:

•	the designation of the dollar preference shares of the series and number of shares offered in the form of preference share ADSs;

•	the liquidation value per share of the dollar preference shares of the series;

•	the price at which the dollar preference shares of the series will be issued;

•	the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

•	any redemption provisions; and

•	any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of the series.

Dividends

The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

The declaration and payment of dividends on each series of dollar preference shares will be subject to the sole and absolute discretion of our board of directors. Our board of directors will not, however, declare and pay dividends on each series of dollar preference shares on each dividend payment date where, in our opinion:

•	payment of the dividend would cause us not to meet applicable capital adequacy requirements of the PRA; or

•	the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required, first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of the series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of the series are paid for any future dividend period.

We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York Mellon as holder of the shares underlying the preference share ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a US dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of preference share ADSs, see “Description of Preference Share ADSs—Share Dividends and Other Distributions.”

If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of the series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in US dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of the series are not paid in full, the holders of the dollar preference shares of the series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of the series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

Subject to the UK Companies Act 1985, as amended (the “Companies Act 1985”), and the Companies Act 2006, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of the series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of the particular series. In respect of each dollar preference share redeemed, we shall pay in US dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

•	the redemption date;

•	the particular dollar preference shares to be redeemed;

•	the redemption price; and

•	the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a US dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the Notice of Redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including the Companies Act 1985, the Companies Act 2006 and US federal securities laws) and applicable regulations of the Financial Conduct Authority in its capacity as the United Kingdom Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing PRA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the PRA.

Voting Rights

The holders of the dollar preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we shall have paid in full the dividends on the dollar preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person shall have one vote and on a poll each holder of dollar preference shares present in person or by proxy shall have one vote per share.

In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights.”

Variation of Rights

The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

An extraordinary resolution requires the approval of three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF PREFERENCE SHARE ADSs

General

The following is a summary of the material provisions of the deposit agreement relating to HSBC’s preference share ADRs, or the preference share ADRs deposit agreement, between us, The Bank of New York Mellon, as the depositary, and all holders and beneficial owners from time to time of American Depositary Receipts, or ADRs, issued under that agreement. References in this section to ADSs shall refer to preference share ADSs.

This summary is subject to and qualified in its entirety by reference to the preference share ADRs deposit agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the preference share ADRs deposit agreement. Copies of the preference share ADRs deposit agreement and our Articles of Association are available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York, 10286.

American Depositary Receipts

The Bank of New York Mellon will deliver American Depositary Shares, or ADSs, evidenced by ADRs. Each ADS will represent ownership interests in one dollar preference share and the rights attributable to one dollar preference share that we will deposit with the custodian, which is currently The Bank of New York Mellon. Each ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to holders of ADSs.

As The Bank of New York Mellon will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights of a shareholder, through The Bank of New York Mellon. A preference share ADRs deposit agreement among us, The Bank of New York Mellon and you, as an ADS holder, sets out the obligations of The Bank of New York Mellon. New York law governs the preference share ADRs deposit agreement and the ADRs evidencing the ADSs.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

The Bank of New York Mellon will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

•	Cash. The Bank of New York Mellon will convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in US dollars, into US dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer US dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the preference share ADRs deposit agreement allows The Bank of New York Mellon to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, The Bank of New York Mellon will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole US dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The Bank of New York Mellon will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that The Bank of New York Mellon make this distribution and if we furnish The Bank of New York Mellon promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The Bank of New York Mellon will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If The Bank of New York Mellon does not distribute additional cash or ADSs, each ADS will also represent the new shares.

•	Rights to Purchase Additional Shares. If we offer holders of securities any rights, including rights to subscribe for additional shares, The Bank of New York Mellon may take actions necessary to make these rights available to you. We must first instruct The Bank of New York Mellon to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York Mellon determines that it is practical to sell the rights, The Bank of New York Mellon may sell the rights and allocate the net proceeds to holders’ accounts. The Bank of New York Mellon may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If The Bank of New York Mellon makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York Mellon will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay The Bank of New York Mellon the exercise price and any charges the rights require you to pay.

US securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs delivered after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

•	Other Distributions. The Bank of New York Mellon will send to you anything else we distribute on deposited securities by any means The Bank of New York Mellon thinks is equitable and practical. If, in the depositary’s opinion, it cannot make the distribution in that way, The Bank of New York Mellon may adopt another method of distribution that it considers to be equitable and practical—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary deliver ADSs?

The Bank of New York Mellon will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The Bank of New York Mellon will deliver additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to The Bank of New York Mellon of any necessary approvals of the governmental agency in the United Kingdom, if any, which is responsible for regulating currency exchange at that time. If required by The

Bank of New York Mellon, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York Mellon is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the preference share ADRs deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How do ADS holders cancel an ADS and obtain dollar preference shares?

You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of The Bank of New York Mellon. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, The Bank of New York Mellon may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York Mellon.

Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges;

•	compliance with any US or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

•	any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the preference share ADRs deposit agreement.

Redemption of ADSs

If we exercise our right to redeem the dollar preference shares of a particular series, The Bank of New York Mellon will deliver for redemption dollar preference shares that have been deposited with The Bank of New York Mellon and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent The Bank of New York Mellon receives them, it shall distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the preference share ADRs deposit agreement and shall deliver new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York Mellon may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, The Bank of New York Mellon will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How do you vote?

If you are an ADS holder on a record date fixed by The Bank of New York Mellon, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask The Bank of New York Mellon to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

If we ask for your instructions, The Bank of New York Mellon, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

•	include all information included with the meeting notice sent by us to The Bank of New York Mellon;

•	include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

•	explain how you may instruct The Bank of New York Mellon to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, The Bank of New York Mellon must receive them on or before the date specified in the instructions. The Bank of New York Mellon will try, to the extent practical, subject to applicable law and the provisions of our Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The Bank of New York Mellon will only vote, or attempt to vote, as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York Mellon to vote your dollar preference shares. In addition, The Bank of New York Mellon and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Inspection of Transfer Books

The Bank of New York Mellon will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the preference share ADRs deposit agreement or the ADSs.

Reports and Other Communications

The Bank of New York Mellon will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by The Bank of New York Mellon as the holder of the deposited securities and are generally available to our shareholders. At our written request, The Bank of New York Mellon will also send copies of reports, notices and communications to you.

Fees and Expenses

The Bank of New York Mellon, as depositary, will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are delivered or holders of ADRs, as applicable:

For:			ADS holders must pay:

•	each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	•	$5.00 or less per 100 ADSs or portion thereof

•	each cancellation of an ADS, including if the preference share ADRs deposit agreement terminates	•	$5.00 or less per 100 ADSs or portion thereof

•	transfer and registration of shares on our share register from your name to the name of The Bank of New York Mellon or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares	•	registration or transfer fees

•	distribution of securities	•	an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited

•	conversion of foreign currency to US dollars	•	expenses of The Bank of New York Mellon

•	cable, telex and facsimile transmission expenses, if expressly provided in the preference share ADRs deposit agreement	•	expenses of The Bank of New York Mellon

•	servicing of dollar preference shares of any series or other deposited securities	•	expenses of The Bank of New York Mellon

•	as necessary	•	taxes and governmental charges which The Bank of New York Mellon or the custodian has to pay on any ADS or dollar preference share underlying an ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York Mellon may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York Mellon sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the par or nominal value of any of the dollar preference shares;

•	reclassify, split or consolidate any of the dollar preference shares;

•	distribute securities on any of the dollar preference shares that are not distributed to you; or

•	recapitalize, reorganize, merge, amalgamate, consolidate, sell our assets or take any similar action,

then the cash, shares or other securities received by The Bank of New York Mellon will become new deposited securities under the preference share ADRs deposit agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The Bank of New York Mellon may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Preference Share ADRs Deposit Agreement

How may the preference share ADRs deposit agreement be amended?

We may agree with The Bank of New York Mellon to amend the preference share ADRs deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective thirty days after The Bank of New York Mellon notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How may the preference share ADRs deposit agreement be terminated?

The Bank of New York Mellon will terminate the preference share ADRs deposit agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The Bank of New York Mellon may also terminate the agreement after notifying you if The Bank of New York Mellon informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

If any ADSs remain outstanding after termination, The Bank of New York Mellon will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the preference share ADRs deposit agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

At any time after one year after termination of the preference share ADRs deposit agreement, The Bank of New York Mellon may sell any remaining deposited securities by public or private sale. After that, The Bank of New York Mellon will hold the money it received on the sale, as well as any cash it is holding under the preference share ADRs deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York Mellon’s only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York Mellon.

Any amendment or termination of the preference share ADRs deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of The Bank of New York Mellon by another depositary or the termination of the preference share ADRs deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the preference share ADRs deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

The preference share ADRs deposit agreement expressly limits our obligations and the obligations of The Bank of New York Mellon. It also limits our liability and the liability of The Bank of New York Mellon. We and The Bank of New York Mellon:

•	are only obligated to take the actions specifically set forth in the preference share ADRs deposit agreement, without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law, any provision of our Articles of Association or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the preference share ADRs deposit agreement on your behalf or on behalf of any other party unless we are indemnified to our satisfaction;

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom we believe in good faith is competent to give us that advice or information; and

•	are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

In the preference share ADRs deposit agreement, we and The Bank of New York Mellon agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before The Bank of New York Mellon will deliver or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, The Bank of New York Mellon may require:

•	payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of The Bank of New York Mellon;

•	production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

•	compliance with regulations which The Bank of New York Mellon may establish from time to time consistent with the preference share ADRs deposit agreement, including presentation of transfer documents.

The Bank of New York Mellon may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of The Bank of New York Mellon are closed or at any time if The Bank of New York Mellon or we think it advisable to do so.

Pre-Release of ADSs

In certain circumstances, subject to the provisions of the preference share ADRs deposit agreement, The Bank of New York Mellon may deliver ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The Bank of New York Mellon may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to The Bank of New York Mellon. The Bank of New York Mellon may receive ADSs instead of the dollar preference shares to close out a pre-release. The Bank of New York Mellon may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York Mellon in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

•	the pre-release must be fully collateralized with cash or collateral The Bank of New York Mellon considers appropriate; and

•	The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York Mellon considers appropriate. In addition, The Bank of New York Mellon will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The preference share ADRs deposit agreement is governed by the law of the State of New York, without regard to conflicts of law principles.

DESCRIPTION OF ORDINARY SHARES

HSBC Holdings’ ordinary shares of nominal value $0.50 each (the “shares”) will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities).

The following is a summary of the material terms of the shares, as set out in the Articles of Association and relevant provisions of the Companies Act 2006. Holders of the shares (the “shareholders”) are encouraged to read the Articles of Association and shareholders’ resolutions passed at HSBC Holdings’ AGM relating to the authority of our board of directors (the “board”) to allot shares. A copy of the Articles of Association has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

At the 2014 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the Companies Act 2006 to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount.

Subject to certain specified limitations described below, the board was given the authority to allot shares (a) up to an aggregate nominal amount of $1,886,422,044, including for the allotment of shares and rights to subscribe for, or to convert any security into, shares pursuant to the terms of any share plan for employees of HSBC, (b) up to an aggregate nominal amount of $3,144,036,740 in connection with (i) an offer or invitation to (x) shareholders, in proportion to the respective number of shares held by them, and (y) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (ii) any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association, (c) comprising equity securities (as defined in section 560 of the Companies Act 2006) up to an aggregate nominal amount of $6,288,073,480 in connection with a rights issue to (i) shareholders, in proportion to the respective number of shares held by them, and (ii) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (d) up to an aggregate nominal amount of £150,000 (in the form of 15,000,000 non-cumulative preference shares of £0.01 each), €150,000 (in the form of 15,000,000 non-cumulative preference shares of €0.01 each) and US$150,000 (in the form of 15,000,000 non-cumulative preference shares of US$0.01 each). However, (i) no more than $3,144,036,740 can be allotted or granted under clauses (a) and (b) on a combined basis, (ii) no more than $6,288,073,480 can be allotted under clauses (a), (b) and (c) on a combined basis and (iii) otherwise than pursuant to an allotment or grant pursuant to clauses (b), (c) and (d) or an allotment or grant pursuant to the terms of any share plan for employees of HSBC, the nominal amount of shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted by the board wholly for cash cannot in aggregate exceed $471,605,511.

In addition, the board was given the authority to allot shares up to an aggregate nominal amount of $2,250,000,000 in relation to any issue by HSBC Holdings of contingent convertible securities that automatically convert into or are exchanged for shares in prescribed circumstances. See “Description of Contingent Convertible Securities.”

These authorities will expire at the earlier of the conclusion of the 2015 AGM or at the close of business on June 30, 2015, following which we will need to seek a new general authority to allot shares.

HSBC Holdings maintains a principal share register in London and overseas branch share registers in Bermuda and Hong Kong.

Voting

Unless otherwise required by the Companies Act 2006 or the Articles of Association, the shareholders vote by ordinary resolution (such as for the election of directors, the declaration of a dividend, the appointment of auditors or the grant of authority to allot shares) at general meetings.

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, HSBC Holdings may, pursuant to the Uncertificated Securities Regulations 2001 (as amended) (the “Regulations”), specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members of HSBC Holdings kept pursuant to the Companies Act 2006 (the “Principal Register”) or a register of members resident in Hong Kong (the “Hong Kong Branch Register”) or a register of members resident in any such other countries or territories that the board may from time to time, in its sole discretion, determine (together with the Hong Kong Branch Register, the “Overseas Branch Registers”) in order to have the right to attend or vote at the meeting.

Subject to the restrictions referred to under “Restrictions on Voting” and any special voting rights or restrictions attached to any class of shares, ordinary resolutions will be decided on a show of hands by a simple majority of shareholders present and voting at the meeting where each shareholder has one vote, regardless of the number of shares held, unless a poll is demanded. On a poll, every holder who is present in person or by proxy and entitled to vote will have one vote for each share held. Holders of record of shares may appoint a proxy to attend and vote on their behalf.

The chairman of the meeting has the casting vote in the event of a tie in either a show of hands or poll vote, in addition to any other vote he may have.

HSBC Holdings will send out written notice at least 21 days before an annual general meeting or a general meeting convened to consider a special resolution, and at least 14 days before all other general meetings. For general meetings to be valid, at least three shareholders entitled to vote must be present in person or by proxy.

For the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a general meeting, the board may make from time to time such arrangements as the board, in its absolute discretion, considers to be appropriate. In any such case, the board will direct that the meeting be held at a specified place, where the chairman of the meeting will preside, and make arrangements for simultaneous attendance and participation by shareholders and proxies at other locations. The chairman of a general meeting has express authority to interrupt or adjourn the meeting if, in his opinion, it has become necessary to do so in order to secure the proper conduct of the meeting. Annual general meetings are to be held at such time and in such place as the board may determine.

A corporate shareholder may appoint a representative to attend and vote at a general meeting on its behalf.

Disclosure of Interests in Shares

The Disclosure and Transparency Rules of the UK Financial Conduct Authority require any person to notify HSBC Holdings and the UK Financial Conduct Authority if the voting rights held by such person through its direct or indirect holding of shares or certain financial instruments reach, exceed or fall below 3% and each 1% threshold thereafter up to 100%. For the purposes of determining whether a person has such a notification obligation, certain voting rights in HSBC Holdings may be disregarded under the Disclosure and Transparency Rules,

Section 793 of the Companies Act 2006 gives HSBC Holdings the power to require persons whom it believes to be, or to have been within the previous three years, interested in its voting shares to disclose prescribed particulars of those interests. Under Section 794 of the Companies Act 2006, and Article 85 of the

Articles of Association, failure to supply the information required may lead to disenfranchisement of the relevant shares and, where those shares represent at least 0.25% of the shares in issue, a prohibition on their transfer and receipt of dividends and other payments in respect of those shares.

A similar power is given to HSBC Holdings by the Securities (Disclosure of Interests) Ordinance, which applies to companies listed on the Stock Exchange of Hong Kong (“SEHK”).

Restrictions on Voting

Any shareholder (or any other person appearing to be interested in the shares) who has been served with a notice under section 793 of the Companies Act 2006, as described above, and has not given HSBC Holdings any information required by the notice within 14 days from receiving the notice, will not be entitled to be present or to vote either personally or by proxy at a general meeting, unless the directors determine that this restriction should not apply.

A shareholder can vote (whether in person or by proxy) and exercise other rights or privileges as a shareholder only if he has paid all calls or other amounts presently due.

Dividends and Other Distributions

HSBC Holdings may declare dividends by ordinary resolution, but it may not pay dividends in excess of the amount recommended by its board. Except as otherwise provided by the terms of issue or special rights of any shares, dividends are declared and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividends are paid. The board may declare and pay interim dividends as appears to the board to be justified by the profits available for distribution. Dividends declared but not yet paid do not bear interest. The board may deduct from any dividend declared but not yet paid to any person any amounts due from that person to HSBC Holdings on account of calls or otherwise in relation to the shares. The board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the board may determine, offer to any holder of shares the right to elect to receive shares of the same or a different currency, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution.

On any distribution by way of capitalisation, the amount to be distributed will be appropriated among the shareholders (whether or not fully paid) in proportion to their holdings of shares and such amount will be applied on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them, or in paying up in full unissued shares or debentures of HSBC Holdings of a nominal amount equal to that amount, and the shares or debentures will be allotted to those shareholders.

All dividends will be apportioned and paid proportionately to the percentage of the nominal amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it will rank for dividend as from a particular date, it will rank for dividend accordingly. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency as the board may determine. If and whenever the shares on which a dividend is declared are denominated in different currencies, the dividend will be declared in a single currency.

Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend may be forfeited and revert to HSBC Holdings. No dividends or other monies payable on or in respect of a share will bear interest against HSBC Holdings.

Liquidation

Shares rank pari passu with each other in all respects. If HSBC Holdings is wound up, after payment of all liabilities, preferred shares and the deduction of any provision made under section 719 of the Companies Act

2006 or section 187 of the Insolvency Act 1986 (which enables the liquidator to make payments to employees or former employees on the cessation or transfer of HSBC Holdings’ business), the remaining assets available for distribution to holders of the shares will be distributed among the shareholders in proportion to the number of shares that they hold. On the date of the distribution, the amount paid to any shareholder whose shares are not fully paid up will be reduced to reflect the amount owed. After receiving approval of the shareholders by an extraordinary resolution and meeting any legal requirements, the liquidator may divide the assets in kind among the shareholders in the manner that it sees fit.

Untraced Shareholders

HSBC Holdings can sell any shares of a holder (including any further shares issued in respect of those shares) if such holder has not cashed any cheque, order or warrant payable and HSBC Holdings has not received any communication in respect of the shares from the relevant shareholder (or other person entitled to the shares) for a period of 12 years during which at least three dividends were payable with respect to the shares. HSBC Holdings must advertise its intention to sell the shares in newspapers published in the United Kingdom and one newspaper circulating in the area of the address on the register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 167.3 of the Articles of Association (unless any such address shall be in Hong Kong), and in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong (in the manner specified in the Articles of Association) and inform the stock exchanges on which the shares and HSBC Holdings’ American depository shares are listed and traded.

HSBC Holdings may then sell the shares if it does not receive any response from the shareholder within three months of publishing the advertisements. After selling the shares, HSBC Holdings will owe the former shareholder (or other person previously entitled to the shares) only the sale amount, without interest.

Transfer of Shares

The shares may be transferred by an instrument in any usual form or in any other form acceptable to the board. The board may refuse, in their absolute discretion, to register a transfer, unless:

•	the ordinary shares are fully paid (provided that the board will not refuse to register a transfer if to do so would prevent dealing in the shares taking place on an open and proper basis);

•	it is duly stamped (if required);

•	it is duly presented for registration together with the share certificate and other evidence of title as the board reasonably require;

•	it is in respect of only one class of shares;

•	it is in favor of a single transferee or not more than four joint transferees; and

•	HSBC Holdings has no lien on the shares.

Moreover, a transfer of shares will not be registered if the holder has failed to provide the required particulars as described under “Disclosure of Interests in Shares.”

The transferor will remain the holder of the shares concerned until the name of the transferee is entered in the share register in respect of the transfer.

If the board refuses to register a transfer of a share, it must inform the transferee of its refusal within two months of receiving the transfer request, together with the reasons for the refusal. The board must return the refused instrument of transfer to the person depositing it, except in the case of suspected fraud.

The registration of transfers may be suspended at any time and for any periods as the board may determine.

Unless expressly provided by the Articles of Association or required by law or court order, HSBC Holdings cannot recognize any person other than the registered holder of a share as the owner of such share.

The board is required to keep the following registers of its members:

•	in the UK, the Principal Register;

•	in Hong Kong, the Hong Kong Branch Register; and

•	the Overseas Branch Registers.

Subject to applicable law, any class of shares may be held, registered, converted to, transferred or otherwise dealt with, in uncertificated form or certificated form and converted from uncertificated form to certificated form in accordance with the Regulations and the practices instituted by Euroclear UK & Ireland Limited, or such other person as may from time to time be approved by Her Majesty’s Treasury under the Regulations as operator of the relevant system.

Variation of Class Rights and Alteration of Share Capital

Subject to the provisions of the Companies Act 2006, the consent in writing of the holders of at least three-quarters in nominal value of the issued shares in a class, or the sanction by the shareholders of that class of a special resolution passed at a separate general meeting, is required to vary or abrogate the rights of the class, unless otherwise provided by the terms of issue of the shares of that class. Two persons holding or representing by proxy at least one-third of the nominal amount of the shares of the relevant class must be present for the separate general meeting to be valid (except at an adjourned meeting, at which the quorum will be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll. The issuance of new shares ranking in priority to, or pari passu with, an existing class of shares is not considered to be a “variation” in the rights of already existing shares, unless the existing shares provide so expressly.

HSBC Holdings may also vary or abrogate rights attached to the shares by a special resolution without the separate consent or sanction of the holders of any class of shares so long as the rights attached to all the shares are varied or abrogated in the same manner and to the same extent.

HSBC Holdings may issue shares with rights or restrictions as it sees fit, including redeemable shares, so long as it does so in accordance with the Companies Act 2006 and the Articles of Association and without reducing any rights attached to any existing shares.

As a matter of English law, HSBC Holdings may:

•	by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person; and

•	by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Pre-emptive Rights

As HSBC Holdings is a company incorporated in the United Kingdom, in general, its shareholders have automatic pre-emptive rights pursuant to section 561 of the Companies Act 2006. However, these pre-emptive rights can be overridden by a special resolution of shareholders.

Lien on Shares

HSBC Holdings has a lien on shares which are not fully paid (to the extent permitted by the Companies Act 2006). The board may waive the lien in whole or in part, or temporarily, and may sell shares subject to a lien as it sees fit. On the terms set out in the Articles of Association, the board is entitled to sell a share subject to the lien only after giving 14 days’ notice of its intent to sell in default. The proceeds of sale will first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Calls

From time to time the board may make calls on the shareholders for any amounts unpaid on the shares. These calls must be made with 14 days’ notice specifying the time, place and manner of payment, which may include payment in installments. The person on whom a call is made remains liable for the call despite any subsequent transfer of the shares on which the call was made. The joint holders of a share are jointly and severally liable for the payment of all calls.

Shareholders who have not paid all calls (and any accrued interest) due are not entitled to receive a dividend or vote at shareholders’ meetings either in person or by proxy (except as proxy for another member), are not counted as present and may not form part of a quorum.

Forfeiture of Shares

If any shareholder does not pay any part of any call on or before the payment date, the board may send the shareholder a notice of the amount unpaid (including interest and other costs and expenses incurred by HSBC Holdings) and if the shareholder does not pay the amount owed on a date not less than 14 days after receiving the notice, the board, by resolution, may forfeit the relevant share at any time before full payment is made. The forfeited share and any dividends declared or other monies payable in respect of the forfeited share will then become the property of HSBC Holdings. A shareholder whose shares have been forfeited will cease to be a shareholder in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to HSBC Holdings all monies which at the date of forfeiture were presently payable together with interest without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Purchase of Shares

HSBC Holdings can purchase any of its own shares of any class, including any redeemable shares, in any manner that it deems fit, subject to the provisions of the Companies Act 2006, the Hong Kong Code on Share Repurchases, the Exchange Act, the listing rules of the UKLA, the SEHK and the New York Stock Exchange, and the Articles of Association.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

There are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the shares in the Articles of Association. However, pursuant to the City Code on Takeovers and Mergers, subject to certain exemptions a mandatory offer must be made for our shares where a bidder together with any concert parties acquires an interest in shares carrying 30% or more of the voting rights carried by our shares; or if a bidder, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights carried by our shares increases the percentage of shares carrying voting rights in which they are interested. Such mandatory offer must be made in cash (or be accompanied by a cash alternative) and be at a level of no less than the highest price paid by the bidder or any concert party for any interest in shares of the relevant class during the 12 months prior to the announcement of the offer. In addition, the Companies Act 2006 provides a bidder with a right to squeeze out minority shareholders (section 979 of the Companies Act 2006) and minority shareholders with a right to be bought out (section 983 of the Companies Act 2006), in each case where such bidder has acquired, or has unconditionally contracted to acquire, both 90% in value of our shares and 90% of the voting rights carried by the shares.

TAXATION

This section discusses (i) material US federal income tax consequences of the ownership of the dollar preference shares, preference share ADSs and debt securities by certain beneficial holders thereof, and (ii) material UK tax consequences of the ownership of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities and debt securities by certain beneficial holders thereof. This section does not discuss material US federal income tax consequences of owning contingent convertible securities and ordinary shares. Material US federal income tax consequences of owning contingent convertible securities and ordinary shares will be described in the relevant prospectus supplement.

This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the United Kingdom for UK tax purposes at any material time (an “Eligible US Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities, as applicable, and of any dividends or interest that you receive;

•	an individual resident or citizen of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

•	not also a resident of the United Kingdom for UK tax purposes.

If you hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in connection with the conduct of business or the performance of personal services in the United Kingdom or otherwise in connection with a branch, agency or permanent establishment in the United Kingdom, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold dollar preference shares, preference share ADSs, or debt securities and, in the case of the UK tax disclosure only, ordinary shares or contingent convertible securities, as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for US federal income tax purposes, persons that control (directly or indirectly) 10 percent or more of our voting stock or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and US persons whose functional currency is not the US dollar. In addition, this discussion does not address any aspects of the Medicare contribution tax on net investment income.

This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments (other than contingent convertible securities) that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular security.

The statements regarding US and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date of this prospectus. These laws and practices are subject to change without notice, possibly with retrospective effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

For purposes of the Treaty and the US Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of ADSs will be treated as owners of the underlying shares. Deposits and withdrawals of shares in exchange for ADSs will not result in the realization of gain or loss for US federal income tax purposes.

UK Taxation

Taxation of Debt Securities and Contingent Convertible Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities or contingent convertible securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security or a contingent convertible security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities or contingent convertible securities are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange, the London Stock Exchange and the Irish Stock Exchange are currently recognized for these purposes. Debt securities and contingent convertible securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. Debt securities and contingent convertible securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Debt securities and contingent convertible securities will be treated as listed on the Irish Stock Exchange if they are (i) included in the Official List of the Irish Stock Exchange and (ii) admitted to trading on the Global Exchange Market of the Irish Stock Exchange.

In other cases (save as may be described in the relevant prospectus supplement), interest would be paid after deduction of UK income tax at the rate of 20 percent, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on a debt security or a contingent convertible security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Provision of Information

HMRC has powers to obtain information relating to securities in certain circumstances. This may include details of the beneficial owners of the securities (or the persons for whom the securities are held), details of the persons to whom payments derived from the securities are or may be paid, and information and documents in connection with transactions relating to the securities. Information may be required to be provided by, amongst others, the holders of the securities, persons by or through whom payments derived from the securities are made or who receive such payments (or who would be entitled to receive such payments if they were made), persons who effect or are a party to transactions relating to the securities on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security or a contingent convertible security.

Taxation of Ordinary Shares, Dollar Preference Shares and Preference Share ADSs

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on ordinary shares, dollar preference shares and preference share ADSs representing them.

Payments of dividends on ordinary shares, dollar preference shares and preference share ADSs will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on any capital gain realized on the disposal (including redemption) of an ordinary share, dollar preference share or preference share ADS.

Stamp Taxes

Debt Securities and Contingent Convertible Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities and contingent convertible securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of debt securities or contingent convertible securities will summarize the applicable UK stamp duty and stamp duty reserve tax treatment.

Ordinary Shares, Dollar Preference Shares and Preference Share ADSs. UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of transfers of, or agreements to transfer, the ordinary shares or the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire ordinary shares or dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

No UK stamp duty or stamp duty reserve tax will be payable on the issue of ordinary shares or dollar preference shares.

In practice, no UK stamp duty should be payable on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer or written agreement to transfer are executed and remain at all times outside the United Kingdom. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

Inheritance Tax

An ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security except in certain cases where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

EU Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income (the “ Savings Directive”), each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg will (unless during such period they elect otherwise) instead operate a withholding system in relation to such payments. Under such a withholding system, the beneficial owner of the interest payment must be allowed to elect that certain provision of information procedures should be applied instead of withholding. The rate of withholding is 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income. The Luxembourg government has announced that Luxembourg will elect out of the withholding system in favor of automatic exchange of information with effect from 1 January 2015.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures to the Savings Directive.

On 24 March 2014 the Council of the European Union adopted a Directive amending the Savings Directive (the “Amending Directive”) which, when implemented, will broaden the scope of the rules described above. The Member States will have until 1 January 2016 to adopt national legislation necessary to comply with the Amending Directive. The changes made under the Amending Directive include extending the scope of the

Directive to payments made to, or secured for, certain other entities and legal arrangements (including trusts and partnerships), where certain conditions are satisfied. They also broaden the definition of “interest payment” to cover income that is equivalent to interest. Investors who are in any doubt as to their position should consult their professional advisers.

US Taxation

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

US Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for US federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of US federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for US federal income tax purposes. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of interest on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting).

In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars at that time.

If you use the accrual method of accounting, you generally must translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Purchase, Sale, or Retirement

Your basis in a senior debt security or dated subordinated debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and reduced by any amortized premium and any payments other than qualified stated interest (as described below). In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not in itself result in taxable gain or loss for an Eligible US Holder.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realized generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

If you are an accrual basis taxpayer the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. Eligible US Holders of such debt securities should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for US federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The stated redemption price at maturity of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to Eligible US Holders of any such debt securities in the relevant prospectus supplement.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.)

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)	translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in US dollars. Also, exchange gain or loss will be recognized when the original issue discount is paid or when you dispose of the discount security as accrued original issue discount is treated as accrued interest for purposes of determining an Eligible US Holder’s exchange gain or loss. See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisors with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Taxation of Dollar Preference Shares, Preference Share ADSs and Undated Subordinated Debt Securities

US Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. The discussion of US federal income tax consequences in this section assumes that the undated subordinated debt securities will be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Dividend

If we pay dividends (including interest on undated subordinated securities for this purpose), you must include those dividends in your income when you receive them without regard to your method of tax accounting. The dividends are expected to be treated as foreign source income. If you receive dividend payments denominated in foreign currency, you should determine the amount of your dividend income by converting the foreign currency into US dollars at the exchange rate in effect on the date of your (or the depositary’s, in the case of preference share ADSs) receipt of the dividend.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends (including interest on undated subordinated securities treated as equity; see “—US Tax Characterization of Undated Subordinated Securities”) received by a non-corporate Eligible US Holder will be subject to US taxation at preferential rates if the dividends are “qualified dividends.” The dividends generally will be qualified dividends if we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for US federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2013 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate in light of your particular situation and regarding the computation of your foreign tax credit, if any, with respect to any qualified dividend income you receive.

Sale, Exchange or Retirement

You will generally recognize capital gain or loss on a sale, exchange or redemption (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realized (excluding any amounts treated as dividends for US federal income tax purposes) and your tax basis in the instrument. You should consult your own tax adviser as to the US federal income tax consequences of a redemption of any redeemable shares (including dollar preference shares) or preference share ADSs. If you acquired a dollar preference share, preference share ADS or undated subordinated debt security as part of a unit comprising more than one share, preference share ADS or undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, preference share ADSs or undated subordinated debt securities for more than one year at the time of disposition. The net amount of long-term capital gain realized by an individual holder generally is subject to taxation at reduced rates. A holder’s ability to offset capital losses against ordinary income is limited.

US Information Reporting and Backup Withholding

Dividends, interest and proceeds from the sale or other disposition of dollar preferred shares, preference share ADSs or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is a corporation, other exempt recipient or a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup-withholding rule by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

Foreign Account Tax Compliance Act

As a result of FATCA and related intergovernmental agreements, holders of dollar preference shares, preference share ADSs and debt securities may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. It is also possible that payments on the dollar preference shares, preference share ADSs, and debt securities may be subject to a withholding tax of 30% beginning on January 1, 2017 as a result of FATCA, unless we enter into an agreement with the Internal Revenue Service (“IRS”) (or are subject to an intergovernmental agreement) pursuant to which we would be required to satisfy certain due diligence and reporting requirements with respect to our US account holders. We will not pay additional amounts (as such term is used under “Debt Securities—Additional Amounts”) on account of any withholding tax imposed by FATCA.

The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the “US—UK IGA”). Pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA, we may be required to comply with certain reporting requirements. Holders of securities therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for HMRC, and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA. With respect to securities that are treated as debt for US federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final US Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register.

FATCA is particularly complex. Each prospective holder of securities should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each holder in its particular circumstance.

UNDERWRITING (CONFLICTS OF INTEREST)

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter, dealer or agent in connection with an offering of securities has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:

(a)	if the final terms in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”) following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter, dealer or agent for any such offer; or

(d)	at any time in other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require the Issuer or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities represents and agrees that:

(a) in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Conflicts of Interest

HSBC Securities (USA) Inc., an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by HSBC Securities (USA) Inc., each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of HSBC Holdings plc will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In addition, HSBC Securities (USA) Inc. may use this prospectus in connection with offers and sales related to market-making activities. HSBC Securities (USA) Inc. may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

In compliance with FINRA guidelines the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to this prospectus and any applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Market-Making Resales

This prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Holdings plc may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

HSBC Holdings plc does not expect to receive any proceeds from market-making transactions. HSBC Holdings plc does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Holdings plc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSBC Securities (USA) Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSBC Securities (USA) Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and our English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as at December 31, 2013 and December 31, 2012 and for each of the three years ended December 31, 2013, 2012 and 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 appearing in our Annual Report on Form 20-F for the year ended December 31, 2013 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HSBC HOLDINGS PLC

$1,500,000,000 5.625% Perpetual Subordinated Contingent Convertible Securities (Callable January 2020 and Every Five Years Thereafter)

$2,250,000,000 6.375% Perpetual Subordinated Contingent Convertible Securities (Callable September 2024 and Every Five Years Thereafter)

Prospectus Supplement

Sole Structuring Adviser and Book-Running Manager

HSBC

Prospectus Supplement dated September 10, 2014.